SCHEDULE 3.1(s)

FEES

In consideration for the services rendered and/or to be rendered by BC and/or SKB, upon the initial closing and each subsequent closing of the sale of Debentures, SKB shall receive the following:

1. The right to receive shares of Common Stock equal to 12% of the number of shares into which the Debentures sold at such closing are then convertible at the conversion price thereof (which shall include the same right to registration/price protection/full ratchet anti-dilution, and other protective terms as are provided the Debentures) at a purchase price of 1/10th of one cent per share of Common Stock, which shall be issued to BC (or its designee) at such closing, and which right to purchase shall be exercisable for a period of two years from the initial closing.

2. Upon the exercise of any warrants issued in connection with the Debentures, 5% of the warrant exercise price of al warrants exercised, in cash. All BC shares shall have piggy-back registration rights in all subsequent registrations of the Company until registration for resale shall no longer be required. All cash payments hereunder shall be made at Closing by wire transfer to BC (or its designee) within 15 days of the date upon which such amount becomes due.

To illustrate, each $4,000,000 of Debentures sold, BC, or its designee shall have the right to:

(a) purchase 27,428,571 shares of the Company’s Common Stock ($4,000,000/$0.0175) amultiplied by 0.12 - at an aggregate cost of $27,429 ($0.001 per share); and

(b) receive a cash fee, upon exercise of all of the warrants issued in connection with the sale of $4,000,000 Debentures, $142,857.

2. Upon the initial closing, SKB and RS shall each receive the folowing:

(a) economy class round trip plane tickets for SKB and RS to fly to and from New York, USA and Abuja, Nigeria; and

(b)  prepaid 4-day hotel accommodations at the Hilton Hotel in Abuja, Nigeria

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this "Agreement") is dated as of April 4, 2007 among Xechem International, Inc., a Delaware corporation (the "Company"), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a "Purchaser" and collectively the "Purchasers").

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Debentures (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

"Action" shall have the meaning ascribed to such term in Section 3.1(j).

"Advisory Agreement" means the Agreement dated February 6, 2007 between the Company and Shekhar K. Basu; and "Term Sheet" means Exhibit A thereto.

"Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

"Business Day" means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

"Closing" means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

"Closing Date" means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers' obligations to pay the Subscription Amount and (ii) the Company's obligations to deliver the Securities have been satisfied or waived. The "Initial Closing Date" shall be the date on which the initial issuance of securities is made pursuant to this form of Agreement, and each subsequent closing date of issuance of securities pursuant to this form of Agreement shall be a "Subsequent Closing Date."

"Commission" means the Securities and Exchange Commission.

"Common Stock" means the common stock of the Company, par value $0.00001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

"Common Stock Equivalents" means any securities of the Company or the Subsidiary which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

"Common Stock Transaction" shall have the meaning ascribed to such term in Section 4.13(a).

"Company Counsel" means such counsel selected by Company from time to time to represent it with respect to the subject matter hereof.

"Conversion Price" shall have the meaning ascribed to such term in the Debentures.

"Debentures" means, the 8% Secured Convertible Debentures due April 4, 2009, issued by the Company to the Purchasers hereunder, in the form of Exhibit A attached hereto.

"Disclosure Schedules" shall have the meaning ascribed to such term in Section 3.1.

"Effective Date" means the date that the initial Registration Statement filed by the Company pursuant to the Registration Rights Agreement is first declared effective by the Commission.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Exempt Issuance" means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any existing stock or option plan (including all of the securities referenced in the Disclosure Schedules to this Agreement as issued or issuable) or any subsequently adopted stock option or stock plan duly adopted for such purpose by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of such securities (c) securities issuable to Ramesh C. Pandey, Ph.D. pursuant to his evergreen right to receive nominally priced options equal to 20% (inclusive of the securities issuable to him from such options) of the issued and outstanding capital stock of the Company from time to time (d) securities issued or issuable as enumerated in Section 3.1(g) hereof or the referenced Disclosure Schedule, and (e) securities issued pursuant to acquisitions or transactions approved by a majority of the disinterested directors of the Company, but shall not include a transaction in which the Company is issuing

securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

"GAAP" shall have the meaning ascribed to such term in Section 3.1(h).

"Indebtedness" shall have the meaning ascribed to such term in Section 3.1(aa).

"Intellectual Property Rights" shall have the meaning ascribed to such term in Section 3.1(o).

"Legend Removal Date" shall have the meaning ascribed to such term in Section 4.1(c).

"Liens" means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

"Material Adverse Effect" shall have the meaning assigned to such term in Section 3.1(b).

"Material Permits" shall have the meaning ascribed to such term in Section 3.1(m).

"Maximum Rate" shall have the meaning ascribed to such term in Section 5.17.

"Participation Maximum" shall have the meaning ascribed to such term in Section 4.13(a).

"Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

"Pre-Notice" shall have the meaning ascribed to such term in Section 4.13(b).

"Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

"Purchaser Party" shall have the meaning ascribed to such term in Section 4.11.

"Registration Rights Agreement" means the Registration Rights Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit B attached hereto.

"Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by each Purchaser as provided for in the Registration Rights Agreement.

"Required Approvals" shall have the meaning ascribed to such term in Section 3.1(e).

"Required Minimum" means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise or conversion in full of all Warrants and Debentures (including Underlying Shares issuable as payment of interest), ignoring any conversion or exercise limits set forth therein, and assuming that the Conversion Price is at

all times on and after the date of determination 70% of the then Conversion Price on the Trading Day immediately prior to the date of determination.

"Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

"SEC Reports" shall have the meaning ascribed to such term in Section 3.1(h).

"Securities" means the Debentures, the Warrants, the Warrant Shares and the Underlying Shares.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated hereunder.

"Short Sales" means all "short sales" as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

"Subscription Amount" means, as to each Purchaser, the aggregate amount to be paid for Debentures and Warrants purchased hereunder as specified below such Purchaser's name on the signature page of this Agreement and next to the heading "Subscription Amount", in United States dollars and in immediately available funds.

"Subsequent Financing" shall have the meaning ascribed to such term in Section 4.13(a).

"Subsequent Financing Notice" shall have the meaning ascribed to such term in Section 4.13(b).

"Subsidiary" means Xechem Pharmaceuticals Nigeria, Limited ("Xechem Nigeria") and Xechem, Inc.

"Trading Day" means a day on which the Common Stock is traded on a Trading Market.

"Trading Market" means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

"Transaction Documents" means this Agreement, the Debentures, the Warrants, the Registration Rights Agreement, the Lock-Up Agreements, the legal opinion of Company Counsel, the legal opinion of counsel for Ramesh C. Pandey, Ph.D., the Pledge Agreements, the Intercreditor Agreement, all exhibits and schedules hereto and thereto, the Advisory Agreement to the extent consistent herewith, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

"Transfer Agent" means Continental Stock and Transfer Company, with a mailing address of 2 Broadway, 19th Floor, New York, NY 10004, and a facsimile number of 212-509-5150, and any successor transfer agent of the Company.

"Underlying Shares" means the shares of Common Stock issued and issuable upon conversion or redemption of the Debentures and upon exercise of the Warrants and issued and issuable in lieu of the cash payment of interest on the Debentures in accordance with the terms of the Debentures.

"Variable Rate Transaction" shall have the meaning ascribed to such term in Section 4.14(b).

"VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. New York City time to 4:02 p.m. New York City time); (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchaser and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

"Warrants" means collectively the Common Stock purchase warrants delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof, which Warrants shall be exercisable immediately, in the form of Exhibits C-1 and C-2 attached hereto.

"Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II
PURCHASE AND SALE

2.1 Closing. On the Initial Closing Date as to each Purchaser executing this Agreement on or before such date and on each Subsequent Closing Date as to each Purchaser executing this Agreement as of a date following the last Closing pursuant to this Agreement, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and each Purchaser, severally and not jointly, agrees to purchase the principal amount of the Debentures set nearby the signature of the Purchaser on the signature page hereof. Each Purchaser shall deliver to the Company, via wire transfer or a certified check, immediately available funds equal to its Subscription Amount and the Company shall deliver to each Purchaser its respective Debenture and Warrants, as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at such location as the parties shall mutually agree. No Closing shall occur unless a minimum of $4,000,000 of Debentures are issued, absent written consent of the Company to accept a lesser amount of Debentures.

2.2 Deliveries.

(a) On each Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) a legal opinion of Company Counsel, in the form of Exhibit D attached hereto; and a legal opinion of counsel for Ramesh C. Pandey, Ph.D. or the Company in form and substance to be agreed among the Company, Ramesh C. Pandey, Ph.D., and Shekhar K. Basu;

(iii) a Debenture with a principal amount equal to such Purchaser's Subscription Amount, registered in the name of such Purchaser, in the form of Exhibit A attached hereto;

(iv) (A) a non-callable Warrant (expiring on the second anniversary of the Initial Closing Date) registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 37.5% of such Purchaser's Subscription Amount divided by the Conversion Price, with an exercise price equal to $0.0225 per share, subject to adjustment therein; and (B) a callable Warrant (expiring on the third anniversary of the Initial Closing Date) registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to the other 37.5% of such Purchaser's Subscription Amount divided by the Conversion Price, with an exercise price equal to $0.0225 per share, subject to adjustment therein, in the form of Exhibits C-1 and C-2 attached hereto;

(v) Lock-Up Agreement from (A) each officer and director of the Company and (B) from Marjorie Chassman, agreeing on behalf of herself and her spouse to not sell more than 25,000,000 shares per month; both for a restrictive period of the later of 180 days from the Initial Closing Date or the 30th Trading Day after the Effective Date, in the form of Exhibits E-1 and E-2 attached hereto;

(vi) the Registration Rights Agreement duly executed by the Company, in the form of Exhibit B attached hereto;

(vii) the Intercreditor Agreement duly executed by the Purchasers, the Company and Ramesh C. Pandey, Ph.D., in the form of Exhibit G attached hereto;

(viii) the Pledge Agreement executed by Ramesh C. Pandey, Ph.D. over his equity interests in PRC Holdings, L.L.C., PCR Holding Company, Inc., and Vineyard Productions, LLC (a New Jersey limited liability company which owns the property located at 100 Jersey Avenue, New Brunswick, New Jersey), in the form of Exhibit F-1 attached hereto; and a Pledge Agreement covering the 8% Convertible Promissory Notes due May 31, 2008 referred to in item (ix) below, in form and substance acceptable to Shekhar K. Basu;

(ix) the 8% Convertible Promissory Notes due May 31, 2008 issued by the Company to Marjorie Chassman, for $30,000 issued April 5, 2006 with conversion price at $0.005, $200,000 issued June 5, 2006 with conversion price at $0.01, and

$1,025,000 issued June 20, 2006 with conversion price at $0.015, respectively, as collateral under a Pledge Agreement to be executed by Marjorie Chassman in favor of the Purchasers in form and substance acceptable to Shekhar K. Basu. By signing this Securities Purchase Agreement, the Purchasers hereby agree to consign said notes to Shekhar K. Basu who shall hold such notes by himself or through another in behalf of the Purchasers;

(x) the form of Marjorie Chassman Pledge Agreement by and among Marjorie Chassman and Xechem International, Inc. and providing that the agreement also runs for the benefit of the investors attached on Exhibit A thereto (purchasing the securities subject to this Agreement) and,

(xi) a budget for use of proceeds from the sale of the Debentures hereunder as agreed by the Company and the representative of the Debenture purchasers, Shekhar K. Basu, which shall be the form of the Use of Proceeds under Schedule 4.9 hereof, absent agreement upon a different budget, subject to the limitation that no greater than $1,500,000 of Debenture sales proceeds may be applied to the payment of past due bills, past due salaries, and past due indebtedness, until the first to occur of any of the following events (collectively, the "Release Conditions" and individually, a "Release Condition": (A) initial closing of a UPS Bank loan for more than $9,000,000 to be secured by an Ex-Im Bank guarantee, for which a commitment has been received by the Company as of this date; (B) initial closing of the Nexim Bank loan for 325 million Naira (approximately $2,700,000) presently proposed for the Company; or (C) closing of an equity financing by or with respect to the Company's subsidiary, Xechem Pharmaceuticals Nigeria, Ltd. ("Xechem Nigeria"), of not less than $3,000,000.

(b) On or before each Closing Date applicable to each Purchaser hereunder, such Purchaser shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by such Purchaser;

(ii) such Purchaser's Subscription Amount by wire transfer to the account as specified in writing by the Company; and

(iii) the Registration Rights Agreement duly executed by such Purchaser.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchasers contained herein;

(ii) all obligations, covenants and agreements of the Purchasers required to be performed at or prior to the Closing Date shall have been performed;

(iii) receipt of cash proceeds from Purchasers of not less than $4,000,000 with respect to the Initial Closing Date; and

(iv) the delivery by the Purchasers of the items set forth in Section 2.2(b) of this Agreement.

(b) The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein;

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv) Intentionally omitted;

(v) there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(vi) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company's principal Trading Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Purchaser, makes it impracticable or inadvisable to purchase the Debentures at the Closing.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth under the corresponding Section of the disclosure schedules delivered to the Purchasers concurrently herewith (the "Disclosure Schedules"), which Disclosure Schedules shall be deemed a part hereof and to qualify any representation or warranty otherwise made herein to the extent of such disclosure, the Company hereby makes the following representations and warranties to each Purchaser. For clarity all references to the Subsidiary shall mean Xechem Nigeria, its business, and its direct and indirect subsidiaries. In addition, any public disclosure by the Company in its public filings with the Securities and Exchange Commission, to the extent such public disclosure sets forth any obligations, liabilities or contingent liabilities, not specifically enumerated herein, those obligations shall be deemed incorporated by reference herein and made a part hereof as if fully rewritten, to add to the exceptions to the representations and warranties set forth below.

(a) Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital

stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. In addition to disclosures contained in Section 3.1(g) hereof, the Company is contemplating a possible transaction which would result in the raising of capital by Xechem Nigeria, either in Nigeria (through public or private offering) or through merger of beneficial ownership of Xechem Nigeria with a United States holding company whereby approximately 20% (which number may be increased or decreased) of beneficial ownership of Xechem Nigeria would be held by the owners of the holding company other than the Company.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiary, taken as a whole, or (iii) a material adverse effect on the Company's ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a "Material Adverse Effect") and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than in connection with the Required Approvals. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of

the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) filings required pursuant to Section 4.6, (ii) the filing with the Commission of the Registration Statement, (iii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Underlying Shares for trading thereon in the time and manner required thereby, and (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the "Required Approvals").

(f) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum on the date hereof.

(g) Capitalization. The capitalization of the Company is as set forth on Schedule 3.1(g), which schedule shall also include the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof. The Company has not issued any capital stock since its most recently filed report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company's stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company's employee stock purchase plan, the issuance of Common Stock pursuant to the conversion of convertible debt instruments originally issued prior to the date of this Agreement. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents except for the right of Ramesh C. Pandey, Ph.D. to receive 20% fully diluted of all shares issued as a result of the Transaction Documents (after giving effect to the shares issuable to him as a result thereof). Except as a result of the purchase and sale of the Securities or as noted above, there are no

outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers and Ramesh C. Pandey, Ph.D. as noted above) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities. However, it should be noted that there is currently a board resolution outstanding that limits the issuance of Common Stock of the Company beyond 3,500,000,000 shares of Common Stock absent shareholder consent to the issuance of a greater amount of shares. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company's capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company's stockholders, except as set forth on the Disclosure Schedules.

Notwithstanding anything to the contrary contained herein, the Company advises of the following (as previously disclosed in its public filings), which shall supersede any inconsistencies with the remainder of this Agreement: (i) John Luther, a former employee, has made a claim that he holds an equity interest in Xechem Nigeria; the Company has no evidence of any such ownership interest and has demanded proof of the same for over one year, none of which is forthcoming, but believes it may be related to a form of subscription agreement he had prepared for 5,000,000 shares of originally issued common stock naming himself and 4 other individuals as the owners thereof (and for which no consideration was ever provided by him regarding the foregoing); the other 4 individuals have disavowed ownership in the shares. The records of that subsidiary presently show all 95,000,000 shares issued and outstanding in the name of the Company; (ii) Xechem Nigeria shall have the right to issue additional shares of its capital stock, and it is expected that it shall issue up to 20,000,000 additional shares to certain persons and entities primarily in Nigeria with respect to services rendered and/or to be rendered, or purchases by such service providers or their designees; provided, that any issuance other than for services rendered and/or to be rendered will be subject to the participation right of Purchasers under Section 4.15 hereof; and (iii) Xechem India is presently owned 66-2/3% by the Company and the remainder by Ramesh C. Pandey, Ph.D. and family members.

(h) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the "SEC Reports") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities

Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The audited financial statements of the Company and its Subsidiary (including Xechem Nigeria and its direct and indirect subsidiaries) for the past two fiscal years and unaudited financial statements for the third quarter of 2006 are available for review with respect to the public filings previously made by the Company. Such financial statements comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements other than the financial statements for the Nigerian and Indian subsidiaries have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiary as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof and except for the ongoing past due indebtedness including the maturation of the obligations to Alembic, Limited and the past due obligations of the Company to most of its creditors and note holders, including as detailed in Schedule 3.1(i): (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice or borrowings of monies to fund obligations and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans (or as otherwise disclosed in prior public filings) and the option right in favor of Ramesh C. Pandey, Ph.D. Except with respect to a response to an SEC comment letter regarding an 8-K filed with respect to a change in auditor on March 21, 2007, the Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3.1(i), no event, liability or development has occurred or exists with respect to the Company or its Subsidiary or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made, with the exception of not disclosing the past due nature of certain of the borrowings of the Company other than the Alembic obligation.

(j) Litigation. Except as set forth on Schedule 3.1(i), there is no action, suit, or proceeding against or affecting the Company, its Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which (i) adversely

affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor its Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect. None of the Company's or its Subsidiary's employees is a member of a union that relates to such employee's relationship with the Company, and neither the Company nor its Subsidiary is a party to a collective bargaining agreement, and the Company and its Subsidiary believe that their relationships with their employees are good, subject to the need of the Company to obtain additional funds to pay past due payroll with respect to certain of the Company's employees and certain of its subsidiary's Nigerian employees. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or its Subsidiary to any liability with respect to any of the foregoing matters. The Company and its Subsidiary are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or where the failure relates to nonpayment of back compensation.

(l) Compliance. Except as noted in the last sentence of this section, neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect. Notwithstanding the foregoing, the Company is past due with respect to its borrowings of monies from Alembic, Limited, and those notes or other obligations set forth on Schedule 3.1(i).

(m) Regulatory Permits. The Company and the Subsidiary possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not have or reasonably be

expected to result in a Material Adverse Effect ("Material Permits"), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n) Title to Assets. The Company and the Subsidiary own no real property, and the Company and its Subsidiary have good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiary, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiary and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiary are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiary are in compliance except for back rent and settlement payments due with respect to the New Jersey facility and the Nigerian facility.

(o) Patents and Trademarks. The Company and the Subsidiary have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the "Intellectual Property Rights"). Neither the Company nor any Subsidiary has received a notice (written or otherwise) that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiary have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) Insurance. The Company and the Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiary are engaged, including, but not limited to, directors and officers insurance coverage of $1,000,000. Neither the Company nor its Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q) Transactions with Affiliates and Employees. Except as set forth in the SEC Reports or as noted below and set forth in Schedules 3.1(i) and 3.1(aa), none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company or loans made to

the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company. As of March 23, 2007, in addition to the loans set forth on Schedule 3.1(aa) the following obligations were outstanding to the Company's officers, directors and their affiliates: (i) Ramesh C. Pandey, Ph.D. is owed $134,301 with respect to expense report submittals, as well as back pay; (ii) Bhuwan Pandey is owned $12,846 with respect to expense report submittals as well as back pay; (iii) SB Corporate Consulting (an affiliate of Stephen Burg) is owed $44,629 for prior invoices; (iv) Vineyard Productions, LLC (landlord, beneficially owned 25% by Ramesh C. Pandey, Ph.D.) is owed $156,346); (v) certain directors are owed monies for expenses incurred but for which reimbursement reports have not yet been submitted, which do not exceed $100,000 in the aggregate; and (vi) Soji Adelaja is owed approximately $19,866 for out of pocket expenses incurred on behalf of the Company and its Subsidiary; the foregoing amounts are based on invoices and submittals to date and there may be additional accrued sums for which invoices or expense reimbursements have not been submitted.

(r) Sarbanes-Oxley; Internal Accounting Controls. The Company is presently in compliance with its current obligations under the Sarbanes Oxley Act.

(s) Certain Fees. Any brokerage or finder's fees or commissions that are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents, if any, are as set forth on Schedule 3.1(s) hereto. The Company has entered into the Advisory Agreement, copies of which have been made available for review to the Purchasers, the terms of which are incorporated by reference into Schedule 3.1(s) to the extent these may be deemed to constitute agreements subject to the first sentence of this Section. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(t) Private Placement. Assuming the accuracy of the Purchasers' representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(u) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

(v) Registration Rights. Other than each of the Purchasers, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(w) Listing and Maintenance Requirements. The Company's Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on

which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(x) Application of Takeover Protections. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company's issuance of the Securities and the Purchasers' ownership of the Securities.

(y) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, nonpublic information. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. The Company will file with the Commission in connection with the Transaction on or prior 8:30 AM (EST) on or before the fourth Trading Day immediately following the date hereof (a Current Report which contains, among other information, risk factors concerning the Company and financial statements required to be filed therewith). All disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(z) No Integrated Offering. Assuming the accuracy of the Purchasers' representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provision of any Trading Market on which any of the securities of the Company are listed or designated.

(aa) Solvency. Based on the financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, the Company believes that (i) the fair saleable value of the Company's assets, assuming an orderly liquidation, exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent

liabilities) as they mature; (ii) the anticipated cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets and from the funding of the minimum amount for breaking escrow pursuant to this Agreement, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt and assuming the continued forbearance of obligations from existing creditors consistent with past practice and the assumed accelerated increase in sales from Xechem Nigeria and forbearance of existing loans that will be coming due during this year). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction; however, the Company can provide no assurances as to the future actions of creditors. Schedule 3.1(aa) sets forth as of the dates thereof all outstanding secured and unsecured Indebtedness of the Company, or for which the Company has commitments. For the purposes of this Agreement, "Indebtedness" means as of the dates of the attached Schedule 3.1(aa): (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Schedules 3.1(aa) and Schedule 3.1(i) sets forth the indebtedness of the Company, certain of which is past due. In addition, the Company has borrowed an additional $480,000 on a 6-month short term loan basis, as set forth in the Form 8-K filed in March, 2007 and as set forth on Schedules 3.1(aa) and 3.1(i), and may borrow additional sums which for purposes of this Agreement may total up to $1,000,000 by March 31, 2007.

(bb) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

(cc) No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers and certain other "accredited investors" within the meaning of Rule 501 under the Securities Act.

(dd) Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which

is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(ee) Accountants. The Company's accounting firm is Bernstein & Pinchuk, LLP. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2006.

(ff) Seniority. As of the Closing Date, no Indebtedness or other claim against the Company other than the obligations owning to Alembic, Limited is senior to the Debentures in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby); notwithstanding the foregoing, the holders of past due indebtedness of the Company have a right to payment of the principal sums thereof. Such indebtedness of the Company is as set forth in Schedule 3.1(aa).

(gg) No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company, except to the extent of unpaid fees. Any fees to be paid to accountants and lawyers shall be as set forth in Schedule 4.9.

(hh) Acknowledgment Regarding Purchasers' Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers' purchase of the Securities. The Company further represents to each Purchaser that the Company's decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ii) Acknowledgment Regarding Purchasers' Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 3.2(f) and 4.16 hereof), it is understood and acknowledged by the Company (i) that none of the Purchasers have been asked to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or "derivative" securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that past or future open market or other transactions by any Purchaser, including Short Sales, and specifically including, without limitation, Short Sales or "derivative" transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company's publicly-traded securities; (iii) that any Purchaser, and counter-parties in "derivative" transactions to which any such Purchaser is a party, directly or indirectly, presently may have a "short" position in the Common Stock, and (iv) that each Purchaser shall not be deemed to have any affiliation with or control over any arm's length counter-party in any

"derivative" transaction. The Company further understands and acknowledges that (a) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Underlying Shares deliverable with respect to Securities are being determined and (b) such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(jj) Regulation M. Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the securities of the Company or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company's placement agent in connection with the placement of the Securities.

3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a) Organization; Authority. Such Purchaser, if: (i) an entity, is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder; and (ii) an individual, is duly authorized to enter into the transactions contemplated by the Transaction Documents and to otherwise carry out the individual's obligation hereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. Such Purchaser understands that the Securities are "restricted securities" and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser's right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or

any applicable state securities law. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its, his or her business.

(c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which he, she or it exercises any Warrants or converts any Debentures he, she or it will be either: (i) an "accredited investor" as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act, and in addition if the qualification is due to satisfaction of the requirements of Rule 501(a)(1)(5) of the Securities Act and the individual is a resident of the State of Illinois, then such net worth requirement is satisfied exclusive of home, home furnishings and automobiles; or (ii) a "qualified institutional buyer" as defined in Rule 144A(a) under the Securities Act. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d) Experience of Such Purchaser. Such Purchaser, either alone or together with his, her or its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. Such Purchaser has the right to seek own counsel, and further acknowledges that counsel to Shekhar K. Basu has not acted as such Purchaser's counsel, but only as counsel to Shekhar K. Basu in his capacity as consultant.

(e) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f) Short Sales and Confidentiality Prior To The Date Hereof. Other than the transaction contemplated hereunder, such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any transaction, including Short Sales, in the securities of the Company during the period commencing from the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person setting forth the material terms of the transactions contemplated hereunder until the date hereof ("Discussion Time"). Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser's assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

(b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

> NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an "accredited investor" as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the

Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

(c) Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Underlying Shares pursuant to Rule 144, or (iii) if such Underlying Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder. If all or any portion of a Debenture or Warrant is converted or exercised (as applicable) at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144(k) or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Underlying Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than seven business days following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such seventh Business Day, the "Legend Removal Date"), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section. Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchasers by crediting the account of the Purchaser's prime broker with the Depository Trust Company System.

(d) In addition to such Purchaser's other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $10 per Trading Day (increasing to $20 per Trading Day 5 Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend. Nothing herein shall limit such Purchaser's right to pursue actual damages for the Company's failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, the Company hereby unconditionally waiving any requirement for posting bond or other similar security.

(e) Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company's reliance that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities

are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.

4.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3 Furnishing of Information. As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the requirements of the exemption provided by Rule 144.

4.4 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market in a manner that would require registration of the Securities.

4.5 Conversion and Exercise Procedures. The form of Notice of Exercise included in the Warrants and the form of Notice of Conversion included in the Debentures set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants or convert the Debentures. No additional legal opinion or other information or instructions shall be required of the Purchasers to exercise their Warrants or convert their Debentures. The Company shall honor exercises of the Warrants and conversions of the Debentures and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6 Securities Laws Disclosure; Publicity. The Company shall, by 8:30 a.m. New York City time on or before the fourth Trading Day following the date hereof, issue a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby and attaching the Transaction Documents thereto. The Company and Shekhar K. Basu, on behalf of each Purchaser, shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not

unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Documents (including signature pages thereto) with the Commission, and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this subclause (ii).

4.7 Shareholder Rights Plan. For so long as any of the Debentures that were issued to Purchasers under this Agreement remain outstanding, no claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an "Acquiring Person" under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.8 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, and its Disclosure Schedules, the Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.9 Use of Proceeds. The Company shall apply the proceeds of the Debenture sales in a manner not violative of Schedule 4.9; provided, however, that the funds wired in by each Purchaser into the escrow account pursuant to the Escrow Deposit Agreement dated February 15, 2007 among the Company, Shekhar K. Basu and Signature Bank, as amended, do not constitute proceeds of the Debenture sales, and shall remain the property of the Purchasers who have deposited funds into such escrow account, unless and until the occurrence of both (i) the initial closing, and (ii) the issuance of the Debentures. The Company agrees that the funds wired in by each Purchaser into said escrow account shall only be released and disbursed as set forth in Schedule 4.9, upon the occurrence of both (i) the initial closing, and (ii) the issuance of the Debentures. Until repayment or conversion of the Debentures issued to the Purchasers hereunder, or retention by the Company of at least $4,000,000 of residual working capital, the Company shall not pay from any of the proceeds from the Debenture sales any back salaries owing to employees of the Company or its Subsidiary which date back to prior to October 1, 2006.

4.10 Reimbursement. If any Purchaser becomes involved in any capacity in any Proceeding by or against any Person who is a stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by such Purchaser to or with any other stockholder), solely as a result of such Purchaser's acquisition of the Securities under this

Agreement, the Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred; provided, however, if more than one Purchaser is the subject of such legal proceedings and a common defense can be provided for all such similarly situated Purchasers, then the Company shall only pay the cost of one set of counsel with respect to such reimbursement obligation, unless the Purchaser seeking separate counsel would otherwise qualify for the right to retain independent counsel were such matter to be an action where the Purchaser was seeking indemnification pursuant to Section 4.11 immediately below. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Purchasers who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchasers and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchasers and any such Affiliate and any such Person. The Company also agrees that neither the Purchasers nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Securities under this Agreement.

4.11 Indemnification of Purchasers. Subject to the provisions of this Section 4.11, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a "Purchaser Party") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Purchaser, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser's representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action

there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company's prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party's breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents.

4.12 Reservation and Listing of Securities.

(a) The Company shall reserve sufficient number of shares of Common Stock, and shall not issue Common Stock to the extent that such issuance impairs or can impair the Company's ability to comply with the terms of conversion of the Debentures and exercise of the Warrants. The Company shall have sufficient authorized and unissued Common Stock for the purpose of issuing stock pursuant to the terms of the Debentures and the exercise of the Warrants; provided, that if at the time of the signing of this Securities Purchase Agreement, the number of shares of its authorized and unissued Common Stock is insufficient to cover the necessary issuances under the Debentures and the Warrants, the Company shall as soon as practicable commence process to obtain stockholder consent to (i) increase the number of authorized shares of the Company accordingly, and (ii) to allow the issuance of the shares in accordance with the Debentures and the Warrants, without need of obtaining further stockholder consent for such purpose. If, at the time of the conversion of the Debentures and the exercise of the Warrants, the Company does not have sufficient authorized Common Stock to cover said transaction, the Company shall cause the Board of Directors to resolve to issue such number of participating and convertible preferred shares to the Purchaser as may be necessary, without prejudice to other remedies provided by law.

(b) The Company shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing on such Trading Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing, and (iv) maintain the listing of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market.

4.13 Participation in Future Financing.

(a) From the date hereof until the date that is the 24th month anniversary of the Initial Closing Date, upon any issuance by the Company of Common Stock, Common Stock Equivalents, or any type of debt (with equity features in the form of warrants, conversion rights, or otherwise) or equity financing, other than pursuant to any of the Exempt Issuances (a "Common Stock Transaction"), each Purchaser shall have the right to participate in up to an amount of the Common Stock Transaction (a "Subsequent Financing") equal to 100% of the Subsequent Financing (the "Participation Maximum") on the same terms, conditions and price provided for in the Subsequent Financing in accordance with the rights of the Purchaser under the Term Sheet; provided however, the rights of all the Purchasers as to any proposed Subsequent Financing may be waived in the event that the holders of 80% of the outstanding

principal amount of the Debentures elect to waive their rights to participate in that proposed Subsequent Financing.

(b) At least 15 days prior to the closing of the Subsequent Financing, the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing ("Pre-Notice"), which Pre-Notice shall ask such Purchaser if it wants to review the details of such financing (such additional notice, a "Subsequent Financing Notice"). Upon the request of a Purchaser, and only upon a request by such Purchaser, for a Subsequent Financing Notice, the Company shall promptly, but no later than 1 Trading Day after such request, deliver a Subsequent Financing Notice to such Purchaser. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment. Any Subsequent Purchaser agrees to keep the terms of the proposed Subsequent Financing confidential (subject to the right to share such information with his, her or its advisors, provided they also agree to maintain the confidentiality of the same) until the Company shall publicly announce the terms of such Subsequent Financing.

(c) Any Purchaser desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the 15th day after a Purchaser has received the Pre-Notice that the Purchaser is willing to participate in the Subsequent Financing, the amount of the Purchaser's participation, and that the Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no notice from a Purchaser as of such 10th day, such Purchaser shall be deemed to have notified the Company that it does not elect to participate.

(d) If by 5:30 p.m. (New York City time) on the 15th day after each of the Purchasers have received the Pre-Notice, notifications by the Purchasers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

(e) If by 5:30 p.m. (New York City time) on the 10th day after all of the Purchasers have received the Pre-Notice, the Company receives responses to a Subsequent Financing Notice from Purchasers seeking to purchase more than the aggregate amount of the Participation Maximum, each such Purchaser shall have the right to purchase the greater of (a) their Pro Rata Portion (as defined below) of the Participation Maximum and (b) the difference between the Participation Maximum and the aggregate amount of participation by all other Purchasers. "Pro Rata Portion" is the ratio of (x) the Subscription Amount of Securities purchased on the Closing Date by a Purchaser participating under this Section 4.13 and (y) the sum of (i) the aggregate Subscription Amounts of Securities purchased on the Closing Date by all Purchasers participating under this Section 4.13 and (ii) the aggregate cash subscription amount of all investors in the Common Stock Transaction that elect to participate in such Subsequent Financing.

(f) The Company must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of participation set forth above in this Section 4.13, if the Subsequent Financing subject to the initial Subsequent Financing Notice

is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within 60 Trading Days after the date of the initial Subsequent Financing Notice and the Company is still desirous of pursuing the proposed Subsequent Financing.

(g) Notwithstanding the foregoing, this Section 4.13 shall not apply in respect of (i) the Common Stock Transaction, (ii) an Exempt Issuance or (iii) an underwritten public offering of Common Stock.

4.14 Subsequent Equity Sales.

(a) From the date hereof until such time as no Purchaser holds any of the Securities, the Company shall be prohibited from effecting or entering into an agreement to effect any Subsequent Financing involving a Variable Rate Transaction. The term "Variable Rate Transaction" means a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price.

(b) From the date hereof until such time as no Purchaser holds any of the Securities, in the event the Company issues or sells any shares of Common Stock or Common Stock Equivalents, if a Purchaser reasonably believes that any of the terms and conditions thereunder are more favorable to such investors as the terms and conditions granted hereunder, upon notice to the Company by such Purchaser the Company shall amend the terms of this transaction as to such Purchaser only so as to give such Purchaser the benefit of such more favorable terms or conditions.

(c) Notwithstanding the foregoing, Section 4.14(a) shall not apply in respect of any transaction approved by the holders of a majority of the remaining outstanding principal amount of Debentures.

4.15 Nigerian Offering. For a period of 2 years from the Closing Date, in the event Xechem Nigeria engages in a public offering of its securities, the Company shall obtain a participation right for the original Purchasers of the Debentures, and the Purchasers shall be entitled to such right, proportionate to each Purchaser's Pro Rata Share in the Nigeria Offering at the time of the public offering, to the extent of 15% of the public offering. For purposes hereof, the "Pro Rata Share of the Nigeria Offering" for each Purchaser shall be the fraction of: (i) all shares of Common Stock issuable to the Purchaser with respect to the Units owned by the Purchaser assuming full conversion of the Debentures and full exercise of the Warrants owned by the Purchaser (and including any shares of Common Stock purchased by the Purchaser with respect to any prior conversion of the Purchaser's Debenture and/or the exercise of by the Purchaser of any of the Warrants), as the numerator; and (ii) the issued and outstanding Common Stock of all of the Purchasers of the Company on a fully diluted basis assuming the exercise of all outstanding warrants of the Purchasers, as the denominator.

4.16 Board of Directors. Upon the request of the holders of a majority of the Debentures, two designees from the holders of a majority of the Debentures shall be appointed to serve on the Board (thereby increasing the size of the Board from 3 to 5 directors); provided, however, that in the event that less than $6,000,000 of Debentures is issued, then the holders of the Debentures shall be entitled to appoint only one member to the Company's Board of Directors (thereby increasing the size of the Board from 3 to 4 directors). Absent consent of the holders of a majority of the Debentures, the Board shall not be increased beyond 5 directors for a period of one year from the Closing Date, thereafter, there shall be no limit on the size of the Board. The directors not nominated by the Debenture holders shall fill any vacancies with respect to the remaining Board seats not nominated by the Debenture holders and shall nominate the nominees set by the Company with respect to elections for the remaining Board seats not designated by the Debenture holders. The Board nominees appointed by the Debenture holders shall be persons reasonably agreeable to the remaining members of the Company's Board of Directors not nominated by the Debenture holders, and shall not include any current or former principal of Basu Capital, LP absent the waiver of this provision by the members of the Company's Board of Directors not nominated by Debenture holders. In all events, Robert Swift or his designee shall be an acceptable nominee for appointment to the Board. The Company shall cause the Board of Directors to elect Robert Swift to the Board as soon as practicable, and in no event later than 10 days from the Initial Closing Date.

4.17 Equal Treatment of Purchasers. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. Further, the Company shall not make any payment of principal or interest on the Debentures in amounts which are disproportionate to the respective principal amounts outstanding on the Debentures at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.18 Short Sales and Confidentiality After The Date Hereof. Each Purchaser severally and not jointly with the other Purchasers covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period commencing at the Discussion Time and ending at the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.6. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 4.6, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Each Purchaser understands and acknowledges, severally and not jointly with any other Purchaser, that the Commission currently takes the position that coverage of short sales of shares of the Common Stock "against the box" prior to the Effective Date of the Registration Statement with the Securities is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Notwithstanding the foregoing, no Purchaser makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.6.

Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser's assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.19 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.20 Registration Statements. Notwithstanding anything to the contrary contained in any of the Transaction Documents, unless a Purchaser provides written request to the Company to review the draft of any Registration Statement filed pursuant to the Registration Rights Agreement or correspondence to the Securities & Exchange Commission regarding the registration of the shares underlying the Debentures, the Company shall be deemed to have satisfied the notice requirements as to delivery of such documents by delivery to Shekhar K. Basu.

4.21 Capital Changes. Until the one year anniversary of the Effective Date, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of the Purchasers holding a majority in principal amount outstanding of the Debentures.

ARTICLE V
MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser's obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before March 31, 2007; provided, however, that such termination will not affect the right of any party to sue for any breach by the other party (or parties).

5.2 Fees and Expenses. At the Initial Closing Date, the Company has agreed to reimburse $75,000, for legal fees and expenses of Shekhar K. Basu, and with respect to the Company's obligations to Company Counsel, to pay such as set forth in Schedule 4.9. Accordingly, the Company and Shekhar K. Basu shall direct the escrow agent for the subscription proceeds to wire such funds directly to counsel for Shekhar K. Basu and to Company Counsel from the initial proceeds to be distributed on the initial closing with the Purchasers. The Company shall deliver to each Purchaser, prior to the Closing, a completed and executed copy of the Closing Statement attached hereto as Annex A. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this

Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the 2nd Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the holders of a majority in interest of the then outstanding principal amount of Debentures or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the Purchasers.

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.11.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the

principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. THE PARTIES HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10 Survival. The representations and warranties shall survive the Closing and the delivery of the Securities for the applicable statue of limitations.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion

from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, in the case of a rescission of a conversion of a Debenture or exercise of a Warrant, the Purchaser shall be required to return any shares of Common Stock delivered in connection with any such rescinded conversion or exercise notice; provided further, if the failure to perform by the Company is cured prior to the delivery of the rescission or withdrawal notification, then such rescission or withdrawal notification shall be null and void ab initio.

5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents, both Parties hereby unconditionally waiving any requirement for posting bond or other similar security. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the "Maximum Rate"), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or

decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser's election.

5.18 Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. For reasons of administrative convenience only, Purchasers and their respective counsel have chosen to communicate with the Company through Shekhar K. Basu. Counsel for Shekhar K. Basu does not represent all of the Purchasers, but only Shekhar K. Basu. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

5.19 Liquidated Damages. The Company's obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.20 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

(SIGNATURE PAGES FOLLOW)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

XECHEM INTERNATIONAL, INC.

By: ______________________________

Ramesh C. Pandey, Ph.D.
President and Chief Executive Officer

Address for Notice: Xechem International, Inc.
Attention: CEO
100 Jersey Avenue, Building B
Suite 300
New Brunswick, NJ 08901
Facsimile: 732-247-4090

1039307_7

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT

The undersigned hereby acknowledges having been advised of the right to seek independent opinion of counsel as to the validity and enforceability of this Securities Purchase Agreement, including all Transaction Documents executed or to be executed in relation hereto.

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ______________________________

Signature of Authorized Signatory of Purchaser: ______________________________

Name of Authorized Signatory: ______________________________

Title of Authorized Signatory: ______________________________

E-Mail Address of Purchaser: ______________________________

Facsimile Number of Purchaser: ______________________________

Address for Notice of Purchaser: ______________________________

____

Address for delivery of Securities
of Purchaser (if not same as above) ______________________________

State of Residence if an Individual: ______________________________

Subscription Amount: ______________________________

Warrant Shares: ______________________________

EIN Number [Provide This Under Separate Cover]: ______________________________

[SIGNATURE PAGES CONTINUE]

ANNEX A

CLOSING STATEMENT

Pursuant to the attached Securities Purchase Agreement, dated as of the date hereto, the purchasers shall purchase up to $[__________] of Debentures and Warrants from Xechem International, Inc. (the "Company"). All funds will be wired into an escrow account maintained by Signature Bank. All funds will be disbursed in accordance with this Closing Statement.

Disbursement Date: [________ ___, 2007]

I. PURCHASE PRICE

Gross Proceeds to be Received in Trust	$__________

II. DISBURSEMENTS

______________________________	$__________
______________________________	$__________
______________________________	$__________
______________________________	$__________
______________________________	$__________
TOTAL AMOUNT DISBURSED:	$__________

WIRE INSTRUCTIONS:

TO: ______________________________

TO: ______________________________

SCHEDULE 3.1(A)

COMPANY SUBSIDIARIES

Company Subsidiary	State of Incorporation	Name Under Which Subsidiary Does Business
Xechem, Inc.	Illinois	Xechem, Inc.
Xechem Laboratories, Inc.	New Jersey	Xechem Laboratories, Inc.
XetaPharm, Inc.:	New Jersey	XetaPharm, Inc.:
Xechem (India) Pvt., Ltd.	Republic of India	Xechem (India) Pvt., Ltd.
Xechem Pharmaceuticals Nigeria Limited	Republic of Nigeria	Xechem Pharmaceuticals Nigeria, Limited
Xechem U.K., Ltd.	United Kingdom	Xechem U.K., Ltd.

SCHEDULE 3.1(g)

CAPITALIZATION

1. Month end shareholders list dated March 23, 2007 from Continental Stock Transfer & Trust Company.

2. Stock owned by Certain Beneficial Owners and Management, dated as of March 26, 2007.

Stock Owned by Certain Beneficial Owners and Management

Based on a review of filings with the Securities and Exchange Commission, the following table shows the amount of common stock beneficially owned (unless otherwise indicated) by (1) persons that beneficially own more than 5.0% of the outstanding shares of our common stock; (2) our directors and each nominee for director; (3) our executive officers; and (4) our directors and executive officers as a group. All information is as of March 26, 2007.

	Common Stock Preferred Stock		Class A Preferred Stock		Class C, Series 6 Voting Preferred Stock		All Voting Stock
Name of Beneficial Owner	Number of Shares	Percent of Class	Number of Shares	Percent of Class	Number of Shares	Percent of Class	Percent of Voting Shares
Ramesh C. Pandey, Ph.D., (1)	20,640 (2)	0%	2,500 (3)	100%	38,079 (4)	100%	19.08%
Stephen F. Burg (5)	15,002,673 (6)	0.93%	--	--	--	--	0.75%
Adesoji Adelaja, Ph.D. (7)	10,017,390 (8)	0.62%	--	--	--	--	0.50%
Col. (Rtd.) Bhuwan C. Pandey (9)	38,020,541 (10)	2.35%	--	--	--	--	1.90%
All Directors and Executive Officers as a Group (4 Persons)	63,061,244	3.90%	2,500	100%	38,079	100%	22.23%

(1) Dr. Pandey's business address is the New Brunswick Technology Center, 100 Jersey Avenue, Building B, Suite 310, New Brunswick, New Jersey 08901.

(2) Includes 500 shares that are presently exercisable options, at $1.50 per share.

(3) Each Class A Preferred Stock share is entitled to 0.3333 votes. Therefore, Dr. Pandey's 2,500 shares of Class A Preferred Stock equal approximately 833 votes. Dr. Pandey owns all of the issued and outstanding shares of Class A Preferred Stock.

(4) Each Class C Series 6 Voting Preferred Stock share is entitled to 10,000 votes. Therefore, Dr. Pandey's 38,079 shares of Class C Series 6 Voting Preferred Stock equal 380,790,000 votes or a 20% voting interest in Xechem. Dr. Pandey owns all of the issued shares of Class C Series 6 Voting Preferred Stock. We are obligated to issue him additional shares of Class C, Series 6 Voting Preferred Stock in such amounts and at such time so that he may maintain his 20% voting interest.

(5) Mr. Stephen Burg's business address is the New Brunswick Technology Center, 100 Jersey Avenue, Building B, Suite 310, New Brunswick, New Jersey 08901.

(6) Includes an option to purchase 5,000,000 and 10,000,000 shares of common stock granted to Mr. Burg, as a director, which are exercisable at $0.0025 and $0.023 per share respectively. In 2007, Mr. Burg was granted 5,000,000 shares at $0.023 per share for past services.

(7) Dr. Adelaja's business address is the New Brunswick Technology Center, 100 Jersey Avenue, Building B, Suite 310, New Brunswick, New Jersey 08901.

(8) Includes an option to purchase 5,000,000 and 10,000,000 shares of common stock granted to Dr. Adelaja, as a director, which are exercisable at $0.0025 and $0.023 per share respectively.

(9) Col. Pandey's business address is the New Brunswick Technology Center, 100 Jersey Avenue, Building B, Suite 310, New Brunswick, New Jersey 08901.

(10) Includes an option to purchase 15,000,000 shares at $0.03 per share; an option to purchase 500,000 shares at $0.07 per share; an option to purchase 20,000,000 shares at $0.026 per share; and warrants to purchase 5,000,000 shares at $0.15 per share.

SCHEDULE 3.1(i)(1)

CREDITORS AND NOTEHOLDERS

1. Analysis of outstanding debts, dated as of March 25, 2007.

2. Xechem Pharmaceuticals Nigeria Ltd. Creditors and Accruals as of March 25, 2007.

3. Aged Payables as of March 23, 2007.

4. Diamond Bank PLC has approved its commitment to provide Xechem Nigeria a loan guarantee in the sum of US $4,694,490.50, which represents 50% of the approved US EX-IM Bank guaranteed UPS Capital Loan of US $9,388,980.48 for the implementation of the Xechem Nigeria project. As part of this facility, Xechem International, Inc. has agreed to indemnify Diamond Bank Plc against any losses that may occur in the course of availing Xechem Nigeria of the above facility for the proposed 5 year term. Furthermore, Dr. Ramesh C. Pandey has been asked to provide a personal guaranty also. In the event this financing closes, Xechem International, Inc. will provide the guaranty and will indemnify Dr. Pandey against his guaranty obligation. Furthermore, if the financing closes, the US $9,388,980.48 loan will be the obligation of Xechem Nigeria.

5. BANK PHB PLC has approved its commitment to provide Xechem Nigeria a loan guarantee in the sum of US $4,694,490.50, which represents 50% of the approved US EX-IM Bank guaranteed UPS Capital Loan of US $9,388,980.48 for the implementation of the Xechem Nigeria project. As part of this facility, Xechem International, Inc. has agreed to indemnify BANK PHB PLC against any losses that may occur in the course of availing Xechem Nigeria of the above facility for the proposed 5 year term. Furthermore, Dr. Ramesh C. Pandey has been asked to provide a personal guaranty also. In the event this financing closes, Xechem International, Inc. will provide the guaranty and will indemnify Dr. Pandey against his guaranty obligation. Furthermore, if the financing closes, the US $9,388,980.48 loan will be the obligation of Xechem Nigeria.

XECHEM INTERNATIONAL, INC.
AGED PAYABLES AS OF MARCH 23, 2007

Amount Past Due 0-30 Days	Amount Past Due 31-60 Days	Amount Past Due 61-90 Days	Amount Past Due Over 90 Days	Total Amount Due
$105,229.33	$238,263.97	$135,311.90	$904,521.13	$1,383,326.33

XECHEM INTERNATIONAL, INC.
NOTES PAYABLE

	Principal Amount	Interest as of March 25, 2007	Total
Non-Related	$ 259,500.00	$ 21,685.77	$ 261,285.77
Stockholders/Affiliates	1,373,438.72	80,616.34	1,394,055.06
Long-Term	264,808.35	231,957.86	496,766.21
Chassman	2,788,127.76	161,204.51	2,949,332.29
Chassman/Brauser	550,000.00	2,662.22	552,662.22
Alembic	2,000,000.00	87,158.56	2,087,158.56
Nexim (Nigeria)	1,153,846.15	55,769.23	1,209,615.38
IBA (Nigeria)	91,115.38	1,316.11	92,431.50
TOTAL:	$8,420,936.39	$642,367.60	$9,063,303.99

Xechem Pharmaceuticals Nigeria Ltd.	
Creditors & Accurals	
As of March 25, 2007	
	Amount in Naira
Trade Creditors	37,773,818.00
Royality (7.5%) up to 25 Mar 07	2,953,335.00
Good Faith Payment (NIPRD($ 100,000)	12,750,000.00
Advance for Factory (outstanding)	183,388,160.00
Total (in Nairas)	236,865,313.00
Total (in USD @ approx. 130 Naira/1 Dollar)	$ 1,822,040.87

SCHEDULE 3.1(i)(2)

CONTEMPLATED ISSUANCES OF SECURITIES

1. Xechem International, Inc. Common Stock Dilution Table, dated as of March 25, 2007 (including contemplated issuances of securities).

Xechem International Inc.
Common Stock Dilution Table

Revised 03/25/07		Class C Series 6 Pfd Conv Stock		Class C Series 7 Pfd Conv Stock		Class C Pfd Conv Stock				Total
	Common Stock	# of Shs	Common	# of Shs	Common	# of Shs	Common	Warrants	Stock Options	Common Shares
Outstanding -03/23/2007	1,552,467,965			666	3,330,000	-	-			1,555,797,965
Other								11,853		11,853
Wolf Axelrod								7,500,000		7,500,000
Anil Bansali								5,000,000		5,000,000
Bhuwan Pandey								5,000,000		5,000,000
M. Chassman								8,333,333		8,333,333
Notes Payable (4) - F	360,000									360,000
1994 Stock Option Plan Balance									46,779	46,779
2006 Stock Option Plan - I									150,000,000	150,000,000
2005 $1 M Loan (Chassman) -(A)	82,337,778									82,337,778
Notes Payable (19) - B									32,626,000	32,626,000
Chassman Debt (2006) - (C)	254,294,976									254,294,976
DDO - SC SAB	16,000,000									16,000,000
Notes Payable (11) - D									27,423,049	27,423,049
Convertible Notes Payable (12) -(E)	110,684,768									110,684,768
Debt Conversion - G	395,125									395,125
Settlement Agreement - H	1,315,800									1,315,800
Stock Grants - J	48,150,000									48,150,000
Common - 03/25/07 As Adjusted	2,066,006,412	-	-	666	3,330,000	-	-	25,845,186	210,095,828	2,305,277,426
Class C Series 6 Issued		38,079	380,790,000							380,790,000
Class C Adjustment		19,552	195,520,000							195,520,000
Estimated Dilution - 03/25/07 As Adjusted	2,066,006,412	57,631	576,310,000	666	3,330,000	-	-	25,845,186	210,095,828	2,881,587,426

A) - 2005 $1 M Loan (Chassman) -$400,000 @ $.005 per share plus $11,688.89 accrued interest @ 03/25/07 - (82,337,778 shares)

B) - Options granted to related parties and other holders of new and restructured notes (Jan. 20 - 22, 2006 Board Meeting)		
C) - Chassman Debt -(2006) - $663,127 @ $.005 per share plus accrued interest $52,075 @ 03/25/07 (143,040,680)	Shares to be Issued (Highlighted Above)	749,479,461
$200,000 @ $.01 per share plus accrued interest $12,922 @ 03/25/07 (21,292,222)		
$1,025,000 @ $.015 per share plus accrued interest $64,344 @ 03/25/07 (72,622,963)		
$500,000 @ $.03 per share plus accrued interest $20,173 @ 03/25/07 (17,339,111)		
D) - Options granted to related parties and other holders of new and restructured notes (Jan. 27, 2007 Board Meeting)		
E) -$836,738.72 (Principal) & $49,162.35 (Acc. Int as of 3/25/07) consisting of 25 Notes - Convertible @ .0057- $.0253 per share (110,684,768). See attached sheet for details.		
F) - 360,000 shares of common stock awarded to 4 Notes Holder in 2004 that are yet to be issued.		
G) - 395,125 shares to be issued to John Schingo for conversion of $7,902.50 of old invoices at $.02 per share		
H) - 1,315,800 shares to be issued to Sheftky & Froelich, Ltd. pursuant to the "Settlement Agreement" of December 18, 2006 ($25,000 converted @ $.019 per share)		
I) - Includes 61,500,000 stock options approved in 2006 and prior, 20,000,000 approved at 1/27/07 BOD meeting and 50,000,000 stock options to be submitted for approval (150,000,000 Approved by Shareholders)		
J) - Shares to be granted to consultants, current and past employees for past services		
K) - In connection with the provision of the collateral for the loan/financing, Dr. Pandey reserves that right to direct the Company to issue up to x% of the stock issuable pursuant to the debentures to a charity of his choice.		

SCHEDULE 3.1(i)(3)

ACTIONS, SUITS AND PROCEEDINGS

The following disclosures shall supersede any inconsistencies with the disclosures set forth in Section 3.1(i) of the Securities Purchase Agreement:

1. On February 10, 2007, the Freemind Group LLC ("FG") issued a written demand for payment to the Company, in the amount of $47,318.00 for a Success Fee due as part of a certain Consultancy Agreement dated as of September 7, 2004, between FG and the Company. The demand letter threatens that an arbitration proceeding will be commenced on FG's behalf if the sum of $47,318.00 is not paid to FG on or before February 23, 2007, seeking the alleged sum due, plus prejudgment interest thereon from October 1, 2006, and attorneys' fees to the extent recoverable pursuant to applicable law, and costs of suit.

2. The Company has current borrowed funds and/or accounts payable in the amounts as set forth on Schedules 3.1(i) and 3.1(aa). Due to the Company's lack of funds, historically, certain of the lenders and certain of the account debtors referenced on Schedules 3.1(i) and 3.1(aa) have demanded payment and threatened litigation. For purposes of the representations and disclosures by Company in the SPA and this Certificate, it should be presumed that demands have been made by all past-due lenders and account debtors of the Company and its subsidiaries.

3. Xechem Pharmaceuticals Nigeria Limited (Xechem Nigeria) was formed in 2002, under the Companies and Allied Matters Act of 1992 of the Federal Republic of Nigeria. The majority of the Company's business is being conducted through Xechem Nigeria. Currently, Xechem Nigeria is wholly-owned by us. A former employee of ours has given us notice that he believes he owns a percentage of the Xechem documentation establishing his claim. Xechem Nigeria has no copies of executed subscription agreements on behalf of this former employee, no consideration was ever received by Xechem Nigeria from this former employee for Xechem Nigeria stock and no Xechem Nigeria stock was issued to this former employee. If this former employee files suit, the cost of defending this litigation in the Nigerian courts could be high and detrimental to the operations of Xechem Nigeria and the outcome of litigation is uncertain.

4. The Company has been advised by its transfer agent that it has received several requests to review stock records by the SEC.

SCHEDULE 3.1(aa)

INDEBTEDNESS

XECHEM INTERNATIONAL, INC.
AGED PAYABLES AS OF MARCH 23, 2007

Amount Past Due 0-30 Days	Amount Past Due 31-60 Days	Amount Past Due 61-90 Days	Amount Past Due Over 90 Days	Total Amount Due
$105,229.33	$238,263.97	$135,311.90	$904,521.13	$1,383,326.33

XECHEM INTERNATIONAL, INC.
NOTES PAYABLE

	Principal Amount	Interest as of March 25, 2007	Total
Non-Related	$ 259,500.00	$ 21,685.77	$ 261,285.77
Stockholders/Affiliates	1,373,438.72	80,616.34	1,394,055.06
Long-Term	264,808.35	231,957.86	496,766.21
Chassman	2,788,127.76	161,204.51	2,949,332.29
Chassman/Brauser	550,000.00	2,662.22	552,662.22
Alembic	2,000,000.00	87,158.56	2,087,158.56
Nexim (Nigeria)	1,153,846.15	55,769.23	1,209,615.38
IBA (Nigeria)	91,115.38	1,316.11	92,431.50
TOTAL:	$8,420,936.39	$642,367.60	$9,063,303.99

SCHEDULE 4.9

USE OF PROCEEDS

EXHIBIT B

XECHEM INTERNATIONAL, INC.

USE OF PROCEEDS - $4,000,000 - $6,000,000 FINANCING

Gross Offering	$ 4,000,000	$ 5,000,000	$ 6,000,000
Net Proceeds	$ 4,000,000	$ 5,000,000	$ 6,000,000
PLANNED USES			
CAPITAL EXPENDITURES			
Machinery & Equipment (to expedite production of NICOSAN™/HEMOXIN™)(1)	$ 500,000	$ 1,000,000	$ 1,000,000
Total proceeds for capital expenditures	$ 500,000	$ 1,000,000	$ 1,000,000
OTHER			
Loan Repayment (Alembic)	$ 1,000,000	$ 1,000,000	$ 1,000,000
Salaries (4th Q Onwards) - Oct. 30, 2006 - Jan. 30, 2007	$ 379,436	$ 379,436	$ 379,436
Past Due Legal (Shefsky) - Out of $502,246.32	$ 300,000	$ 350,000	$ 400,000
Past Due Rent (Aug 2006 to Feb. 2007)	$ 136,634	$ 136,634	$ 136,634
Past Due Bills	$ 571,517	$ 571,517	$ 571,517
Working Capital (1)	$ 300,000	$ 599,702	$ 1,749,702
Alembic Hold Back Amount To Be Working Capital subject to the above limitations on application of proceeds	$ 812,413	$ 962,711	$ 762,711
TOTAL USES	$ 4,000,000	$ 5,000,000	$ 6,000,000

(1) To the extent the Company can fund machinery and equipment from other sources, working capital can be increased accordingly.

Table of Contents

Page

ANNEXES

SCHEDULES

EXHIBITS

EXHIBIT A

8% SECURED CONVERTIBLE DEBENTURES DUE APRIL 4, 2009

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date:	**April 4, 2007**
Original Conversion Price (subject to adjustment herein):	**$0.0175 per share**

«Debenture»

8% SECURED CONVERTIBLE DEBENTURE
DUE APRIL 4, 2009

THIS 8% CONVERTIBLE DEBENTURE is one of a series of duly authorized and validly issued 8% Convertible Debentures of Xechem International, Inc. a Delaware corporation, (the "Company"), having its principal place of business at 100 Jersey Avenue, Building B, Suite 300, New Brunswick, New Jersey 08901, designated as its 8% Convertible Debenture due April 4, 2009 (this debenture, the "Debenture" and, collectively with the other such series of debentures, the "Debentures").

FOR VALUE RECEIVED, the Company promises to pay to **«INVESTOR»** or its registered assigns (the "Holder"), or shall have paid pursuant to the terms hereunder, the principal sum of **«Debenture»** on April 4, 2009 (the "Maturity Date") or such earlier date as this Debenture is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture in accordance with the provisions hereof. This Debenture is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Debenture, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

"Alternate Consideration" shall have the meaning set forth in Section 5(e).

"Bankruptcy Event" means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement,

adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof; (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment; (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

"Base Conversion Price" shall have the meaning set forth in Section 5(b).

"Business Day" means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

"Buy-In" shall have the meaning set forth in Section 4(d)(v).

"Change of Control Transaction" means the occurrence after the date of the closing of the final closing of the Purchase Agreement any of (i) an acquisition by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company (other than by means of conversion or exercise of the Debentures and the Securities issued together with the Debentures), or (ii) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50.1% of the aggregate voting power of the Company or the successor entity of such transaction, or (iii) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 50.1% of the aggregate voting power of the acquiring entity immediately after the transaction, or (iv) a replacement at one time or within a three year period of more than one-half of the members of the Company's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (v) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (i) through (iv) above.

"Common Stock" means the common stock, par value $.00001 per share, of the Company and stock of any other class of securities into which such securities may hereafter be reclassified or changed into.

"Conversion Date" shall have the meaning set forth in Section 4(a).

"Conversion Price" shall have the meaning set forth in Section 4(b).

"Conversion Shares" means, collectively, the shares of Common Stock issuable upon conversion of this Debenture in accordance with the terms hereof.

"Debenture Register" shall have the meaning set forth in Section 2(c).

"Dilutive Issuance" shall have the meaning set forth in Section 5(b).

"Dilutive Issuance Notice" shall have the meaning set forth in Section 5(b).

"Effectiveness Period" shall have the meaning set forth in the Registration Rights Agreement.

"Equity Conditions" means, during the period in question, (i) the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the Holder, if any, (ii) the Company shall have paid all liquidated damages and other amounts owing to the Holder in respect of this Debenture, (iii) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the shares issuable pursuant to the Transaction Documents (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future), (iv) the Common Stock is trading on a Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such Trading Market (and the Company believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (v) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares issuable pursuant to the Transaction Documents, (vi) there is no existing Event of Default or no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, (vii) the issuance of the shares in question to the Holder would not violate the limitations set forth in Section 4(c) herein, (viii) there has been no public announcement of a pending or proposed and still proposed and Fundamental Transaction or Change of Control Transaction that has not been consummated and (ix) the Holder is not in possession of any information provided by the Company that constitutes, or may constitute, material non-public information.

"Event of Default" shall have the meaning set forth in Section 8.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Fundamental Transaction" shall have the meaning set forth in Section 5(e).

"Interest Conversion Rate" means the lesser of (a) the Conversion Price or (b) the average of the VWAPs for the 30 consecutive Trading Days ending on the last Trading Day of the most recently ended calendar quarter that is immediately prior to the applicable Interest Payment Date.

"Interest Notice Period" shall have the meaning set forth in Section 2(a).

"Interest Payment Date" shall have the meaning set forth in Section 2(a).

"Interest Share Amount" shall have the meaning set forth in Section 2(a).

"Late Fees" shall have the meaning set forth in Section 2(d).

"Mandatory Default Amount" means the outstanding principal amount of this Debenture, plus all accrued and unpaid interest hereon or divided by the Conversion Price on the date the Mandatory Default Amount is either (a) demanded (if demand or notice is required to create an Event of Default) or otherwise due or (b) paid in full, multiplied by the VWAP on the date the Mandatory Default Amount is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of this Debenture.

"New York Courts" shall have the meaning set forth in Section 9(d).

"Notice of Conversion" shall have the meaning set forth in Section 4(a).

"Original Issue Date" means the date of the first issuance of the Debentures, regardless of any transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debentures.

"Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

"Purchase Agreement" means the Securities Purchase Agreement, dated as of April 4, 2007, among the Company and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.

"Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of the Purchase Agreement, among the Company and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.

"Registration Statement" means a registration statement that registers the resale of all Conversion Shares (including shares of Common Stock issuable in lieu of cash as payment of accrued but unpaid interest pursuant to the terms hereunder) of the Holder, names such Holder as a "selling stockholder" therein, and meets the requirements of the Registration Rights Agreement.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Share Delivery Date" shall have the meaning set forth in Section 4(d).

"Subsidiary" shall have the meaning set forth in the Purchase Agreement.

"Trading Day" means a day on which the principal Trading Market is open for business.

"Trading Market" means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board or the Pink Sheets.

"Transaction Documents" shall have the meaning set forth in the Purchase Agreement.

"VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

Section 2. Interest.

(a) Payment of Interest in Cash or Kind. The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture at the rate of 8% per annum, payable quarterly on May 31, August 31, November 30 and February 28, beginning on May 31, 2007, and on the Maturity Date (each such date, an "Interest Payment Date") (if any Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day), in cash or duly authorized, validly issued, fully paid and non-assessable shares of Common Stock at the Interest Conversion Rate (the dollar amount to be paid in shares, the "Interest Share Amount") or a combination thereof, as determined by the Holder upon notice to the Company received not less than 15 business days prior to the then applicable Interest Payment Date; provided, however, that, absent consent of the Holder to the contrary, payment in shares of Common Stock may only occur if all of the Equity Conditions have been met (unless waived by the Holder in writing) during the 20 Trading Days immediately prior to the applicable Interest Payment Date (the "Interest Notice Period") and through and including the date such shares of Common Stock are issued to the Holder. In addition, should the Company be in default with respect to any of its obligations hereunder, thereafter until the curing of such default, interest shall accrue on this Debenture at the rate of 15% per annum.

(b) Intentionally omitted.

(c) Interest Calculations. Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Original Issue Date until payment in full of the principal sum, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Payment of interest in shares of Common Stock shall otherwise occur pursuant to Section 4(d)(ii) herein and, solely for purposes of the payment of interest in shares, the Interest Payment Date shall be deemed the Conversion Date. Interest shall cease to accrue with respect to any principal amount converted, provided that the Company actually delivers the Conversion Shares within the time period required by Section 4(d)(ii) herein or such later date that is prior to the delivery of

written notice by the Holder to the Company rescinding its election to receive Conversion Shares from the Company. Interest hereunder will be paid to the Person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of this Debenture (the "Debenture Register"). Except as otherwise provided herein, if at any time the Company pays interest partially in cash and partially in shares of Common Stock to the holders of the Debentures, then such payment of cash shall be distributed ratably among the holders of the then-outstanding Debentures based on their (or their predecessor's) initial purchases of Debentures pursuant to the Purchase Agreement.

(d) Late Fee. All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at an interest rate equal to the lesser of 15% per annum or the maximum rate permitted by applicable law ("Late Fees") which shall accrue daily from the date such interest is due hereunder through and including the date of payment in full. Notwithstanding anything to the contrary contained herein, if on any Interest Payment Date the Holder has elected to be paid accrued interest in the form of Common Stock but the Company is not permitted to pay accrued interest in Common Stock because it fails to satisfy the conditions for payment in Common Stock set forth in Section 2(a) herein, then, at the option of the Holder, the Company, in lieu of delivering either shares of Common Stock pursuant to this Section 2 or paying the regularly scheduled interest payment in cash shall deliver, within three Trading Days of each applicable Interest Payment Date, an amount in cash equal to the product of (x) the number of shares of Common Stock otherwise deliverable to the Holder in connection with the payment of interest due on such interest Payment Date multiplied by (y) the applicable average VWAP for the measurement period related to the interest due in question.

(e) Prepayment. Except as otherwise set forth in this Debenture, the Company may not prepay any portion of the principal amount of this Debenture without the prior written consent of the Holder.

Section 3. Registration of Transfers and Exchanges.

(a) Different Denominations. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

(b) Investment Representations. This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

(c) Reliance on Debenture Register. Prior to due presentment for transfer to the Company of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4. Conversion.

(a) Voluntary Conversion. At any time after the Original Issue Date until this Debenture is no longer outstanding, this Debenture shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 4(c) hereof). The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (a "Notice of Conversion"), specifying therein the principal amount of this Debenture to be converted and the date on which such conversion shall be effected (such date, the "Conversion Date"). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender this Debenture to the Company unless the entire principal amount of this Debenture, plus all accrued and unpaid interest thereon, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Company may deliver an objection to any Notice of Conversion within 5 Business Days of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture may be less than the amount stated on the face hereof.

(b) Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $0.0175, subject to adjustment herein (the "Conversion Price").

(c) Conversion Limitations. The Company shall not effect any conversion of this Debenture, and a Holder shall not have the right to convert any portion of this Debenture, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder's Affiliates, and any other person or entity acting as a group together with such Holder or any of such Holder's Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Debenture with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted principal amount of this Debenture beneficially owned by such Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Debentures or the Warrants) beneficially owned by such Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 4(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(c) applies, the determination of whether this

Debenture is convertible (in relation to other securities owned by such Holder together with any Affiliates) and of which principal amount of this Debenture is convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder's determination of whether this Debenture may be converted (in relation to other securities owned by such Holder together with any Affiliates) and which principal amount of this Debenture is convertible, in each case subject to such aggregate percentage limitations. To ensure compliance with this restriction, each Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(c), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Company's most recent Form 10-QSB or Form 10-KSB, as the case may be; (B) a more recent public announcement by the Company; or (C) a more recent notice by the Company or the Company's transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Debenture, by such Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The "Beneficial Ownership Limitation" shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Debenture held by the Holder. The Beneficial Ownership Limitation provisions of this Section 4(c) may be waived by such Holder, at the election of such Holder, upon not less than 61 days' prior notice to the Company, to change the Beneficial Ownership Limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Debenture held by the Holder and the provisions of this Section 4(c) shall continue to apply. Upon such a change by a Holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation may not be further waived by such Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(c) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Debenture.

(d) Mechanics of Conversion.

(i) Conversion Shares Issuable Upon Conversion of Principal Amount. The number of shares of Common Stock issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the

outstanding principal amount of this Debenture to be converted by (y) the Conversion Price.

(ii) Delivery of Certificate Upon Conversion. Not later than three Trading Days after each Conversion Date (the "Share Delivery Date"), the Company shall deliver, or cause to be delivered, to the Holder a certificate or certificates representing the Conversion Shares which, on or after the Effective Date, shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of this Debenture. On or after the Effective Date, the Company shall use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section 4 electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

(iii) Failure to Deliver Certificates. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the third Trading Day after the Conversion Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Debenture delivered to the Company and the Holder shall promptly return the Common Stock certificates representing the principal amount of this Debenture tendered for conversion to the Company.

(iv) Obligation Absolute; Partial Liquidated Damages. The Company's obligations to issue and deliver the Conversion Shares upon conversion of this Debenture in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder of this Debenture shall elect to convert any or all of the outstanding principal amount hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Debenture shall have been sought and obtained, and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the outstanding principal amount of this Debenture, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the

absence of such injunction, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(d)(ii) by the third Trading Day after the Conversion Date, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $1000 of principal amount being converted, $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such third Trading Day until such certificates are delivered. Nothing herein shall limit a Holder's right to pursue actual damages or declare an Event of Default pursuant to Section 8 hereof for the Company's failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(v) Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such certificate or certificates by the Share Delivery Date pursuant to Section 4(d)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder's brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a "Buy-In"), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount by which (x) the Holder's total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Debenture in a principal amount equal to the principal amount of the attempted conversion or deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 4(d)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Debenture with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver

certificates representing shares of Common Stock upon conversion of this Debenture as required pursuant to the terms hereof.

(vi) Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Debenture and payment of interest on this Debenture, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Debentures), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 5) upon the conversion of the outstanding principal amount of this Debenture and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if the Registration Statement is then effective under the Securities Act, shall be registered for public sale in accordance with such Registration Statement.

(vii) Fractional Shares. Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the VWAP at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, 1 whole share of Common Stock.

(viii) Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Debenture shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Debenture so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 5. Certain Adjustments.

(a) Stock Dividends and Stock Splits. If the Company, at any time while this Debenture is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, the Debentures); (B) subdivides outstanding shares of Common Stock into a larger number of shares; (C) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares; or (D) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the

numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re classification.

(b) Subsequent Equity Sales. If, at any time while this Debenture is outstanding, the Company sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the "Base Conversion Price" and such issuances, collectively, a "Dilutive Issuance") (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced to equal the Base Conversion Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustment will be made under this Section 5(b) in respect of an Exempt Issuance. The Company shall notify the Holder in writing, no later than 3 Business Days following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 5(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the "Dilutive Issuance Notice"). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 5(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

(c) Subsequent Rights Offerings. If the Company, at any time while the Debenture is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share that is lower than the VWAP on the record date referenced below, then the Conversion Price shall be multiplied by a fraction of which the denominator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming delivery to the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP. Such adjustment shall be made whenever such rights or warrants are

issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

(d) Pro Rata Distributions. If the Company, at any time while this Debenture is outstanding, distributes to all holders of Common Stock (and not to the Holders) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security (other than the Common Stock, which shall be subject to Section 5(b)), then in each such case the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to 1 outstanding share of the Common Stock as determined by the Board of Directors of the Company in good faith. In either case the adjustments shall be described in a statement delivered to the Holder describing the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to 1 share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(e) Fundamental Transaction. If, at any time while this Debenture is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then, upon any subsequent conversion of this Debenture, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of 1 share of Common Stock (the "Alternate Consideration"). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of 1 share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Debenture following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new debenture consistent with the foregoing provisions and evidencing the Holder's right to

convert such debenture into Alternate Consideration unless the Fundamental Transaction expressly provides that it shall not issue any of its securities to the Company's holders of capital stocks, warrants or convertible debentures in connection with the Fundamental Transaction. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 5(e) and insuring that this Debenture (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction, except as noted in the penultimate sentence of this Section 5(f).

(f) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

(g) Notice to the Holder.

(i) Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly mail to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. If the Company enters into a Variable Rate Transaction, despite the prohibition thereon in the Purchase Agreement, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion price at which such securities may be converted or exercised.

(ii) Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Debenture, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Debenture Register, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which

it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to convert this Debenture during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice.

Section 6. Intentionally omitted.

Section 7. Negative Covenants. As long as any portion of this Debenture remains outstanding, the Company shall not:

(a) Intentionally omitted;

(b) Intentionally omitted;

(c) amend its charter documents, including, without limitation, the certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

(d) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents other than as to (i) the Conversion Shares or Warrant Shares as permitted or required under the Transaction Documents and (ii) repurchases of Common Stock or Common Stock Equivalents of departing officers and directors of the Company, provided that such repurchases shall not exceed an aggregate of $100,000 for all officers and directors during the term of this Debenture or such greater amount as is agreed to by the Board of Directors of the Company (including the representatives, if any, of the Debenture holders);

(e) pay cash dividends or distributions on any equity securities of the Company;

(f) enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission, other than transactions of a nature currently in place, transactions not prohibited by the Purchase Agreement or this Debenture, or transactions approved by the Board of Directors of the Company; provided, that any interested party shall be disqualified from approving the transaction; or

(g) enter into any agreement with respect to any of the foregoing.

Section 8. Events of Default.

(a) "Event of Default" means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) any default in the payment of (A) the principal amount of any Debenture or (B) interest, liquidated damages and other amounts owing to a Holder on this Debenture, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within 5 Trading Days following the date of delivery of notice of the default by Holder;

(ii) the Company shall fail to observe or perform any other covenant or agreement contained in the Debentures (other than a breach by the Company of its obligations to deliver shares of Common Stock to the Holder upon conversion, which breach is addressed in clause (xi) below) which failure is not cured, if possible to cure within 5 Trading Days after notice of such failure sent by the Holder;

(iii) a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents or (B) any other material agreement, lease, document or instrument to which the Company is obligated (and not covered by clause (vi) below) and the Company fails to cure the same within 5 Trading Days following delivery of notice of default by the Holder;

(iv) any representation or warranty made in this Debenture, any other Transaction Documents, any written statement pursuant hereto or thereto shall be untrue or incorrect in any material respect as of the date when made or deemed made;

(v) the Company shall be subject to a Bankruptcy Event;

(vi) the Company shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $50,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; provided, however, that the Company shall be entitled to 10 days' notice of such default;

(vii) the Common Stock shall not be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within five Trading Days;

(viii) the Company shall be a party to any Change of Control Transaction or Fundamental Transaction or shall agree to sell or dispose of all or in excess of 33% of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction);

(ix) a Registration Statement shall not have been declared effective by the Commission on or prior to the 210th calendar day after the Closing Date;

(x) if, during the Effectiveness Period (as defined in the Registration Rights Agreement), either (a) the effectiveness of the Registration Statement lapses for any reason or (b) the Holder shall not be permitted to resell Registrable Securities (as defined in the Registration Rights Agreement) under the Registration Statement for a period of more than 30 consecutive Trading Days or 45 non-consecutive Trading Days during any 12 month period; provided, however, that if the Company is negotiating a merger, consolidation, acquisition or sale of all or substantially all of its assets or a similar transaction and, in the written opinion of counsel to the Company, the Registration Statement would be required to be amended to include information concerning such pending transaction(s) or the parties thereto which information is not available or may not be publicly disclosed at the time, the Company shall be permitted an additional 20 consecutive Trading Days during any 12 month period pursuant to this Section 8(a)(x);

(xi) the Company shall fail for any reason to deliver certificates to a Holder prior to the fifth Trading Day after a Conversion Date pursuant to Section 4(d) or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company's intention to not honor requests for conversions of any Debentures in accordance with the terms hereof;

(xii) any monetary judgment, writ or similar final process shall be entered or filed against the Company, any Subsidiary or any of their respective property or other assets for more than $50,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days.

(xiii) The failure of the Company to appoint Board members reasonably satisfactory to the Company in accordance with Section 4.16 of the Purchase Agreement.

(b) Remedies Upon Event of Default. If any Event of Default occurs and remains uncured beyond the applicable grace period, the outstanding principal amount of this Debenture, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder's election, immediately due and payable in cash at the Mandatory Default Amount. Immediately after the occurrence of any Event of Default (or an Event of Default that with the passing of time will become an Event of Default) that results in the eventual acceleration of this Debenture, the interest rate on this Debenture shall accrue at an interest rate equal to the lesser of 15% per annum or the maximum rate permitted under applicable law. Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Debenture to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time

prior to payment hereunder and the Holder shall have all rights as a holder of the Debenture until such time, if any, as the Holder receives full payment pursuant to this Section 8(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 9. Miscellaneous.

(a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, facsimile number 732-248-4090, Attn: Ramesh C. Pandey, Ph.D., Chief Executive Officer, with a copy to Mitchell D. Goldsmith (fax 312-527-3194) or such other facsimile number or address as the Company may specify for such purpose by notice to the Holder delivered in accordance with this Section 9. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Company, or if no such facsimile number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 9 prior to 5:30 p.m. (New York City time), (ii) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 9 between 5:30 p.m. (New York City time) and 11:59 p.m. (New York City time) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

(b) Absolute Obligation. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct debt obligation of the Company. This Debenture ranks pari passu with all other Debentures now or hereafter issued under the terms set forth herein.

(c) Lost or Mutilated Debenture. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, reasonably satisfactory to the Company.

(d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings

concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "New York Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS DEBENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY. If either party shall commence an action or proceeding to enforce any provisions of this Debenture, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding. Either party is entitled to obtain injunctive relief to enforce the terms of this Debenture, hereby unconditionally waiving any requirement for posting bond or other similar security.

(e) Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver by the Company or the Holder must be in writing.

(f) Severability. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the

performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

(g) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(h) Headings. The headings contained herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.

(i) Assumption. Any successor to the Company or any surviving entity in a Fundamental Transaction shall (i) assume, prior to such Fundamental Transaction, all of the obligations of the Company under this Debenture and the other Transaction Documents pursuant to written agreements in form and substance satisfactory to the Holder (such approval not to be unreasonably withheld or delayed) and (ii) issue to the Holder a new debenture of such successor entity evidenced by a written instrument substantially similar in form and substance to this Debenture, including, without limitation, having a principal amount and interest rate equal to the principal amount and the interest rate of this Debenture and having similar ranking to this Debenture, which shall be satisfactory to the Holder (any such approval not to be unreasonably withheld or delayed). The provisions of this Section 9(i) shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations of this Debenture.

IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

XECHEM INTERNATIONAL, INC.

By: ______________________________

Ramesh C. Pandey, Ph.D.
Chief Executive Officer

1040557_2

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the 8% Convertible Debenture due April 4, 2009 of Xechem International, Inc., a Delaware corporation (the "Company"), into shares of common stock, par value $0.00001 per share (the "Common Stock"), of the Company according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 4 of this Debenture, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion Calculations: ______________________________

Date to Effect Conversion: ______________________________

Principal Amount of Debenture to be Converted: ______________________

Payment of Interest in Common Stock: ☐ YES ☐ NO

If YES, :$__________ of Interest accrued on Account of Conversion at Issue

Number of Shares of Common Stock to be Issued: ______________________

Signature: ______________________

Print Name: ______________________

Address: ______________________

____

1040557_2

SCHEDULE 1

CONVERSION SCHEDULE

The 8% Convertible Debentures due on April 4, 2009 in the aggregate principal amount of $_________________ are issued by Xechem International, Inc.. This Conversion Schedule reflects conversions made under Section 4 of the above referenced Debenture.

Dated: ______________________________

Date of Conversion (or for first entry, Original Issue Date)	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion (or original Principal Amount)	Company Attest

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this "Agreement") is made and entered into as of April 4, 2007, among Xechem International, Inc, a Delaware corporation (the "Company") and the several purchasers signatory hereto (each such purchaser, a "Purchaser" and, collectively, the "Purchasers").

This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof, between the Company and each Purchaser (the "Purchase Agreement").

The Company and each Purchaser hereby agrees as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

"Advice" shall have the meaning set forth in Section 6(d).

"Effectiveness Date" means, with respect to the initial Registration Statement required to be filed hereunder, the 120th calendar day following the date of the final closing of the issuance of the Debentures pursuant to the Purchase Agreement (the "Final Closing Date"), but if the Securities and Exchange Commission (the "Commission") chooses to comment on the initial Registration Statement, an additional 30 calendar days from the end of the 120 calendar day period, and, with respect to any additional Registration Statements which may be required pursuant to Section 3(c), the 90th calendar day following the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement is required hereunder; provided, however, that in the event the Company is notified by the Commission that one of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates required above.

"Effectiveness Period" shall have the meaning set forth in Section 2(a).

"Event" shall have the meaning set forth in Section 2(b).

"Event Date" shall have the meaning set forth in Section 2(b).

"Filing Date" means, with respect to the initial Registration Statement required hereunder, the 60th calendar day following the Final Closing Date and, with respect to any additional Registration Statements which may be required pursuant to Section 3(c), the 30th calendar day following the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement is required hereunder.

"Holder" or "Holders" means the holder or holders, as the case may be, from time to time of Registrable Securities.

"Indemnified Party" shall have the meaning set forth in Section 5(c).

"Indemnifying Party" shall have the meaning set forth in Section 5(c).

"Losses" shall have the meaning set forth in Section 5(a).

"Plan of Distribution" shall have the meaning set forth in Section 2(a).

"Prospectus" means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

"Registrable Securities" means (i) all of the shares of Common Stock issuable upon conversion in full of the Debentures, (ii) all shares of Common Stock issuable as interest on the Debentures assuming all permissible interest payments are made in shares of Common Stock and the Debentures are held until maturity, (iii) all Warrant Shares, (iv) any additional shares of Common Stock issuable in connection with any anti-dilution provisions in the Debentures or the Warrants (in each case, without giving effect to any limitations on conversion set forth in the Debenture or limitations on exercise set forth in the Warrant) and (v) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

"Registration Statement" means the registration statements required to be filed hereunder and any additional registration statements contemplated by Section 3(c), including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

"Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

"Rule 424" means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

"Selling Shareholder Questionnaire" shall have the meaning set forth in Section 3(a).

2. Shelf Registration.

(a) On or prior to each Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of 130% of the Registrable Securities on such Filing Date for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith) and shall contain (unless otherwise directed by at least a majority in interest of the Holders)

substantially the "Plan of Distribution" as agreed between the Company and the Holders. Subject to the terms of this Agreement, the Company shall use its best efforts to cause a Registration Statement, subject only to the Registrable Securities of the Holders, to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the applicable Effectiveness Date, and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until all Registrable Securities covered by such Registration Statement have been sold, or may be sold without volume restrictions pursuant to Rule 144(k), as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent and the affected Holders (the "Effectiveness Period"). The Company shall telephonically request effectiveness of a Registration Statement as of 5:00 p.m. New York City time on a Trading Day. The Company shall immediately notify the Holders via facsimile of the effectiveness of a Registration Statement on the same Trading Day that the Company telephonically confirms effectiveness with the Commission, which shall be the date requested for effectiveness of a Registration Statement. The Company shall, by 9:30 a.m. New York City time on the Trading Day after the Effective Date (as defined in the Purchase Agreement), file a final Prospectus with the Commission as required by Rule 424. Failure to so notify the Holder within 1 Trading Day of such notification of effectiveness or failure to file a final Prospectus as foresaid shall be deemed an Event under Section 2(b).

(b) If: (i) a Registration Statement is not filed on or prior to its Filing Date (if the Company files a Registration Statement without affording the Holders the opportunity to review and comment on the same as required by Section 3(a) herein, the Company shall be deemed to have not satisfied this clause (i)), or (ii) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be "reviewed," or not subject to further review, or (iii) prior to its Effectiveness Date, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within 10 calendar days after the receipt of comments by or notice from the Commission that such amendment is required in order for a Registration Statement to be declared effective, or (iv) a Registration Statement filed or required to be filed hereunder is not declared effective by the Commission by its Effectiveness Date, or (v) after the Effectiveness Date, a Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities for which it is required to be effective, or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, for more than 10 consecutive calendar days or more than an aggregate of 15 calendar days during any 12-month period (which need not be consecutive calendar days) (any such failure or breach being referred to as an "Event", and for purposes of clause (i) or (iv) the date on which such Event occurs, or for purposes of clause (ii) the date on which such five Trading Day period is exceeded, or for purposes of clause (iii) the date which such 10 calendar day period is exceeded, or for purposes of clause (v) the date on which such 10 or 15 calendar day period, as applicable, is exceeded being referred to as "Event Date"), then, in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an

amount (in cash) as partial liquidated damages and not as a penalty, equal to 2.0% of the original principal amount of the Debenture, subject to a maximum aggregate amount of liquidated damages with respect to all Events of 15% of the original principal amount of the Debenture). The parties agree that (1) the Company shall not be liable for liquidated damages under this Agreement with respect to any Warrants or Warrant Shares, (2) in no event shall the Company be liable for liquidated damages under this Agreement in excess of 2.0% of the aggregate Subscription Amount of the Holders in any 30-day period and (3) the maximum aggregate liquidated damages payable to a Holder under this Agreement shall be 15% of the aggregate Subscription Amount paid by such Holder pursuant to the Purchase Agreement. If the Company fails to deliver payment of the applicable liquidated damages amount within 30 business days following each monthly period to which the partial liquidated damages accrue pursuant to this Section within seven days after the date they accrue, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such instrument is timely delivered. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event.

3. Registration Procedures. In connection with the Company's registration obligations hereunder, the Company shall:

(a) Not less than five Trading Days prior to the filing of each Registration Statement and not less than one Trading Day prior to the filing of any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), the Company shall (i) furnish to each Holder copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to each Holder, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in good faith, provided that the Company is notified of such objection in writing no later than 5 Trading Days after the Holders have been so furnished copies of a Registration Statement or 1 Trading Day after the Holders have been so furnished copies of any related Prospectus or amendments or supplements thereto. Each Holder agrees to furnish to the Company a completed questionnaire (a "Selling Shareholder Questionnaire") not less than two Trading Days prior to the Filing Date or by the end of the fourth Trading Day following the date on which such Holder receives draft materials in accordance with this Section, provided failure to furnish the Company a completed questionnaire shall not modify the Company's obligation to register all Registrable Securities.

(b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and

prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to a Registration Statement or any amendment thereto and provide as promptly as reasonably possible to the Holders true and complete copies of all correspondence from and to the Commission relating to a Registration Statement (provided that the Company may excise any information contained therein which would constitute material non-public information as to any Holder which has not executed a confidentiality agreement with the Company); and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(c) If during the Effectiveness Period, the number of Registrable Securities at any time exceeds 100% of the number of shares of Common Stock then registered in a Registration Statement, then the Company shall file as soon as reasonably practicable an additional Registration Statement covering the resale by the Holders of not less than the number of such Registrable Securities.

(d) Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than one Trading Day prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement; and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated

therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (vi) the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus, provided that any and all of such information shall remain confidential to each Holder until such information otherwise becomes public, unless disclosure by a Holder is required by law; provided, further, that notwithstanding each Holder's agreement to keep such information confidential, the Holders make no acknowledgement that any such information is material, non-public information.

(e) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(f) Furnish to each Holder, without charge, at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

(g) Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(d).

(h) The Company shall effect a filing with respect to the public offering contemplated by the Registration Statement (an "Issuer Filing") with the National Association of Securities Dealers, Inc. ("NASD") Corporate Financing Department pursuant to NASD Rule 2710(b)(10)(A)(i) within two Trading Days of the date that the Registration Statement is first filed with the Commission and pay the filing fee required by such Issuer Filing. The Company shall use commercially reasonable efforts to pursue the Issuer Filing until the NASD issues a letter confirming that it does not object to the terms of the offering contemplated by the Registration Statement. A copy of the Issuer Filing and all related correspondence with respect thereto shall be provided to Shekhar K. Basu.

(i) Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the Registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction

where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(j) If requested by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

(k) Upon the occurrence of any event contemplated by this Section 3, as promptly as reasonably possible under the circumstances taking into account the Company's good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with clauses (iii) through (vi) of Section 3(d) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 3(k) to suspend the availability of a Registration Statement and Prospectus, subject to the payment of partial liquidated damages pursuant to Section 2(b), for a period not to exceed 60 calendar days (which need not be consecutive days) in any 12 month period.

(l) Comply with all applicable rules and regulations of the Commission.

(m) The Company may require each selling Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and, if required by the Commission, the natural persons thereof that have voting and dispositive control over the Shares. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because any Holder fails to furnish such information within three Trading Days of the Company's request, any liquidated damages that are accruing at such time as to such Holder only shall be tolled and any Event that may otherwise occur solely because of such delay shall be suspended as to such Holder only, until such information is delivered to the Company.

4. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses) (A) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading, (B)

in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities) and (C) if not previously paid by the Company in connection with an Issuer Filing, with respect to any filing that may be required to be made by any broker through which a Holder intends to make sales of Registrable Securities with NASD Regulation, Inc. pursuant to the NASD Rule 2710, so long as the broker is receiving no more than a customary brokerage commission in connection with such sale, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions of any Holder or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of the Holders.

5. Indemnification.

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, members, partners, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, shareholders, partners, agents and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information

relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (ii) in the case of an occurrence of an event of the type specified in Section 3(d)(iii) (vi), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(d). The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware.

(b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: (x) such Holder's failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement or such Prospectus or (ii) to the extent that such information relates to such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in a Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 3(d)(iii)-(vi), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(d). In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally

determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding (after delivery of notice by the Indemnified Party and failure to cure within 5 Trading Days following delivery of such notice) and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is judicially determined to be not entitled to indemnification hereunder.

(d) Contribution. If the indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of

any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys' or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

6. Miscellaneous.

(a) Remedies. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

(b) No Piggyback on Registrations. Except as set forth on Schedule 6(b) attached hereto, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in the Registration Statements other than the Registrable Securities. The Company shall not file any other registration statements until all Registrable Securities are registered pursuant to a Registration Statement that is declared effective by the Commission, provided that this Section 6(b) shall not prohibit the Company from filing: (i) amendments to registration statements filed prior to the date of this Agreement; (ii) registration statements filed pursuant to Form S-8 or Form S-4 with respect to the registration of securities eligible for registration thereunder; and (iii) any registration statement that is authorized by the approval of the holders of not less than 51% of the then outstanding unpaid principal amount of Debentures.

(c) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to a Registration Statement.

(d) Discontinued Disposition. By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(d)(iii) through (vi), such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as it practicable. The Company agrees and acknowledges that any periods during which the Holder is required to discontinue the disposition of the Registrable Securities hereunder shall be subject to the provisions of Section 2(b).

(e) Piggy-Back Registrations. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall send to each Holder a written notice of such determination and, if within fifteen days after the date of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered; provided, however, that the Company shall not be required to register any Registrable Securities pursuant to this Section 6(e) that are eligible for resale pursuant to Rule 144(k) promulgated under the Securities Act or that are the subject of a then effective Registration Statement.

(f) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of a majority of the then outstanding Debentures (based upon remaining principal amount). If a Registration Statement does not register all of the Registrable Securities pursuant to a waiver or amendment done in compliance with the previous sentence, then the number of Registrable Securities to be registered for each Holder shall be reduced pro rata among all Holders and each Holder shall have the right to designate which of its Registrable Securities shall be omitted from such Registration Statement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

(g) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

(h) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall

inure to the benefit of each Holder. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of all of the Holders of the then-outstanding Registrable Securities. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

(i) No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Except as set forth on Schedule 6(i), neither the Company nor any of its subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full.

(j) Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

(k) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

(l) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

(m) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(n) Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(o) Independent Nature of Holders' Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of

the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

(p) Reduction of Registrable Securities Included in a Registration Statement. Notwithstanding anything contained herein, in the event that the Commission requires the Company to reduce the number of Registrable Securities to be included in a Registration Statement in order to allow the Company to rely on Rule 415 with respect to Registration Statement, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities as the Commission shall permit. Any exclusion of Registrable Securities shall be made pro rata among the Purchasers in proportion to the number of Registrable Securities held by the Purchasers, with the Warrant Shares excluded first. Any Registrable Securities that are excluded in accordance with the foregoing terms are hereinafter referred to as "Cut Back Securities," and the failure to register the Cut Back Securities as a result of the Commission requirements as set forth above shall not be deemed to constitute an event of default hereunder or under the Debenture or Purchase Agreement, and the terms of this Agreement shall supersede any inconsistency with the Debenture and the Purchase Agreement. To the extent Cut Back Securities exist, as soon as may be permitted by the Commission, the Company shall be required to file a registration statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Cut Back Securities) covering the resale of the Cut Back Securities and shall use commercially reasonable efforts to cause such Registration Statement to be declared effective as promptly as practicable thereafter; provided, however, that the foregoing obligation shall cease with respect to any Cut Back Securities at such time such Cut Back Securities are eligible for sale pursuant to Rule 144(k) under the 1933 Act.

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

XECHEM INTERNATIONAL, INC.

By: ______________________________
Ramesh C. Pandey, Ph.D.
President, Chief Executive Officer

1039301_2

[SIGNATURE PAGE OF HOLDERS FOLLOWS]

SIGNATURE PAGE OF HOLDERS TO

XECHEM REGISTRATION RIGHTS AGREEMENT

The undersigned hereby acknowledges having been advised of the right to seek independent opinion of counsel as to the validity and enforceability of this Registration Rights Agreement, including all transaction documents executed or to be executed in relation herewith.

Name of Holder: ______________________________

Signature of Authorized Signatory of Holder: ______________________________

Name of Authorized Signatory: ______________________________

Title of Authorized Signatory: ______________________________

1039301_2

SCHEDULE 6(b)

REGISTRATION OF SECURITIES

None.

SCHEDULE 6(i)

AGREEMENTS GRANTING REGISTRATION RIGHTS

None.

EXHIBIT C-1

WARRANTS (EXPIRING 2009)

EXHIBIT C-1

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

Xechem International, Inc.

Warrant Shares: Initial Exercise Date: April ___, 2007

THIS COMMON STOCK PURCHASE WARRANT (the "Warrant") certifies that, for value received, ______________________________ (the "Holder"), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the "Initial Exercise Date") and on or prior to the close of business on the two year anniversary of the Initial Exercise Date (the "Termination Date") but not thereafter, to subscribe for and purchase from Xechem International, Inc., a Delaware corporation (the "Company"), up to ___________ shares (the "Warrant Shares") of common stock, par value $.00001 per share, of the Company (the "Common Stock"). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the "Purchase Agreement"), dated April 4, 2007, among the Company and the purchasers signatory thereto.

Section 2. Exercise.

(a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company); and, within 3 Trading Days of the date

said Notice of Exercise is delivered to the Company, the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier's check drawn on a United States bank. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within 3 Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise Form within 1 Business Day of receipt of such notice. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(b) Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be **$0.0225 per share**, subject to adjustment hereunder (the "Exercise Price").

(c) Cashless Exercise. If at any time after one year from the date of issuance of this Warrant there is no effective Registration Statement registering, or no current prospectus available for, the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised at such time by means of a "cashless exercise" in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the VWAP on the Trading Day immediately preceding the date of such election;

(B) = the Exercise Price of this Warrant, as adjusted; and

(X) = the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

Notwithstanding anything herein to the contrary, on the Termination Date, this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2(c).

(d) Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2(c) or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, such Holder (together with such Holder's Affiliates, and any other person or entity acting as a group together with such Holder or any of

such Holder's Affiliates), as set forth on the applicable Notice of Exercise, would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by such Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Debentures or Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by a Holder that the Company is not representing to such Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and such Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(d) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder together with any Affiliates) and of which a portion of this Warrant is exercisable shall be in the sole discretion of a Holder, and the submission of a Notice of Exercise shall be deemed to be each Holder's determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(d), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Form 10-QSB or Form 10-KSB, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company's Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by such Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The "Beneficial Ownership Limitation" shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Beneficial Ownership Limitation provisions of this Section 2(d) may be waived by such Holder, at the election of such Holder, upon not less than 61 days' prior notice to the Company to change the Beneficial Ownership Limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant, and the provisions of this Section 2(d) shall continue to apply. Upon such a change by a Holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation may not be further waived by such Holder. The

provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

(e) Mechanics of Exercise.

(i) Authorization of Warrant Shares. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

(ii) Delivery of Certificates Upon Exercise. Certificates for shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder's prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission ("DWAC") system if the Company is a participant in such system, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise within 3 Trading Days from the delivery to the Company of the Notice of Exercise Form, surrender of this Warrant (if required) and payment of the aggregate Exercise Price as set forth above ("Warrant Share Delivery Date"). This Warrant shall be deemed to have been exercised on the date the Exercise Price is received by the Company. The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(e)(vii) prior to the issuance of such shares, have been paid. If the Company fails for any reason to deliver to the Holder certificates evidencing the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date until such certificates are delivered.

(iii) Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(iv) Rescission Rights. If the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to this Section 2(e)(iv) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise at any time prior to the delivery of the certificate(s) for the Warrant Shares in question, by delivery of written notice of rescission to the Company with respect to the same.

(v) Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder's brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a "Buy-In"), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

(vi) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

(vii) Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and

expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

(viii) Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

(f) Intentionally Deleted.

Section 3. Certain Adjustments.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (A) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) Subsequent Equity Sales. If the Company at any time while this Warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then Exercise Price (such lower price, the "Base Share Price" and such issuances collectively, a "Dilutive Issuance") (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance), then the Exercise Price shall be reduced and only reduced to equal the Base

Share Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 3(b) in respect of an Exempt Issuance. The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 3(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice the "Dilutive Issuance Notice"). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3(b), upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to receive a number of Warrant Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise.

(c) Subsequent Rights Offerings. If the Company, at any time while the Warrant is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the VWAP at the record date mentioned below, then the Exercise Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming receipt by the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

(d) Pro Rata Distributions. If the Company, at any time prior to the Termination Date, shall distribute to all holders of Common Stock (and not to Holders of the Warrants) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock (which shall be subject to Section 3(b)), then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(e) Fundamental Transaction. If, at any time while this Warrant is outstanding, (A) the Company effects any merger or consolidation of the Company with or into

another Person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each "Fundamental Transaction"), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the "Alternate Consideration") receivable as a result of such merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder's right to exercise such warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3(e) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction that is (1) an all cash transaction, (2) a "Rule 13e-3 transaction" as defined in Rule 13e-3 under the Securities Exchange Act of 1934, as amended, or (3) a Fundamental Transaction involving a person or entity not traded on a national securities exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the Company or any successor entity shall pay either at the Holder's option, or upon the written consent of the holders of 85% or more of the outstanding and unexercised Warrants issued pursuant to the Purchase Agreement, exercisable at any time concurrently with or within 30 days after the consummation of the Fundamental Transaction, an amount of cash equal to the value of this Warrant as determined in accordance with the Black-Scholes option pricing formula using an expected volatility equal to the 100 day historical price volatility obtained from the HVT function on Bloomberg L.P. as of the trading day immediately prior to the public announcement of the Fundamental Transaction.

(f) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date

shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(g) Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(h) Notice to Holder.

(i) Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. If the Company enters into a Variable Rate Transaction (as defined in the Purchase Agreement) despite the prohibition thereon in the Purchase Agreement, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised.

(ii) Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to exercise this Warrant during the 20-day period commencing on the date of such notice to the effective date of the event triggering such notice.

Section 4. Transfer of Warrant.

(a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof and to the provisions of Section 4.1 of the Purchase Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

(c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

(d) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer, that (i) the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, and (ii) the Holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company, and (iii) the transferee be an "accredited investor" as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) promulgated under the Securities Act or a "qualified institutional buyer" as defined in Rule 144A(a) promulgated under the Securities Act.

Section 5. Miscellaneous.

(a) No Rights as Shareholder Until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(e)(ii).

(b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

(d) Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

(f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

(g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

(i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(j) Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

(l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

****

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

XECHEM INTERNATIONAL, INC.

By:______________________________

Name: Ramesh C. Pandey, Ph.D.
Title: Chief Executive Officer

1039374_2

NOTICE OF EXERCISE

To: XECHEM INTERNATIONAL, INC.

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

[ ] in lawful money of the United States; or

[ ] [if permitted] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

____

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

____

____

____

(4) Accredited Investor. The undersigned is an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933, as amended, and if resident of Illinois, such status is exclusive of home, home furnishings and automobile.

[SIGNATURE OF HOLDER]

Name of Investing Entity: ____

Signature of Authorized Signatory of Investing Entity: __________________________

Name of Authorized Signatory: ____

Title of Authorized Signatory: ____

Date:____

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

____ whose address is

____.

____

Dated: ______________, _______

Holder's Signature:_____________________________

Holder's Address:______________________________

Signature Guaranteed: ____

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

EXHIBIT C-2

WARRANTS (EXPIRING 2010)

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

Xechem International, Inc.

Warrant Shares: Initial Exercise Date: April ___, 2007

THIS COMMON STOCK PURCHASE WARRANT (the "Warrant") certifies that, for value received, ____________ (the "Holder"), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the "Initial Exercise Date") and on or prior to the close of business on the three year anniversary of the Initial Exercise Date (the "Termination Date") but not thereafter, to subscribe for and purchase from Xechem International, Inc., a Delaware corporation (the "Company"), up to ______ shares (the "Warrant Shares") of common stock, par value $.00001 per share, of the Company (the "Common Stock"). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the "Purchase Agreement"), dated April 4, 2007, among the Company and the purchasers signatory thereto.

Section 2. Exercise.

(a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company); and, within 3 Trading Days of the date said Notice of Exercise is delivered to the Company, the Company shall have received payment

of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier's check drawn on a United States bank. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within 3 Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise Form within 1 Business Day of receipt of such notice. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(b) Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be **$0.0225 per share**, subject to adjustment hereunder (the "Exercise Price").

(c) Cashless Exercise. If at any time after one year from the date of issuance of this Warrant there is no effective Registration Statement registering, or no current prospectus available for, the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised at such time by means of a "cashless exercise" in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the VWAP on the Trading Day immediately preceding the date of such election;

(B) = the Exercise Price of this Warrant, as adjusted; and

(X) = the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

Notwithstanding anything herein to the contrary, on the Termination Date, this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2(c).

(d) Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2(c) or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, such Holder (together with such Holder's Affiliates, and any other person or entity acting as a group together with such Holder or any of such Holder's Affiliates), as set forth on the applicable Notice of Exercise, would beneficially

own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by such Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Debentures or Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by a Holder that the Company is not representing to such Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and such Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(d) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder together with any Affiliates) and of which a portion of this Warrant is exercisable shall be in the sole discretion of a Holder, and the submission of a Notice of Exercise shall be deemed to be each Holder's determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(d), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Form 10-QSB or Form 10-KSB, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company's Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by such Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The "Beneficial Ownership Limitation" shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Beneficial Ownership Limitation provisions of this Section 2(d) may be waived by such Holder, at the election of such Holder, upon not less than 61 days' prior notice to the Company to change the Beneficial Ownership Limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant, and the provisions of this Section 2(d) shall continue to apply. Upon such a change by a Holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation may not be further waived by such Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in

strict conformity with the terms of this Section 2(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

(e) Mechanics of Exercise.

(i) Authorization of Warrant Shares. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

(ii) Delivery of Certificates Upon Exercise. Certificates for shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder's prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission ("DWAC") system if the Company is a participant in such system, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise within 3 Trading Days from the delivery to the Company of the Notice of Exercise Form, surrender of this Warrant (if required) and payment of the aggregate Exercise Price as set forth above ("Warrant Share Delivery Date"). This Warrant shall be deemed to have been exercised on the date the Exercise Price is received by the Company. The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(e)(vii) prior to the issuance of such shares, have been paid. If the Company fails for any reason to deliver to the Holder certificates evidencing the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date until such certificates are delivered.

(iii) Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(iv) Rescission Rights. If the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to this Section 2(e)(iv) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise at any time prior to the delivery of the certificate(s) for the Warrant Shares in question, by delivery of written notice of rescission to the Company with respect to the same.

(v) Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder's brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a "Buy-In"), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

(vi) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

(vii) Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and

expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

(viii) Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

(f) Call Notice. Subject to the provisions of Section 2(d) and this Section 2(f), if, after the Effective Date (i) the VWAP for each of 30 consecutive Trading Days (the "Measurement Period," which 20 consecutive Trading Day period shall not have commenced until after the Effective Date) exceeds $0.06 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like after the Initial Exercise Date); and (ii) the Holder is not in possession of any information that constitutes, or might constitute, material non-public information, then the Company may, within two Trading Days of the end of such Measurement Period, call for cancellation of up to 50% of this Warrant for which a Notice of Exercise has not yet been delivered (such right, a "Call") for consideration equal to $0.00001 per Share. To exercise this right, the Company must deliver to the Holder an irrevocable written notice (a "Call Notice"), indicating therein the portion of unexercised portion of this Warrant to which such notice applies. If the conditions set forth below for such Call are satisfied from the period from the date of the Call Notice through and including the Call Date (as defined below), then any portion of this Warrant subject to such Call Notice for which a Notice of Exercise shall not have been received by the Call Date will be cancelled at 6:30 p.m. (New York City time) on the twentieth Trading Day after the date the Call Notice is received by the Holder (such date and time, the "Call Date"). Any unexercised portion of this Warrant to which the Call Notice does not pertain will be unaffected by such Call Notice. In furtherance thereof, the Company covenants and agrees that it will honor all Notices of Exercise with respect to Warrant Shares subject to a Call Notice that are tendered through 6:30 p.m. (New York City time) on the Call Date. The parties agree that any Notice of Exercise delivered following a Call Notice which calls less than all the Warrants shall first reduce to zero the number of Warrant Shares subject to such Call Notice prior to reducing the remaining Warrant Shares available for purchase under this Warrant. For example, if (x) this Warrant then permits the Holder to acquire 100 Warrant Shares, (y) a Call Notice pertains to 50 Warrant Shares, and (z) after the Call Notice and prior to 6:30 p.m. (New York City time) on the Call Date the Holder tenders a Notice of Exercise in respect of 25 Warrant Shares, then (1) on the Call Date the right under this Warrant to acquire 25 Warrant Shares will be automatically cancelled, (2) the Company, in the time and manner required under this Warrant, will have issued and delivered to the Holder 25 Warrant Shares in respect of the exercises following receipt of the Call Notice, and (3) the Holder may, until the Termination Date, exercise this Warrant for 50 Warrant Shares (subject to adjustment as herein provided and subject to subsequent Call Notices). Subject again to the provisions of this Section 2(f), the Company may deliver subsequent Call Notices for the remaining 50% of this Warrant provided (i) the VWAP for each of 30 consecutive Trading Days (which 30 consecutive Trading Day

period shall not have commenced until after the expiration of the Measurement Period) exceeds $0.06 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like after the Initial Exercise Date) and (ii) the Holder is not in possession of any information that constitutes, or might constitute, material non-public information. Notwithstanding anything to the contrary set forth in this Warrant, the Company may not deliver a Call Notice or require the cancellation of this Warrant (and any such Call Notice shall be void), unless, from the beginning of the Measurement Period through the Call Date, (i) the Company shall have honored in accordance with the terms of this Warrant all Notices of Exercise delivered by 6:30 p.m. (New York City time) on the Call Date, and (ii) the Registration Statement shall be effective as to all Warrant Shares and the prospectus thereunder available for use by the Holder for the resale of all such Warrant Shares, and (iii) the Common Stock shall be listed or quoted for trading on the Trading Market, and (iv) there is a sufficient number of authorized shares of Common Stock for issuance of all Securities under the Transaction Documents, and (v) the issuance of the shares shall not cause a breach of any provision of 2(d) herein. The Company's right to call the Warrants under this Section 2(f) shall be exercised ratably among the Holders based on each Holder's initial purchase of Warrants, provided, however, that any Notices of Exercises by a Holder during the period commencing on the date of the Call Notice through 6:30 p.m. (New York City time) on the Call Date shall be applied against such Holder's pro-rata allocation, thereby decreasing the aggregate amount subject to a Call Notice if only a portion of this Warrant is subject to such Call Notice.

Section 3. Certain Adjustments.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (A) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) Subsequent Equity Sales. If the Company at any time while this Warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then

Exercise Price (such lower price, the "Base Share Price" and such issuances collectively, a "Dilutive Issuance") (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance), then the Exercise Price shall be reduced and only reduced to equal the Base Share Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 3(b) in respect of an Exempt Issuance. The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 3(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice the "Dilutive Issuance Notice"). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3(b), upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to receive a number of Warrant Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise.

(c) Subsequent Rights Offerings. If the Company, at any time while the Warrant is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the VWAP at the record date mentioned below, then the Exercise Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming receipt by the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

(d) Pro Rata Distributions. If the Company, at any time prior to the Termination Date, shall distribute to all holders of Common Stock (and not to Holders of the Warrants) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock (which shall be subject to Section 3(b)), then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of

Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(e) Fundamental Transaction. If, at any time while this Warrant is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each "Fundamental Transaction"), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the "Alternate Consideration") receivable as a result of such merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder's right to exercise such warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3(e) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction that is (1) an all cash transaction, (2) a "Rule 13e-3 transaction" as defined in Rule 13e-3 under the Securities Exchange Act of 1934, as amended, or (3) a Fundamental Transaction involving a person or entity not traded on a national securities exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the Company or any successor entity shall pay either at the Holder's option, or upon the written consent of the holders of 85% or more of the outstanding and unexercised Warrants issued pursuant to the Purchase Agreement, exercisable at any time concurrently with or within 30 days after the consummation of the Fundamental Transaction, an amount of cash equal to the value of this Warrant as determined in accordance

with the Black-Scholes option pricing formula using an expected volatility equal to the 100 day historical price volatility obtained from the HVT function on Bloomberg L.P. as of the trading day immediately prior to the public announcement of the Fundamental Transaction.

(f) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(g) Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(h) Notice to Holder.

(i) Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. If the Company enters into a Variable Rate Transaction (as defined in the Purchase Agreement) despite the prohibition thereon in the Purchase Agreement, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised.

(ii) Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such

reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to exercise this Warrant during the 20-day period commencing on the date of such notice to the effective date of the event triggering such notice.

Section 4. Transfer of Warrant.

(a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof and to the provisions of Section 4.1 of the Purchase Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

(c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

(d) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer, that (i) the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, and (ii) the Holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company, and (iii) the transferee be an "accredited investor" as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) promulgated under the

Securities Act or a "qualified institutional buyer" as defined in Rule 144A(a) promulgated under the Securities Act.

Section 5. Miscellaneous.

(a) No Rights as Shareholder Until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(e)(ii).

(b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

(d) Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations,

exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

(f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

(g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

(i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(j) Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder.

The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

(l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

****

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

XECHEM INTERNATIONAL, INC.

By:______________________________
Name: Ramesh C. Pandey, Ph.D.
Title: Chief Executive Officer

1039375_2

NOTICE OF EXERCISE

To: XECHEM INTERNATIONAL, INC.

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

[ ] in lawful money of the United States; or

[ ] [if permitted] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

____

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

____

____

____

(4) Accredited Investor. The undersigned is an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933, as amended, and if resident of Illinois, no value is allocated to home, home furnishings or automobiles in making such determination.

[SIGNATURE OF HOLDER]

Name of Investing Entity: _______________________________

Signature of Authorized Signatory of Investing Entity: _______________________________

Name of Authorized Signatory: _______________________________

Title of Authorized Signatory: _______________________________

Date: _______________________________

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

____ whose address is

____.

____

Dated: ______________, _______

Holder's Signature:_____________________________

Holder's Address:______________________________

Signature Guaranteed: ____

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

EXHIBIT D

COUNSEL OPINION

EXHIBIT E-1

LOCK-UP AGREEMENT

EXHIBIT E-1

FORM OF LOCK-UP AGREEMENT

April ___, 2007

Each Purchaser referenced below:

Re: ***Securities Purchase Agreement, dated as of April ___, 2007 (the "Purchase Agreement"), between Xechem International, Inc., a Delaware corporation (the "Company") and the purchasers signatory thereto (each, a "Purchaser" and, collectively, the "Purchasers")***

Ladies and Gentlemen:

Defined terms not otherwise defined in this letter agreement (the "Letter Agreement") shall have the meanings set forth in the Purchase Agreement. Pursuant to Section 2.2(y) of the Purchase Agreement and in satisfaction of a condition of the Company's obligations under the Purchase Agreement, the undersigned irrevocably agrees with the Company that, subject to the last sentence of this paragraph, from the date hereof until the later of (i) 180 days from the date hereof or the (ii) 30th Trading Day after the Effective Date (such period, the "Restriction Period"), the undersigned will not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of ("Dispose") (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any Affiliate of the undersigned or any person in privity with the undersigned or any Affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of Common Stock or Common Stock Equivalents beneficially owned, held or hereafter acquired by the undersigned (the "Securities"). Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. In order to enforce this covenant, the Company shall impose irrevocable stop-transfer instructions preventing the Transfer Agent from effecting any actions in violation of this Letter Agreement. Notwithstanding the foregoing, the undersigned shall be permitted to sell Securities in a non brokered private transaction to a purchaser(s) that agree(s) in writing with the undersigned and the Company to not Dispose of the Securities for the Restriction Period called for hereunder.

The undersigned acknowledges that the execution, delivery and performance of this Letter Agreement is a material inducement to each Purchaser to complete the transactions contemplated by the Purchase Agreement and that each Purchaser (which shall be a third party beneficiary of this Letter Agreement) and the Company shall be entitled to specific performance of the undersigned's obligations hereunder. The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this Letter Agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Purchase Agreement.

This Letter Agreement may not be amended or otherwise modified in any respect without the written consent of each of the Company, each Purchaser and the undersigned. This Letter Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The undersigned hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in Manhattan, for the purposes of any suit, action or proceeding arising out of or relating to this Letter Agreement, and hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court, (ii) the suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of the suit, action or proceeding is improper. The undersigned hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. THE UNDERSIGNED HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The undersigned agrees and understands that this Letter Agreement does not intend to create any relationship between the undersigned and each Purchaser and that each Purchaser is not entitled to cast any votes on the matters herein contemplated and that no issuance or sale of the Securities is created or intended by virtue of this Letter Agreement.

By its signature below, the Company's Transfer Agent hereby acknowledges and agrees that, reflecting this Letter Agreement, it has placed an irrevocable stop transfer instruction on all Securities beneficially owned by the undersigned until the end of the Restriction Period. This Letter Agreement shall be binding on successors and assigns of the undersigned with respect to the Securities and any such successor or assign shall enter into a similar agreement for the benefit of the Purchasers.

***** SIGNATURE PAGE FOLLOWS*****

This Letter Agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement.

[Number of Shares of Common Stock]	*[Signature]*
[Number of Shares of Common Stock underlying subject to warrants, options, debentures or other convertible securities]	*[Print Name]*
	[Position in Company]
	Address for Notice:

By signing below, the Company agrees to enforce the restrictions on transfer set forth in this Letter Agreement.

XECHEM INTERNATIONAL, INC.

By: ______________________
Ramesh C. Pandey, Ph.D.
Chief Executive Officer

ACKNOWLEDGED AND AGREED to as of the date set forth above:

CONTINENTAL STOCK TRANSFER AND TRUST COMPANY

By: ______________________
Name: ______________________
Title: ______________________

1039377_2

EXHIBIT E-2

LOCK-UP AGREEMENT (MARJORIE CHASSMAN)

EXHIBIT E-2

FORM OF LOCK-UP AGREEMENT

April ___, 2007

Each Purchaser referenced below:

Re: Securities Purchase Agreement, dated as of April ___, 2007 (the "Purchase Agreement"), between Xechem International, Inc., a Delaware corporation (the "Company") and the purchasers signatory thereto (each, a "Purchaser" and, collectively, the "Purchasers")

Ladies and Gentlemen:

Defined terms not otherwise defined in this letter agreement (the "Letter Agreement") shall have the meanings set forth in the Purchase Agreement. Pursuant to Section 2.2(y) of the Purchase Agreement and in satisfaction of a condition of the Company's obligations under the Purchase Agreement, the undersigned irrevocably agrees with the Company that, subject to the last sentence of this paragraph, from the date hereof until the later of (i) 180 days from the date hereof or the (ii) 30th Trading Day after the Effective Date (such period, the "Restriction Period"), the undersigned will not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of ("Dispose") (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any Affiliate of the undersigned or any person in privity with the undersigned or any Affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, more than 25,000,000 shares of Common Stock beneficially owned, held or hereafter acquired by the undersigned (the "Securities") during any consecutive 30 day period. Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. In order to enforce this covenant, the Company shall impose irrevocable stop-transfer instructions preventing the Transfer Agent from effecting any actions in violation of this Letter Agreement. Notwithstanding the foregoing, the undersigned shall be permitted to sell Securities in a non brokered private transaction to a purchaser(s) that agree(s) in writing with the undersigned and the Company to not Dispose of the Securities for the Restriction Period called for hereunder.

The undersigned acknowledges that the execution, delivery and performance of this Letter Agreement is a material inducement to each Purchaser to complete the transactions contemplated by the Purchase Agreement and that each Purchaser (which shall be a third party beneficiary of this Letter Agreement) and the Company shall be entitled to specific performance of the undersigned's obligations hereunder. The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this Letter Agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Purchase Agreement.

This Letter Agreement may not be amended or otherwise modified in any respect without the written consent of each of the Company, each Purchaser and the undersigned. This Letter Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The undersigned hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in Manhattan, for the purposes of any suit, action or proceeding arising out of or relating to this Letter Agreement, and hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court, (ii) the suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of the suit, action or proceeding is improper. The undersigned hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. THE UNDERSIGNED HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The undersigned agrees and understands that this Letter Agreement does not intend to create any relationship between the undersigned and each Purchaser and that each Purchaser is not entitled to cast any votes on the matters herein contemplated and that no issuance or sale of the Securities is created or intended by virtue of this Letter Agreement.

By its signature below, the Company's Transfer Agent hereby acknowledges and agrees that, reflecting this Letter Agreement, it has placed an irrevocable stop transfer instruction on all Securities beneficially owned by the undersigned until the end of the Restriction Period. This Letter Agreement shall be binding on successors and assigns of the undersigned with respect to the Securities and any such successor or assign shall enter into a similar agreement for the benefit of the Purchasers.

***** SIGNATURE PAGE FOLLOWS*****

This Letter Agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement.

[Number of Shares of Common Stock]	MARJORIE CHASSMAN
[Number of Shares of Common Stock underlying subject to warrants, options, debentures or other convertible securities]	*[Position in Company]*
	Address for Notice:

By signing below, the Company agrees to enforce the restrictions on transfer set forth in this Letter Agreement.

XECHEM INTERNATIONAL, INC.

By: ______________________
Ramesh C. Pandey, Ph.D.
President and Chief Executive Officer

ACKNOWLEDGED AND AGREED to as of the date set forth above:

CONTINENTAL STOCK TRANSFER AND TRUST COMPANY

By: ______________________
Name: ______________________
Title: ______________________

1039379_2

EXHIBIT F-1

PLEDGE AGREEMENT

RAMESH C. PANDEY, PH.D.

PLEDGE AGREEMENT

RAMESH C. PANDEY, PH.D.

THIS PLEDGE AGREEMENT (this "Agreement") is made as of March 21, 2007, by RAMESH C. PANDEY, PH.D. an individual residing at 30 South Adelaide Avenue – Unit 8M, Highland Park, New Jersey 08904 ("Pledgor"), in favor of the investors described on Exhibit A hereto (each an "Investor" and, collectively, the "Investors" and the "Secured Party").

Reference is made herein to those certain 8% Senior Secured Convertible Debentures, of even date herewith, by Xechem International, Inc., a Delaware corporation (the "Company") payable to the order of each of the Investors in their respective original principal amounts (each, a "Debenture," and collectively, the "Debentures").

WHEREAS, Pledgor owns 99% of the limited liability company interest of PRC Holdings, LLC, a New Jersey limited liability company ("PRC Holdings"), and owns 100% of the capital stock and is the Chief Executive Officer of PCR Holding Company, Inc., a New Jersey corporation. PRC Holdings owns a 25% membership interest in Vineyard (as defined below), which is the beneficial owner of the office building located at 100 Jersey Avenue, New Brunswick, New Jersey 08901-3279;

WHEREAS, Secured Party has required, as a condition to the Debentures, that Pledgor execute and deliver this Agreement;

WHEREAS, Secured Party acknowledges that its Security Interest in the Collateral is subject and inferior to a security interest that will be created in favor of Alembic Limited for the satisfaction of the outstanding balance owed by the Company to Alembic Limited as of even date (the "Alembic Indebtedness" and the security executed pursuant thereto, the "Alembic Security Interest"); and

WHEREAS, Pledgor desires to grant a security interest in, and pledge and assign as applicable, the Collateral (defined herein) to Secured Party, as herein provided;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

SECURITY INTEREST

Section 1.01 Grant of Security Interest. As security for the prompt payment and performance of the Obligations (defined herein) in full, when due, whether at maturity, by acceleration or otherwise (including amounts that would become due but for the operation of the provisions of the Bankruptcy Code), Pledgor hereby pledges, grants, transfers and assigns to Secured Party, a security interest in all of Pledgor's right, title and interest in and to the Collateral, subject only to the Alembic Security Interest.

Section 1.02 Collateral. The Collateral consists of the following (collectively, the "Collateral"):

(a) all Equity Interests of the Issuer currently owned by Pledgor, together with the certificates or instruments representing such Equity Interests;

(b) any and all hereafter acquired Equity Interests of the Issuer; securities convertible or exchangeable into, and warrants, options, or other rights to purchase, Equity Interests of the Issuer; the certificates or instruments representing such Equity Interests, convertible or exchangeable securities, warrants, options, or other rights to purchase; and all dividends, cash,

options, warrants, rights, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such Equity Interests; and

(c) all proceeds, replacements, additions to and substitutions for, and books and records related to, the property set forth in (a)-(b) above.

It is expressly contemplated that additional property may from time to time be pledged, assigned or granted to Secured Party as additional security for the Obligations, and the term "Collateral" as used herein shall be deemed for all purposes hereof to include all such additional property, together with all other property of the types described above related thereto.

Section 1.03 Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the indefeasible payment in full of all Obligations, (b) be binding upon Pledgor, its successors and assigns, and (c) inure to the benefit of Secured Party, its successors and assigns, together with the rights and remedies of Secured Party hereunder. Secured Party may assign or otherwise transfer (in whole or in part) its interest in any of the Collateral, to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof under this Agreement, subject only to the Alembic Security Interest as set forth under Section 7.13 hereof. Pledgor hereby acknowledges and agrees that Secured Party and any other Person receiving a security interest in the Collateral pursuant to the remainder of this sentence, may grant a security interest in the Collateral. Upon the indefeasible payment in full of all Obligations, the security interest granted herein shall terminate and all rights to the Collateral shall revert to Pledgor. Upon any such termination, Secured Party will, upon request from Pledgor and at such Pledgor's sole expense, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination.

ARTICLE II

DEFINITIONS

Section 2.01 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

"Alembic Indebtedness" means as set forth in Section 7.13.

"Alembic Security Interest" means as set forth in Section 7.13.

"Code" means the Uniform Commercial Code as presently in effect in the State of New York. Unless otherwise indicated by the context herein, all uncapitalized terms which are defined in the Code shall have their respective meanings as used in Chapter 9 thereof.

"Equity Interests" means all securities, shares, units, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in PRC Holdings, LLC, PCR Holding Company, Inc., and Vineyard, whether voting or nonvoting, certificated or uncertificated, including general partner partnership interests, limited partner partnership interests, common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Exchange Act).

"Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

"Indebtedness" means, as to any Person at a particular time, without duplication, all of the following: (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments; (c) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business); (d) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (e) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and (f) all guaranty obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (e) above.

"Issuer" means, collectively, whether one or more, the Person(s) so named on Schedule I hereto.

"Liens" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement), any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Code or any comparable law and any contingent or other agreement to provide any of the foregoing.

"Loan Documents" means, collectively, the Debentures and this Agreement.

"Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or financial condition of any of Pledgor, Issuer, the Company or Vineyard; (b) a material impairment of the ability of Pledgor to perform hereunder; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against Pledgor of this Agreement.

"Obligations" means all present or future indebtedness, obligations and liabilities of the Company or of non-recourse obligations of Pledgor, incurred under, arising out of, or in connection with, the Loan Documents.

"Obligor" means any Person liable (whether directly or indirectly, primarily or secondarily) for the payment or performance of any of the Obligations whether as maker, co-maker, endorser, guarantor, accommodation party, general partner or otherwise.

"Organizational Documents" means: (a) for any corporation: the articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of the shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation; (b) for any limited liability company: the articles of organization, the regulations or operating agreement, certificate of organization and all applicable resolutions of the members or managers of such limited liability company; and (c) for any limited partnership: the certificate of limited partnership, the limited partnership agreement and all Organization Documents for its general partner as any of the foregoing have been amended or supplemented from time to time.

"Person" means an individual, partnership, limited partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

"Permitted Liens" means, with respect to the Real Property, the liens of record as shown on that certain title commitment issued by Chicago Title and Trust dated February 6, 2007 and previously delivered to counsel to Secured Party, as well as such lien as may be established to satisfy the Alembic Indebtedness.

"Pledged Securities" means, collectively, the Equity Interests of the Issuer pledged hereunder, together with any other Collateral constituting securities.

"Real Property" means that certain office building located at 100 Jersey Avenue, New Brunswick, NJ 08901-3279, which is owned by Vineyard.

"Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

"Vineyard" means Vineyard Productions, LLC, a New Jersey limited liability company.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

In order to induce Secured Party to accept this Agreement, Pledgor represents and warrants to Secured Party (which representations and warranties will survive the creation and performance of the Obligations) that:

Section 3.01 Ownership of Collateral; Encumbrances; Indebtedness. Pledgor is, and as to any property acquired after the date hereof which is included within the Collateral, will be, the sole legal and beneficial owner of the Collateral (including the Pledged Securities and all other Collateral acquired by Pledgor after the date hereof) free and clear of any Liens: (a) those now or hereafter created in favor of Alembic Limited for the Alembic Indebtedness pursuant to the Alembic Security Interest; and (b) those in favor of Secured Party granted herein. Vineyard is the sole legal and beneficial owner of good and defensible title to the Real Property free and clear of any Liens other than Permitted Liens, and has no Indebtedness other than that secured by Permitted Liens.

Section 3.02 Pledged Securities.

(a) All Collateral that is Pledged Securities is duly authorized, validly issued, fully paid, and non-assessable, and the transfer thereof is not subject to any restrictions, other than to the extent required by Alembic Limited under the Alembic Security Interest, and restrictions imposed by applicable securities and corporate laws. The Pledged Securities consist of 100% of the Equity Interests of the Issuer owned by Pledgor. As of the date hereof, there are no other options, warrants or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued or unauthorized Equity Interests of the Issuer. None of the Pledged Securities are subject to preemptive rights. Pledgor shall, following satisfaction of the Alembic Indebtedness in full, deliver to Secured Party all certificates or other instruments or documents representing or evidencing the Pledged Securities, to the extent the Pledged Securities are certificated, together with corresponding assignment or transfer powers duly executed in blank by Pledgor, and such powers, when delivered, shall be duly and validly executed, and are binding and enforceable against Pledgor in accordance with their terms, subject to the Alembic Security Interest.

(b) The Issuer is duly organized, currently existing, and in good standing under the laws of the jurisdiction of its organization; there have been no amendments, modifications, or supplements to any agreement or certificate creating the Issuer or any material contract relating to

the Issuer, of which Secured Party has not been advised in writing; no default or breach or event of default or breach has occurred and is continuing under any agreements of the Issuer that can reasonably be expected to have a Material Adverse Effect; and no approval or consent of the directors, managers or partners of the Issuer, as applicable, is required as a condition to the validity and enforceability of the security interest created hereby or the consummation of the transactions contemplated herein which has not been duly obtained by Pledgor. All capital contributions required to be made by the terms of the Organizational Documents of the Issuer have been made.

Section 3.03 Authority; No Required Consent. Pledgor has the full right and authority to execute and perform this Agreement and to create the security interest and pledges and assignments created by this Agreement. Except as would not reasonably be expected to have a Material Adverse Effect, the making and performance by Pledgor of this Agreement will not violate (a) any Requirement of Law, (b) any order of any Governmental Authority, (c) any indenture or other agreement to which Pledgor is a party, or by which Pledgor or any of its property is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture or other agreement, or (d) result in the creation or imposition of any Lien upon the Collateral other than those in favor of Alembic Limited and of Secured Party granted herein. No authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body (other than the filing of financing statements), or any other Person, is required for (i) the due execution, delivery and performance by Pledgor of this Agreement, (ii) the grant by Pledgor of the security interest granted by this Agreement, (iii) the perfection of such security interest (except to the extent the Alembic Security Interest takes priority), or (iv) the exercise by Secured Party of its rights and remedies under this Agreement.

Section 3.04 First Priority Security Interest. The security interest in the Collateral granted pursuant to this Agreement (upon filing of necessary financing statements) creates a valid and perfected security interest in the Collateral, enforceable against Pledgor and all third parties, and secures payment of the Obligations, which security interest is first and prior to all other security interests in the Collateral, except to the extent that the Alembic Security Interest takes priority.

Section 3.05 No Filings By Third Parties. No authorized and effective financing statement or other public notice or recording covering the Collateral is on file in any public office and Pledgor will not execute or authorize the filing of any such financing statement or other public notice or recording so long as any of the Obligations are outstanding except in connection with: (a) the Alembic Security Interest; and (b) the Liens in favor of Secured Party granted herein.

Section 3.06 Location of Pledgor. Pledgor's place of residence is set forth in the opening paragraph hereof.

Section 3.07 Accuracy of Information. All statements or other information provided by Pledgor to Secured Party describing, or with respect to, the Collateral is, or (in the case of subsequently furnished information) will be when provided, correct and complete in all material respects. If at any time Pledgor owns any uncertificated Equity Interests in the Issuer which become certificated, Pledgor shall promptly deliver such certificates, along with blank transfer powers, to Secured Party, subject only to the extent Alembic Limited requires priority under its Alembic Security Interest. The delivery, at any time, by Pledgor to Secured Party of additional Collateral or of additional descriptions of Collateral shall constitute a representation and warranty by Pledgor to Secured Party hereunder that the representations and warranties of this Article III are correct insofar as they would pertain to such additional Collateral or the descriptions thereof.

ARTICLE IV

COVENANTS AND AGREEMENTS

Pledgor will at all times comply with the covenants and agreements contained in this Article IV, from the date hereof and for so long as any part of the Obligations are outstanding.

Section 4.01 Change in Location of Pledgor. Pledgor will give Secured Party twenty (20) days prior written notice of any change in Pledgor's address.

Section 4.02 Proceeds of Collateral. At the request of Secured Party, Pledgor will deliver to Secured Party, as Collateral, promptly upon receipt, all proceeds delivered to Pledgor from the sale or disposition of any Collateral; provided, however: (a) nothing in this Section 4.02 shall be construed to permit sales or dispositions of Collateral not otherwise permitted by the terms of this Agreement; and (b) Pledgor shall be permitted to apply the first proceeds from the sale of the Collateral toward satisfaction of the Alembic Indebtedness, and any such application shall not constitute a breach of this Agreement by Pledgor.

Section 4.03 No Transfer. The terms of this Section 4.03 are qualified in their entirety to the extent of any action taken by Alembic Limited pursuant to the Alembic Security Interest, to which the rights of Secured Party are subordinate. The exercise by Alembic Limited of its rights under its Alembic Security Interest, as recognized by this Agreement, shall not be a breach hereof.

(a) Except for Liens upon the Collateral in favor of Secured Party granted herein, Pledgor shall not, without the prior written consent of Secured Party, sell, assign, transfer, lease, charter, encumber, hypothecate or dispose of the Collateral, or any part thereof, or interest therein, or offer to do any of the foregoing, and additionally, with respect to the Pledged Securities, Pledgor shall not grant any option, warrant, or other right with respect to, any of the Pledged Securities. Additionally, Pledgor shall not, to the extent of his Equity Interest, without the prior written consent of Secured Party, vote his Equity Interest to permit Vineyard to sell, assign, transfer, lease, charter, encumber, hypothecate or dispose of the Real Property or any other property; provided, however, nothing herein shall disallow the Permitted Liens. The consents required in this Subsection 4.03(a) may be withheld in Secured Party's sole and absolute discretion, and any such consent shall not be construed as a waiver of this provision in respect of any subsequent sale, assignment, transfer, lease, charter, hypothecation or disposition. Additionally, Pledgor shall not, without the prior written consent of Secured Party, permit Vineyard to sell, assign, transfer, lease, charter, encumber, hypothecate or dispose of the Real Property or any other property; provided however, nothing herein shall disallow the Permitted Liens. The consents required in this Subsection 4.03(a) may be withheld in Secured Party's sole and absolute discretion, and any such consent shall not be construed as a waiver of this provision in respect of any subsequent sale, assignment, transfer, lease, charter, hypothecation or disposition.

(b) Pledgor shall not (i) permit Issuer to issue any additional Equity Interests either in addition to or in substitution for the Pledged Securities, except issuances to Pledgor on terms acceptable to Secured Party, and in connection with any such acceptable issuance, Pledgor shall pledge hereunder, immediately upon Pledgor's acquisition (directly or indirectly) thereof, any and all additional Equity Interests of the Issuer; or (ii) permit the Issuer to sell, lease, or dispose of all or substantially all of its assets in a single transaction or a series of transactions, and Pledgor shall (i) promptly perform, observe, and otherwise comply with each and every covenant, agreement, requirement, and condition set forth in the contracts and agreements creating or relating to the Issuer, and shall do or cause to be done all things necessary or appropriate to keep the Issuer in full force and effect and the rights of Pledgor and Secured Party thereunder unimpaired; (ii) notify Secured Party of the occurrence of any default or breach or event of default or breach

under any contract or agreement creating or relating to the Issuer of which the Pledgor has knowledge; and (iii) not consent to the amendment, modification, surrender, impairment, forfeiture, cancellation, dissolution, or termination of the Issuer, or material agreement relating thereto.

(c) Pledgor shall take any action necessary, required, or reasonably requested by Secured Party to allow it to fully enforce its security interest in the Collateral, including, without limitation, the filing of any claims with any court, liquidator, trustee, custodian, receiver, or other like person or party.

Section 4.04 Records and Information. Pledgor shall keep accurate and complete records of the Collateral (including proceeds). Upon reasonable written notice, Secured Party may have access to, examine, audit, make extracts from and inspect without hindrance or delay Pledgor's records and files related to the Collateral. Pledgor will promptly provide written notice to Secured Party of all information which in any way relates to or affects the filing of any financing statement or other public notices or recordings, or the delivery and possession of items of Collateral for the purpose of perfecting a security interest in the Collateral.

Section 4.05 Reimbursement of Expenses. The Collateral shall answer for indemnifying and holding Secured Party harmless from and against and for defending Secured Party against any and all losses, damages, claims, costs, penalties, liabilities and expenses including, without limitation, court costs and reasonable attorneys' fees, incurred because of, incident to, or with respect to the Collateral (including, without limitation, any use, possession, maintenance or management thereof), except when caused by the gross negligence or willful misconduct of Secured Party. All such amounts shall be due and payable with the use of the Collateral to Secured Party upon demand. If payment is not made upon demand (or if demand is not made due to an injunction or stay arising from bankruptcy or other proceedings) and Secured Party pays such amount, the same shall be due and payable from the Collateral to Secured Party as applicable, plus interest thereon from thirty (30) days after the date of Secured Party's demand at the default rate of interest set forth in the Debentures, and such shall constitute additional Obligations and shall be secured by and entitled to the benefits of this Agreement.

Section 4.06 Notices and Reports. Pledgor shall promptly notify Secured Party in writing of any change in the name or identity of Pledgor, any Lien asserted against the Collateral, any litigation against Pledgor, Issuer, or the Collateral, any theft, loss, injury or similar incident involving the Collateral, and any other material matter adversely affecting Pledgor, Issuer or the Collateral. Pledgor shall furnish such other reports, information and data regarding Pledgor's financial condition and operations, the Collateral and such other matters as Secured Party may reasonably request from time to time.

Section 4.07 Modification, Amendment or Termination of Organizational Documents. Pledgor shall exercise all of the rights under the Equity Interests so as not to permit the modification, amendment or termination of the Organizational Documents of Issuer or of Vineyard without the prior written consent of Secured Party, nor to allow Issuer or Vineyard to be dissolved, nor take any action which would cause an Event of Default under any Loan Document. The obligation of Pledgor hereunder not to permit Vineyard to take any proposed action without the prior written consent of Secured Party shall be limited to taking such action to the extent Pledgor's rights under the Equity Interests allow. Pledgor shall not sell any Equity Interests of the Issuer without the prior written consent of Secured Party, except to the extent such sale is effected by Alembic Limited or its assigns pursuant to the Alembic Security Interest.

Section 4.08 Indebtedness of Issuer. Pledgor shall not permit Issuer or Vineyard to create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness other than Indebtedness secured by Permitted Liens.

Section 4.09 Further Assurances. Upon the reasonable request of Secured Party, Pledgor shall (at Pledgor's expense) execute, deliver, and/or authorize the filing or recordation of, all such assignments, certificates, financing statements or other documents and give further assurances and do all other acts and things as Secured Party may reasonably request to perfect Secured Party's interest in the Collateral or to protect, enforce or otherwise effect Secured Party's rights and remedies hereunder, subject only to the Alembic Security Interest.

ARTICLE V

RIGHTS, DUTIES AND POWERS OF SECURED PARTY

The following rights, duties and powers of Secured Party are applicable irrespective of whether an Event of Default occurs and is continuing:

Section 5.01 Discharge Encumbrances. If not timely discharged by Pledgor or Issuer, Secured Party, at its option, whether before or after an Event of Default, but without any obligation whatsoever to do so, may (a) discharge taxes, claims, charges, liens, security interests, assessments or other encumbrances of any and every nature whatsoever at any time levied, placed upon or asserted against the Collateral, (b) place and pay for insurance on the Collateral, including insurance that only protects Secured Party's interest, (c) pay for the repair, improvement, testing, maintenance and preservation of the Collateral, (d) pay any filing, recording, registration, licensing or certification fees or other fees and charges related to the Collateral, or (e) take any other action to preserve and protect the Collateral and Secured Party's rights and remedies under this Agreement as Secured Party may deem necessary or appropriate in its reasonable discretion. Pledgor agrees that Secured Party shall have no duty or obligation whatsoever to take any of the foregoing action. Secured Party shall be entitled to prompt reimbursement upon demand for any payment made or any expense reasonably incurred by Secured Party pursuant to this authorization. These payments and expenditures, together with interest thereon from date incurred until paid by Pledgor at the default rate of interest set forth in the Debentures, which should be paid within thirty (30) days from the date incurred, shall constitute additional Obligations and shall be secured by and entitled to the benefits of this Agreement.

Section 5.02 Cumulative and Other Rights. The rights, powers and remedies of Secured Party hereunder are in addition to all rights, powers and remedies given by law or in equity. The exercise by Secured Party of any one or more of the rights, powers and remedies herein shall not be construed as a waiver of any other rights, powers and remedies, including, without limitation, any other rights of set-off. If any of the Obligations are given in renewal, extension for any period or rearrangement, or applied toward the payment of debt secured by any lien, Secured Party shall be, and is hereby, subrogated to all the rights, titles, interests and liens securing the debt so renewed, extended, rearranged or paid.

Section 5.03 Disclaimer of Certain Duties.

(a) The powers conferred upon Secured Party by this Agreement are to protect Secured Party's interest in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers. The Pledgor hereby agrees that Secured Party shall not be liable for, nor shall the Obligations be diminished by, Secured Party's delay or failure to collect upon, foreclose, sell, take possession of or otherwise obtain value for the Collateral.

(b) Secured Party shall not be under any duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Obligations, or to take any steps necessary to preserve any rights against any Obligor or other Person and Pledgor hereby waives all of the foregoing. Pledgor waives any right of marshaling in respect of any and all Collateral, any right to require Secured Party to proceed against any Obligor or other Person, any right to exhaust any Collateral or any right to enforce

any other remedy which Secured Party now has or may hereafter have against any Obligor or other Person.

Section 5.04 Record Ownership of Securities. If an Event of Default exists, Secured Party at any time may have any Collateral that is Pledged Securities and that is in the possession of Secured Party, or its nominee or nominees, registered in its name, or in the name of its nominee or nominees, as Secured Party; and, as to any Collateral that is Pledged Securities so registered, Secured Party shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies, powers of attorney, dividend coupons or orders, and other documents as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting rights and powers which it is entitled to exercise under this Agreement or to receive the dividends and other distributions and payments in respect of such Collateral that is Pledged Securities or proceeds thereof which it is authorized to receive and retain under this Agreement, subject only to the Alembic Security Interest.

Section 5.05 Voting of Securities. As long as no Event of Default exists, Pledgor is entitled to exercise all voting rights pertaining to any Pledged Securities; provided, however, that no vote shall be cast or consent, waiver, or ratification given or action taken without the prior written consent of Secured Party which would (x) be inconsistent with or violate any provision of this Agreement or any other Loan Document or (y) amend, modify, or waive any term, provision or condition of any Organizational Document, or other agreement relating to, evidencing, providing for the issuance of, or securing any Collateral; and provided further that Pledgor shall give Secured Party at least five (5) business days' prior written notice in the form of an officers' certificate of the manner in which it intends to exercise, or the reasons for refraining from exercising, any voting or other consensual rights pertaining to the Collateral or any part thereof which might have a material adverse effect on the value of the Collateral or any part thereof. If an Event of Default exists and if Secured Party elects to exercise such right, the right to vote any Pledged Securities shall be vested exclusively in Secured Party, unless such right to vote is otherwise vested in Alembic Limited under its Alembic Security Interest. To this end, and except to the extent Alembic Limited has a superior right under its Alembic Security Interest, Pledgor hereby irrevocably constitutes and appoints Secured Party the proxy and attorney-in-fact of Pledgor, with full power of substitution, to vote, and to act with respect to, any and all Collateral that is Pledged Securities standing in the name of Pledgor or with respect to which Pledgor is entitled to vote and act, subject to the understanding that such proxy may not be exercised unless an Event of Default exists. The proxy herein granted is coupled with an interest, is irrevocable, and shall continue until the Obligations have been paid and performed in full.

Section 5.06 Modification of Obligations; Other Security. Pledgor waives (a) any and all notice of acceptance, creation, modification, rearrangement, renewal or extension for any period of any instrument executed by any Obligor in connection with the Obligations and (b) any defense of any Obligor by reason of disability, lack of authorization, cessation of the liability of any Obligor or for any other reason. Pledgor authorizes Secured Party, without notice or demand and without any reservation of rights against Pledgor and without affecting Pledgor's liability hereunder or on the Obligations, from time to time to (x) take and hold other property, other than the Collateral, as security for the Obligations, and exchange, enforce, waive and release any or all of the Collateral, (y) apply the Collateral in the manner permitted by this Agreement and (z) renew, extend for any period, accelerate, amend or modify, supplement, enforce, compromise, settle, waive or release the obligations of any Obligor or any instrument or agreement of such other Person with respect to any or all of the Obligations or Collateral; provided, however, such waivers shall not adversely affect the ability of Pledgor to satisfy the Alembic Indebtedness.

ARTICLE VI

EVENTS OF DEFAULT

Section 6.01 Events of Default. As used herein, an "Event of Default" shall mean an "Event of Default" under the Debentures, or (a) any representation or warranty by made or deemed made by Pledgor herein, or which is contained in any certificate, document or financial or other statement furnished by Pledgor at any time in connection with this Agreement, is incorrect in any material respect on or as of the date made or deemed made; (b) Pledgor fails to perform, observe or comply with any term, covenant or agreement contained in Sections 4.06, 4.08 and 4.09, or (c) Pledgor fails to perform, observe or comply with any other term, covenant or agreement contained in this Agreement, and such failure shall continue unremedied for a period of thirty (30) days after the earlier of (i) the date upon which Pledgor knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to Pledgor by Secured Party.

Section 6.02 Remedies. Upon the occurrence and during the continuance of any Event of Default, Secured Party, at its option, shall, subject to Section 6.03 hereof, be entitled to exercise any one or more of the following remedies (all of which are cumulative):

(a) Secured Party, at its option, may declare the Obligations or any part thereof, immediately due and payable, without demand, notice of intention to accelerate, notice of acceleration, notice of nonpayment, presentment, protest, notice of dishonor, or any other notice whatsoever, all of which are hereby waived by Pledgor and any maker, endorser, guarantor, surety or other party liable in any capacity for any of the Obligations.

(b) Secured Party shall have all of the rights and remedies provided for in this Agreement or any other Loan Document, the rights and remedies under the Code, and any and all of the rights and remedies at law and equity, all of which shall be deemed cumulative. Without limiting the foregoing, Pledgor agrees that Secured Party shall have the right to (i) require Pledgor to assemble the Collateral and make it available to Secured Party at a place designated by Secured Party that is reasonably convenient to both parties, which Pledgor agrees to do; (ii) take possession of the Collateral, with or without process of law, and, in this connection, enter any premises where the Collateral is located to remove same, to render it unusable, or to dispose of same on such premises; (iii) sell, lease or otherwise dispose of the Collateral, by public or private proceedings, for cash or credit, without assumption of credit risk; and/or (iv) whether before or after default, collect and receipt for, compound, compromise, and settle, and give releases, discharges and acquittances with respect to, any and all amounts owed by any person or entity with respect to the Collateral. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will send Pledgor reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition will be made. Any requirement of reasonable notice to Pledgor shall be met if such notice is mailed, postage prepaid, to Pledgor at the address of Pledgor designated on the signature page of this Agreement, or at such other address as Pledgor may notify Secured Party of in advance in writing, at least ten (10) days before the day of any public sale or at least ten (10) days before the time after which any private sale or other disposition will be made.

(c) The Obligations which the Collateral secures under this Agreement includes the reasonable expenses incurred by Secured Party in enforcing its rights and remedies, in retaking, holding, testing, repairing, improving, selling, leasing or disposing of the Collateral, or like expenses, including, without limitation, attorneys' fees and legal expenses incurred by Secured Party. These expenses, together with interest thereon from the date incurred until paid by the Company or with proceeds from the Collateral at the default rate of interest set forth in the Debentures, which shall constitute additional Obligations and shall be secured by and entitled to the benefits of this Agreement.

(d) Proceeds received by Secured Party from disposition of the Collateral shall be applied toward Secured Party's expenses and other Obligations in such order or manner as Secured Party may elect. Pledgor shall be entitled to any surplus if one results after lawful application of the proceeds. Pledgor shall not be personally liable for any deficiency.

(e) The rights and remedies of Secured Party are cumulative and the exercise of any one or more of the rights or remedies shall not be deemed an election of rights or remedies or a waiver of any other right or remedy. Secured Party may remedy any Event of Default and may waive any Event of Default without waiving the Event of Default remedied or without waiving any other prior or subsequent Event of Default.

Section 6.03 Sale of Pledged Securities.

(a) Pledgor agrees that, because of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder (collectively, the "Securities Act"), or any other laws or regulations, and for other reasons, there may be legal or practical restrictions or limitations affecting Secured Party in any attempts to dispose of certain portions of the Pledged Securities and for the enforcement of its rights. For these reasons, Secured Party is hereby authorized by Pledgor, but not obligated, upon the occurrence and during the continuation of an Event of Default, to sell all or any part of the Pledged Securities at private sale, subject to investment letter or in any other manner which will not require the Pledged Securities, or any part thereof, to be registered in accordance with the Securities Act or any other laws or regulations, at a reasonable price at such private sale or other distribution in the manner mentioned above. Pledgor understands that Secured Party may in its discretion approach a limited number of potential purchasers and that a sale under such circumstances may yield a lower price for the Pledged Securities, or any part thereof, than would otherwise be obtainable if such Collateral were either afforded to a larger number or potential purchasers, registered under the Securities Act, or sold in the open market. Pledgor agrees that any such private sale made under this Section 6.03(a) shall be deemed to have been made in a commercially reasonable manner, and that Secured Party has no obligation to delay the sale of any Pledged Securities to permit the issuer thereof to register it for public sale under any applicable federal or state securities laws.

(b) Secured Party is authorized, in connection with any such sale, (i) to restrict the prospective bidders on or purchasers of any of the Pledged Securities to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Pledged Securities, and (ii) to impose such other limitations or conditions in connection with any such sale as Secured Party reasonably deems necessary in order to comply with applicable law. Pledgor covenants and agrees that it will execute and deliver such documents and take such other action as Secured Party reasonably deems necessary in order that any such sale may be made in compliance with applicable law. Upon any such sale Secured Party shall have the right to deliver, assign, and transfer to the purchaser thereof the Pledged Securities so sold. Each purchaser at any such sale shall hold the Pledged Securities so sold absolutely free from any claim or right of Pledgor of whatsoever kind, including any equity or right of redemption of Pledgor. Pledgor, to the extent permitted by applicable law, hereby specifically waives all rights of redemption, stay, or appraisal which it has or may have under any law now existing or hereafter enacted.

(c) Pledgor agrees that ten (10) days' written notice from Secured Party to Pledgor of Secured Party's intention to make any such public or private sale or sale at a broker's board or on a securities exchange shall constitute reasonable notice under the Code. Such notice shall (i) in case of a public sale, state the time and place fixed for such sale, (ii) in case of sale at a broker's board or on a securities exchange, state the board or exchange at which such a sale is to be made and the day on which the Pledged Securities, or the portion thereof so being sold, will first be offered for sale at such board or exchange, and (iii) in the case of a private sale, state the

day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. At any such sale, the Pledged Securities may be sold in one lot as an entirety or in separate parcels, as Secured Party may reasonably determine. Secured Party shall not be obligated to make any such sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned.

(d) In case of any sale of all or any part of the Pledged Securities on credit or for future delivery, the Pledged Securities so sold may be retained by Secured Party until the selling price is paid by the purchaser thereof, but Secured Party shall not incur any liability in case of the failure of such purchaser to take up and pay for the Pledged Securities so sold and in case of any such failure, such Pledged Securities may again be sold upon like notice. Secured Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Pledged Securities, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

(e) Without limiting the foregoing, or imposing upon Secured Party any obligations or duties not required by applicable law, Pledgor acknowledges and agrees that, in foreclosing upon any of the Pledged Securities, or exercising any other rights or remedies provided Secured Party hereunder or under applicable law, Secured Party may, but shall not be required to, (i) qualify or restrict prospective purchasers of the Pledged Securities by requiring evidence of sophistication or creditworthiness, and requiring the execution and delivery of confidentiality agreements or other documents and agreements as a condition to such prospective purchasers' receipt of information regarding the Pledged Securities or participation in any public or private foreclosure sale process, (ii) provide to prospective purchasers business and financial information regarding Pledgor or the Issuer available in the files of Secured Party at the time of commencing the foreclosure process, without the requirement that Secured Party obtain, or seek to obtain, any updated business or financial information or verify, or certify to prospective purchasers, the accuracy of any such business or financial information, or (iii) offer for sale and sell the Pledged Securities with, or without, first employing an appraiser, investment banker, or broker with respect to the evaluation of the Pledged Securities, the solicitation of purchasers for Pledged Securities, or the manner of sale of Pledged Securities.

Section 6.04 Attorney-in-Fact. Pledgor hereby irrevocably appoints Secured Party as Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of Pledgor or otherwise, from time to time in Secured Party's discretion upon the occurrence and during the continuance of an Event of Default, such appointment will be deemed to be coupled with an interest, but at Pledgor's cost and expense and without notice to Pledgor, to take any action and to execute any assignment, certificate, financing statement, notification, document or instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

Section 6.05 Reasonable Notice. If any applicable provision of any law requires Secured Party to give reasonable notice of any sale or disposition or other action, Pledgor hereby agrees that ten (10) days' prior written notice shall constitute reasonable notice thereof. Such notice, in the case of public sale, shall state the time and place fixed for such sale and, in the case of private sale, the time after which such sale is to be made.

Section 6.06 Non-judicial Enforcement. Secured Party may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law, Pledgor expressly

waives any and all legal rights which might otherwise require Secured Party to enforce its rights by judicial process.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.01 Notices. Any notice required or permitted to be given under or in connection with this Agreement shall be given in accordance with the notice provisions of the Debentures.

Section 7.02 Amendments and Waivers. Secured Party's acceptance of partial or delinquent payments or any forbearance, failure or delay by Secured Party in exercising any right, power or remedy hereunder shall not be deemed a waiver of any obligation of Pledgor or any Obligor, or of any right, power or remedy of Secured Party, and no partial exercise of any right, power or remedy shall preclude any other or further exercise thereof. Secured Party may remedy any Event of Default hereunder or in connection with the Obligations without waiving the Event of Default so remedied. Pledgor hereby agrees that if Secured Party agrees to a waiver of any provision hereunder, or an exchange of or release of the Collateral, or the addition or release of any Obligor or other Person, any such action shall not constitute a waiver of any of Secured Party's other rights or of Pledgor's obligations hereunder. This Agreement may be amended only by an instrument in writing executed jointly by Pledgor and Secured Party and may be supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

Section 7.03 Copy as Financing Statement. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral is sufficient as a financing statement, and the same may be filed with any appropriate filing authority for the purpose of perfecting Secured Party's security interest in the Collateral without the requirement for Pledgor's signature thereon.

Section 7.04 Possession of Collateral. Secured Party shall be deemed to have possession of any Collateral in transit to it or set apart for it (or, in either case, any of its agents, affiliates or correspondents).

Section 7.05 Redelivery of Collateral. If any sale or transfer of Collateral by Secured Party results in full satisfaction of the Obligations, and after such sale or transfer and discharge there remains a surplus of proceeds, Secured Party will deliver to Pledgor such excess proceeds in a commercially reasonable time; provided, however, that so long as Secured Party acts in a commercially reasonable manner in delivering such proceeds to Pledgor, Secured Party shall not be liable for any interest, cost or expense in connection therewith.

Section 7.06 Governing Law; Submission to Jurisdiction.

(a) THIS AGREEMENT AND THE SECURITY INTEREST GRANTED HEREBY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT FEDERAL LAWS OF THE UNITED STATES OF AMERICA APPLY.

(b) EXCEPT TO THE EXTENT REQUIRED FOR THE EXERCISE OF THE REMEDIES PROVIDED HEREIN OR IN THE OTHER LOAN DOCUMENTS, PLEDGOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY LITIGATION (DEFINED BELOW) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS BROUGHT IN DISTRICT COURTS OF NEW YORK COUNTY, NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK.

(c) PLEDGOR HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH LITIGATION BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, TO PLEDGOR'S OFFICE. NOTHING HEREIN SHALL AFFECT THE RIGHTS OF SECURED PARTY TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST PLEDGOR IN ANY JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW. TO THE EXTENT THAT PLEDGOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, PLEDGOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. AS USED HEREIN, THE TERM "LITIGATION" MEANS ANY PROCEEDING, CLAIM, LAWSUIT OR INVESTIGATION (I) CONDUCTED OR THREATENED BY OR BEFORE ANY COURT OR GOVERNMENTAL DEPARTMENT, COMMISSION, BOARD, BUREAU, AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR OF ANY STATE, COMMONWEALTH, NATION, TERRITORY, POSSESSION, COUNTY, PARISH, OR MUNICIPALITY, WHETHER NOW OR HEREAFTER CONSTITUTED OR EXISTING, OR (II) PENDING BEFORE ANY PUBLIC OR PRIVATE ARBITRATION BOARD OR PANEL.

(d) PLEDGOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). PLEDGOR (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS UNDER THE LOAN DOCUMENTS.

Section 7.07 Additional Rights of Secured Party. Secured Party is expressly granted the following rights upon the occurrence of an Event of Default, subordinate only to the exercise by Alembic Limited of its rights under the Alembic Security Interest: (a) to receive Pledgor's share of all distributions and/or distributions in kind following dissolution of the Issuer and to hold the same in trust for the benefit of Pledgor as part of the Collateral and (b) to exercise voting rights as to any of the Collateral. All of the foregoing may be exercised by Secured Party without liability, except to account for property actually received by it and except for liability arising from Secured Party's gross negligence or willful misconduct.

Section 7.08 Continuing Security Agreement.

(a) Except as may be expressly applicable pursuant to Section 9.620 of the Code, as amended from time to time, no action taken or omission to act by Secured Party hereunder, including, without limitation, any action taken or inaction pursuant to Section 6.02, shall be deemed to constitute a retention of the Collateral in satisfaction of the Obligations or otherwise to be in full satisfaction of the Obligations, and the Obligations shall remain in full force and effect until Secured Party shall have applied payments (including, without limitation, collections from Collateral) towards the Obligations in the full amount then outstanding or until such subsequent time as is hereinafter provided in subsection (b) below.

(b) To the extent that any performance of or payments on the Obligations or proceeds of the Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent the Obligations so satisfied shall be revived and continue as if such performance had not occurred or such payment or proceeds had not been received by Secured Party, and Secured Party's security interests, rights, powers and remedies hereunder shall continue in full force and effect. In such event, this Agreement shall be automatically reinstated if it shall theretofore have been terminated pursuant to Section 7.09.

Section 7.09 Termination. The granting of a security interest hereunder and all of Secured Party's rights, powers and remedies in connection therewith shall remain in full force and effect until the Obligations have been fully performed and Pledgor has complied with all covenants and agreements hereof. Upon the complete performance of the Obligations and the compliance by Pledgor with all covenants and agreements hereof, Secured Party, at the written request and expense of Pledgor, will release, reassign and transfer the Collateral that Pledgor has provided to Pledgor and declare this Agreement to be of no further force or effect. Notwithstanding the foregoing, the reimbursement and indemnification provisions of Section 4.05 and the provisions of Section 7.08(b) shall survive the termination of this Agreement.

Section 7.10 Effectiveness. This Agreement becomes effective upon the execution hereof by Pledgor and delivery of the same to Secured Party, and it is not necessary for Secured Party to execute any acceptance hereof or otherwise signify or express its acceptance hereof.

Section 7.11 No Third Party Beneficiaries. This Agreement is intended for the sole and exclusive benefit of Secured Party and its respective successors and assigns, and shall not serve to confer any rights or benefits in favor of any Person not a party hereto; and no other Person shall have any right to rely on this Agreement, or to derive any benefit herefrom. Pledgor shall not assign or transfer its rights, duties or obligations hereunder without the prior written consent of Secured Party. There are no third party beneficiaries to this Agreement and no other Person (other than the parties hereto, and their respective successors and assigns) shall be entitled to rely on or enforce this Agreement. Each and every right and remedy of Secured Party shall be cumulative and shall be in addition to any other right or remedy given hereunder or under any other Loan Document now or hereafter existing at law, in equity or by statute.

Section 7.12 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. A set of counterparts executed by all the parties hereto shall be lodged with Secured Party.

Section 7.13 Alembic Security Interest.

(a) The terms of this Section 7.13 shall supersede any inconsistencies with the remainder of this Agreement. To the extent of Pledgor's knowledge, as of February 1, 2007, the Company was indebted to Alembic Limited in the principal amount of approximately $2,200,000 (the "Alembic Indebtedness"). Pursuant to the Securities Purchase Agreement dated April ___, 2007 executed between the Company and Purchasers thereunder, on the initial closing, the proceeds thereof were to be applied to the extent of $1,000,000 or less (if less, subject to prior notification to and approval by Shekhar K. Basu) in partial satisfaction of the Alembic Indebtedness. Pledgor and the Secured Party further acknowledge that Alembic Limited may require Pledgor to pledge the Collateral to the extent of the remaining Alembic Indebtedness, following said partial payment, and if so required, such pledge shall secure a priority lien position hereunder (the "Alembic Security Interest"). Accordingly, the security interest in favor of the Secured Party shall be fully subordinated to and subject to such subordination, standstill and other

terms and conditions of the Alembic Security Interest to the extent as may be required by Alembic Limited and as recognized under this Agreement.

(b) In order to enable Pledgor to satisfy all of the conditions to the Alembic Security Interest required by Alembic Limited, each of the Investors: (a) grants to Pledgor an irrevocable power of attorney to execute in the Investor's name, place and stead such form of subordination agreement, standstill agreement and other agreement as may be required by Alembic Limited to govern and protect its security interest in the Collateral to the extent of the Alembic Indebtedness recognized by this Agreement; and (b) agrees to fully cooperate with Alembic Limited with respect to the purpose and intent of Section 7.13(a) hereof, as well as to execute such additional agreements and to provide such reasonable further assurances as may be required of the Investor by Alembic Limited; provided in no event shall any such agreement increase the personal liability of any Investor.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

PLEDGOR:

____
RAMESH C. PANDEY, PH.D.

AGREED TO AND ACCEPTED BY:

Issuers hereby acknowledge the terms and conditions of this Agreement, agree therewith, and agree to do all acts and things required to uphold the terms and conditions of this Agreement, and to refrain from doing all acts and things prohibited by the terms and conditions of this Agreement. Additionally, Issuers hereby agree to comply with instructions by Secured Party without further consent by Pledgor.

PRC HOLDINGS, LLC, a New Jersey limited liability company	PCR HOLDING COMPANY, INC., a New Jersey corporation
By: ______________________	By: ______________________
Name: Ramesh C. Pandey, Ph.D.	Name: Ramesh C. Pandey, Ph.D.
Title: Chief Executive Officer	Title: ______________________

1039382_2

SCHEDULE I
TO
PLEDGE AGREEMENT

ISSUER

Issuer	Certificate No.	Number of Shares/Units	Type of Shares	Percentage of Ownership
PRC Holdings, LLC	N/A	N/A	Membership Interest	99%
PCR Holding Company, Inc.	______	______	Common Stock	100%
Vineyard Productions, LLC	N/A	N/A	Membership Interest	25%

EXHIBIT A
TO
PLEDGE AGREEMENT – RAMESH C. PANDEY, PHD.

LIST OF INVESTORS

Investors	Principal Amount

EXHIBIT F-2

PLEDGE AGREEMENT

MARJORIE CHASSMAN

PLEDGE AGREEMENT

MARJORIE CHASSMAN

THIS PLEDGE AGREEMENT (this "***Agreement***") is made as of April __, 2007, by Marjorie Chassman, an individual residing at the address set forth below her signature ("***Pledgor***"), in favor of the investors described on Exhibit A hereto (each an "***Investor***" and, collectively, the "***Investors***" and the "***Secured Party***").

Reference is made herein to those certain 8% Senior Secured Convertible Debentures, of even date herewith, by Xechem International, Inc., a Delaware corporation (the "***Company***") payable to the order of each of the Investors in their respective original principal amounts (each, a "***Debenture***," and collectively, the "***Debentures***"). For purposes of Sections 1.01, 1.05 and 7.13, the Company is also party to this Agreement.

WHEREAS, Pledgor holds certain convertible notes in the Company and is desirous of inducing the Investors to fund the investment called for herein in order to provide a greater likelihood of economic return with respect to her notes;

WHEREAS, Secured Party has required, as a condition to the Debentures, that Pledgor execute and deliver this Agreement; and

WHEREAS, Pledgor desires to grant a security interest in, and pledge and assign as applicable, the Collateral (defined herein) to Secured Party, as herein provided;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

SECURITY INTEREST

Section 1.01 Grant of Security Interest. As security for the prompt payment and performance of the Obligations, in full, when due, whether at maturity, by acceleration or otherwise (including amounts that would become due by reason of delay, default, or by operation of law, but for the operation of the provisions of the Bankruptcy Code), Pledgor hereby pledges, grants, transfers and assigns to Secured Party, a security interest in all of Pledgor's right, title and interest in and to the Collateral, and hereby physically delivers the Collateral to Custodian, whose fees are paid by the Company, pursuant to the terms of the Custodian Agreement dated April __, 2007, in the form attached as Exhibit B.

Section 1.02 Collateral. The Collateral consists of the following (collectively, the "***Collateral***"):

(a) the convertible promissory notes issued to Pledgor by the Company which by their terms are convertible into 100,000,000 shares of Common Stock of the Company, as further identified on Exhibit C attached hereto; and

(b) any shares to which the convertible promissory notes may have been converted, including shares resulting from reverse or forward stock splits or reclassification thereof, whether authorized or unauthorized; and

(c) all proceeds, replacements, additions to and substitutions for, and books and records related to, the property set forth in (a) above.

Section 1.03 Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall:

(a) remain in full force and effect until the earlier of:

(i) indefeasible payment in full of all Obligations, or

(ii) within 90 days from the signing hereof, the first to occur of any of the following events (collectively, the "***Release Conditions***" and individually, a "***Release Condition***"):

(A) initial closing of a loan exceeding US $9,000,000 from UPS Capital guaranteed by Ex-Im Bank to Xechem Nigeria Pharmaceuticals, Ltd. ("***Xechem Nigeria***") pursuant to the existing commitment;

(B) initial closing of the second tranche of loans from Nexim Bank to Xechem Nigeria of approximately 325 million Naira (US $2,700,000); or

(C) equity funding to Xechem Nigeria of not less than $3,000,000;

(b) be binding upon Pledgor, her successors and assigns; and

(c) inure to the benefit of Secured Party, its successors and assigns, together with the rights and remedies of Secured Party hereunder. Secured Party may assign or otherwise transfer (in whole or in part) its interest in any of the Collateral, to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof under this Agreement. Pledgor hereby acknowledges and agrees that Secured Party and any other Person receiving a security interest in the Collateral pursuant to the remainder of this sentence, may grant a security interest in the Collateral.

Section 1.04. Termination of Security Interest. Upon the indefeasible payment in full of all Obligations or the occurrence of one of the Release Conditions within 90 days from the signing hereof, the security interest granted herein shall terminate and all rights to the Collateral shall revert to Pledgor. Upon any such termination, Secured Party will, upon request from Pledgor and at such Pledgor's sole expense, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination.

Section 1.05. Foreclosure and Sale of Collateral. (a) In the event that none of the Release Conditions occurs within 90 days following the effective date of this Agreement, then upon delivery of a notice of default from Secured Party to Pledgor due to failure to satisfy a Release Condition, and provided such Release Condition remains unsatisfied for a period of 15 days following the delivery of such notice of default, then Secured Party shall be permitted to foreclose on the Collateral.

(i) In the event of the sale of the Collateral pursuant to the procedures required under Article VI to persons other than Secured Party, then all net sales proceeds, after payment in full of all Reimbursable Expenses, in excess of $1,500,000, shall be paid over to Pledgor.

(ii) In the event that Secured Party is the acquirer of the Collateral, then as of the date of such acquisition, to the extent the Collateral represents a value in excess of $1,500,000, after payment in full of all Reimbursable Expenses, then Secured Party shall deliver such excess proceeds to Pledgor.

(b) To the extent of the net proceeds realized by Secured Party with respect to such foreclosure proceeding, each Secured Party shall assign over to Pledgor that portion of the

Debenture purchased by the Secured Party (and the corresponding Warrant coverage) equal to the percentage of the Secured Party's original purchase price of the Debenture (and the corresponding Warrant coverage) that such net proceeds received by it from the foreclosure proceeding bears to the Secured Party's original investment. For the avoidance of doubt, if in the event at a foreclosure sale, Secured Party received $400,000 for the sale of the Collateral, net of Reimbursable Expenses, and Secured Party had purchased $4,000,000 of Debentures (and Warrants), then Secured Party would pay over to Pledgor 10% of the Debentures and Warrants acquired by Secured Party. The terms of this Article I shall supersede any inconsistencies with the remainder of this Agreement.

ARTICLE II

DEFINITIONS

Section 2.01 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

"***Code***" means the Uniform Commercial Code as presently in effect in the State of New York. Unless otherwise indicated by the context herein, all uncapitalized terms which are defined in the Code shall have their respective meanings as used in Chapter 9 thereof.

"***Debentures***" means the 8% Secured Convertible Debentures due on April 4, 2009, issued by the Company pursuant to Securities Purchase Agreement dated April 4, 2007 by and among the Company and each of the Investors.

"***Governmental Authority***" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

"***Indebtedness***" means, as to any Person at a particular time, without duplication, all of the following: (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments; (c) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business); (d) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (e) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and (f) all guaranty obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (e) above.

"***Issuer***" means Xechem International, Inc.

"***Liens***" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement), any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement

naming the owner of the asset to which such lien relates as debtor, under the Code or any comparable law and any contingent or other agreement to provide any of the foregoing.

"***Loan Documents***" means, collectively, the Debentures and this Agreement.

"***Material Adverse Effect***" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or financial condition of any of the Company; (b) a material impairment of the ability of Pledgor to perform hereunder; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against Pledgor of this Agreement .

"***Obligations***" means all present or future indebtedness, obligations and liabilities of the Company or of Pledgor, incurred under, arising out of, or in connection with the Loan Documents.

"***Obligor***" means any Person liable (whether directly or indirectly, primarily or secondarily) for the payment or performance of any of the Obligations whether as maker, co-maker, endorser, guarantor, accommodation party, general partner or otherwise.

"***Organizational Documents***" means: (a) for any corporation: the articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of the shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation; (b) for any limited liability company: the articles of organization, the regulations or operating agreement, certificate of organization and all applicable resolutions of the members or managers of such limited liability company; and (c) for any limited partnership: the certificate of limited partnership, the limited partnership agreement and all Organization Documents for its general partner as any of the foregoing have been amended or supplemented from time to time.

"***Person***" means an individual, partnership, limited partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

"***Pledged Securities***" means, collectively, the promissory convertible notes issued by the Issuer pledged hereunder, together with any other Collateral constituting securities.

"***Requirement of Law***" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

In order to induce Secured Party to accept this Agreement, Pledgor represents and warrants to Secured Party (which representations and warranties will survive the creation and performance of the Obligations) that:

Section 3.01 Ownership of Collateral; Encumbrances; Indebtedness. Pledgor is, and as to any property acquired after the date hereof which is included within the Collateral, will be, the sole legal and beneficial owner of the Collateral (including the Pledged Securities and all other Collateral acquired by Pledgor after the date hereof) free and clear of any Liens other than those in favor of Secured Party granted herein.

Section 3.02 Pledged Securities. All Collateral that is Pledged Securities is existing, duly authorized, validly issued, fully paid, and non-assessable, and the transfer thereof is not subject to any

restrictions, other than restrictions imposed by applicable securities and corporate laws. As of the date hereof, there are no other options, warrants or other rights presently outstanding to purchase or otherwise acquire the Pledged Securities. None of the Pledged Securities are subject to preemptive rights. Pledgor has delivered, or if not delivered, will deliver, to Secured Party all certificates or other instruments or documents representing or evidencing the Pledged Securities, to the extent the Pledged Securities are certificated, together with corresponding assignment or transfer powers duly executed in blank by Pledgor, and such powers have been or to the extent necessary, will be, duly and validly executed and are binding and enforceable against Pledgor in accordance with their terms.

Section 3.03 Authority; No Required Consent. Pledgor has the full right and authority to execute and perform this Agreement and to create the security interest and pledges and assignments created by this Agreement. Except as would not reasonably be expected to have a Material Adverse Effect, the making and performance by Pledgor of this Agreement will not violate (a) any Requirement of Law, (b) any order of any Governmental Authority, (c) any indenture or other agreement to which Pledgor is a party, or by which Pledgor or any of its property is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture or other agreement, or (d) result in the creation or imposition of any Lien upon the Collateral other than those in favor of Secured Party granted herein. No authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body (other than the filing of financing statements), or any other Person, is required for (i) the due execution, delivery and performance by Pledgor of this Agreement, (ii) the grant by Pledgor of the security interest granted by this Agreement, (iii) the perfection of such security interest or (iv) the exercise by Secured Party of its rights and remedies under this Agreement.

Section 3.04 First Priority Security Interest. The security interest in the Collateral granted pursuant to this Agreement (upon filing of necessary financing statements, or the taking of possession of the Collateral by or on behalf of the Secured Party) creates a valid and perfected security interest in the Collateral, enforceable against Pledgor and all third parties, and secures payment of the Obligations, which security interest is first and prior to all other security interests in the Collateral.

Section 3.05 No Filings By Third Parties. No authorized and effective financing statement or other public notice or recording covering the Collateral is on file in any public office and Pledgor will not execute or authorize the filing of any such financing statement or other public notice or recording so long as any of the Obligations are outstanding except in connection with the Liens in favor of Secured Party granted herein.

Section 3.06 Location of Pledgor. Pledgor's place of residence is set forth below Pledgor's signature hereunder.

Section 3.07 Accuracy of Information. All statements or other information provided by Pledgor to Secured Party describing, or with respect to, the Collateral is, or (in the case of subsequently furnished information) will be when provided, correct and complete in all material respects. If at any time Pledgor owns any uncertificated Collateral or Pledged Securities in the Issuer which become certificated, Pledgor shall promptly deliver such certificates, along with blank transfer powers, to Secured Party. The delivery, at any time, by Pledgor to Secured Party of additional Collateral or of additional descriptions of Collateral shall constitute a representation and warranty by Pledgor to Secured Party hereunder that the representations and warranties of this Article III are correct insofar as they would pertain to such additional Collateral or the descriptions thereof.

ARTICLE IV

COVENANTS AND AGREEMENTS

Pledgor will at all times comply with the covenants and agreements contained in this Article IV, from the date hereof and for so long as any part of the Obligations are outstanding.

Section 4.01 Change in Location of Pledgor. Pledgor will give Secured Party twenty (20) days prior written notice of any change in Pledgor's address.

Section 4.02 Proceeds of Collateral. At the request of Secured Party, Pledgor will deliver to Secured Party, as Collateral, promptly upon receipt, all proceeds delivered to Pledgor from the sale or disposition of any Collateral; provided, however, nothing in this Section 4.02 shall be construed to permit sales or dispositions of Collateral not otherwise permitted by the terms of this Agreement.

Section 4.03 No Transfer.

(a) Except for Liens upon the Collateral in favor of Secured Party granted herein, Pledgor shall not, without the prior written consent of Secured Party, sell, assign, transfer, lease, charter, encumber, hypothecate or dispose of the Collateral, or any part thereof, or interest therein, or offer to do any of the foregoing, and additionally, with respect to the Pledged Securities, Pledgor shall not grant any option, warrant, or other right with respect to, any of the Pledged Securities. The consents required in this Subsection 4.03(a) may be withheld in Secured Party's sole and absolute discretion, and any such consent shall not be construed as a waiver of this provision in respect of any subsequent sale, assignment, transfer, lease, charter, hypothecation or disposition.

(b) Pledgor shall (i) promptly perform, observe, and otherwise comply with each and every covenant, agreement, requirement, and condition set forth in the contracts and agreements creating or relating to the Issuer, and shall do or cause to be done all things necessary or appropriate to keep the Issuer in full force and effect and the rights of Pledgor and Secured Party thereunder unimpaired; (ii) notify Secured Party of the occurrence of any default or breach or event of default or breach under any contract or agreement creating or relating to the Issuer of which the Pledgor has knowledge; and (iii) not consent to the amendment, modification, surrender, impairment, forfeiture, cancellation, dissolution, or termination of the Issuer, or material agreement relating thereto.

(c) Pledgor shall take any action necessary, required, or reasonably requested by Secured Party to allow it to fully enforce its security interest in the Collateral, including, without limitation, the filing of any claims with any court, liquidator, trustee, custodian, receiver, or other like person or party.

Section 4.04 Records and Information. Pledgor shall keep accurate and complete records of the Collateral (including proceeds). Upon reasonable written notice, Secured Party may have access to, examine, audit, make extracts from and inspect without hindrance or delay Pledgor's records and files related to the Collateral. Pledgor will promptly provide written notice to Secured Party of all information which in any way relates to or affects the filing of any financing statement or other public notices or recordings, or the delivery and possession of items of Collateral for the purpose of perfecting a security interest in the Collateral.

Section 4.05 Reimbursement of Expenses; Non-Recourse Pledge. Pledgor hereby agrees to indemnify and hold Secured Party harmless from and against and covenants to defend Secured Party against any and all losses, damages, claims, costs, penalties, liabilities and expenses including, without limitation, court costs and reasonable attorneys' fees, incurred because of, incident to, or with respect to

the Collateral (including, without limitation, any use, possession, maintenance or management thereof), except when caused by the gross negligence or willful misconduct of Secured Party (the "***Reimbursable Expenses***"). All amounts for which Pledgor is liable pursuant to this Section 4.05 shall be due and payable by Pledgor to Secured Party upon demand solely from the Collateral and the proceeds therefrom. If Pledgor fails to make such payment upon demand (or if demand is not made due to an injunction or stay arising from bankruptcy or other proceedings) and Secured Party pays such amount, the same shall be due and payable from the Collateral or the proceeds therefrom to Secured Party as applicable, and such shall constitute additional Obligations and shall be secured by and entitled to the benefits of this Agreement, but in no event shall be with recourse to Pledgor. Notwithstanding anything to the contrary contained in this Agreement, all obligations regarding Pledgor hereunder shall be limited to the Collateral and all proceeds therefrom and shall be without recourse to Pledgor, who shall have no personal liability for any of her obligations with respect to this Agreement or with respect to the Obligations.

Section 4.06 Notices and Reports. Pledgor shall promptly notify Secured Party in writing of any change in the name or identity of Pledgor, any Lien asserted against the Collateral, any litigation against Pledgor or the Collateral, any theft, loss, injury or similar incident involving the Collateral, and any other material matter adversely affecting Pledgor or the Collateral. Pledgor shall furnish such other reports, information and data regarding Pledgor's financial condition and operations, the Collateral and such other matters as Secured Party may reasonably request from time to time.

Section 4.07 Intentionally Deleted.

Section 4.08 Intentionally Deleted.

Section 4.09 Further Assurances. Upon the reasonable request of Secured Party, Pledgor shall (at Pledgor's expense) execute, deliver, and/or authorize the filing or recordation of, all such assignments, certificates, financing statements or other documents and give further assurances and do all other acts and things as Secured Party may reasonably request to perfect Secured Party's interest in the Collateral or to protect, enforce or otherwise effect Secured Party's rights and remedies hereunder.

ARTICLE V

RIGHTS, DUTIES AND POWERS OF SECURED PARTY

The following rights, duties and powers of Secured Party are applicable irrespective of whether an Event of Default occurs and is continuing:

Section 5.01 Discharge Encumbrances. If not timely discharged by Pledgor or Issuer, Secured Party, at its option, whether before or after an Event of Default, but without any obligation whatsoever to do so, may (a) discharge taxes, claims, charges, liens, security interests, assessments or other encumbrances of any and every nature whatsoever at any time levied, placed upon or asserted against the Collateral, (b) pay any filing, recording, registration, licensing or certification fees or other fees and charges reasonably related to the Collateral, or (c) take any other action to preserve and protect the Collateral and Secured Party's rights and remedies under this Agreement as Secured Party may deem necessary or appropriate in its reasonable discretion. Pledgor agrees that Secured Party shall have no duty or obligation whatsoever to take any of the foregoing action. Pledgor agrees to promptly reimburse Secured Party upon demand for any payment made or any expense reasonably incurred by Secured Party pursuant to this authorization. These payments and expenditures, which Pledgor agrees to pay within thirty (30) days from the date incurred, shall constitute additional Obligations and shall be secured by and entitled to the benefits of this Agreement.

Section 5.02 Cumulative and Other Rights. The rights, powers and remedies of Secured Party hereunder are in addition to all rights, powers and remedies given by law or in equity. The exercise by Secured Party of any one or more of the rights, powers and remedies herein shall not be construed as a

waiver of any other rights, powers and remedies, including, without limitation, any other rights of set-off. If any of the Obligations are given in renewal, extension for any period or rearrangement, or applied toward the payment of debt secured by any lien, Secured Party shall be, and is hereby, subrogated to all the rights, titles, interests and liens securing the debt so renewed, extended, rearranged or paid.

Section 5.03 Disclaimer of Certain Duties.

(a) The powers conferred upon Secured Party by this Agreement are to protect Secured Party's interest in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers. The Pledgor hereby agrees that Secured Party shall not be liable for, nor shall the Obligations be diminished by, Secured Party's delay or failure to collect upon, foreclose, sell, take possession of or otherwise obtain value for the Collateral.

(b) Secured Party shall not be under any duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Obligations, or to take any steps necessary to preserve any rights against any Obligor or other Person and Pledgor hereby waives all of the foregoing. Pledgor waives any right of marshaling in respect of any and all Collateral, any right to require Secured Party to proceed against any Obligor or other Person, any right to exhaust any Collateral or any right to enforce any other remedy which Secured Party now has or may hereafter have against any Obligor or other Person.

Section 5.04 Record Ownership of Securities. If an Event of Default exists, Secured Party at any time following disposition of the Collateral pursuant to a public or private sale in accordance with law, may have any Collateral that is Pledged Securities and that is in the possession of Secured Party, or its nominee or nominees, registered in its name, or in the name of its nominee or nominees, as Secured Party; and, as to any Collateral that is Pledged Securities so registered, Secured Party shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies, powers of attorney, dividend coupons or orders, and other documents as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting rights and powers which it is entitled to exercise under this Agreement or to receive the dividends and other distributions and payments in respect of such Collateral that is Pledged Securities or proceeds thereof which it is authorized to receive and retain under this Agreement.

Section 5.05 Voting of Securities. As long as no Event of Default exists, Pledgor is entitled to exercise all voting rights pertaining to any Pledged Securities; provided, however, that no vote shall be cast or consent, waiver, or ratification given or action taken without the prior written consent of Secured Party which would (x) be inconsistent with or violate any provision of this Agreement or any other Loan Document or (y) amend, modify, or waive any term, provision or condition of any Organizational Document, or other agreement relating to, evidencing, providing for the issuance of, or securing any Collateral; and provided further that Pledgor shall give Secured Party at least five (5) business days' prior written notice in the form of an officers' certificate of the manner in which it intends to exercise, or the reasons for refraining from exercising, any voting or other consensual rights pertaining to the Collateral or any part thereof which might have a material adverse effect on the value of the Collateral or any part thereof. If an Event of Default exists and if Secured Party elects to exercise such right, the right to vote any Pledged Securities shall be vested exclusively in Secured Party. To this end, Pledgor hereby irrevocably constitutes and appoints Secured Party the proxy and attorney-in-fact of Pledgor, with full power of substitution, to vote, and to act with respect to, any and all Collateral that is Pledged Securities standing in the name of Pledgor or with respect to which Pledgor is entitled to vote and act, subject to the understanding that such proxy may not be exercised unless an Event of Default exists. The proxy herein granted is coupled with an interest, is irrevocable, and shall continue until the Obligations have been paid and performed in full.

Section 5.06 Modification of Obligations; Other Security. Pledgor waives (a) any and all notice of acceptance, creation, modification, rearrangement, renewal or extension for any period of any instrument executed by any Obligor in connection with the Obligations and (b) any defense of any Obligor by reason of disability, lack of authorization, cessation of the liability of any Obligor or for any other reason. Pledgor authorizes Secured Party, without notice or demand and without any reservation of rights against Pledgor and without affecting Pledgor's liability hereunder or on the Obligations, from time to time to (x) take and hold other property, other than the Collateral, as security for the Obligations, and exchange, enforce, waive and release any or all of the Collateral, (y) apply the Collateral in the manner permitted by this Agreement and (z) renew, extend for any period, accelerate, amend or modify, supplement, enforce, compromise, settle, waive or release the obligations of any Obligor or any instrument or agreement of such other Person with respect to any or all of the Obligations or Collateral.

ARTICLE VI

EVENTS OF DEFAULT

Section 6.01 Events of Default. As used herein, an "Event of Default" shall mean an "Event of Default" under the Debentures has been declared prior to the repayment of the Obligations or the occurrence of any of the Release Conditions, or (a) any representation or warranty by made or deemed made by Pledgor herein, or which is contained in any certificate, document or financial or other statement furnished by Pledgor at any time in connection with this Agreement, is incorrect in any material respect on or as of the date made or deemed made; (b) Pledgor fails to perform, observe or comply with any term, covenant or agreement contained in Sections 4.06, or (c) Pledgor fails to perform, observe or comply with any other term, covenant or agreement contained in this Agreement, and such failure shall continue unremedied for a period of thirty (30) days after the earlier of (i) the date upon which Pledgor knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to Pledgor by Secured Party.

Section 6.02 Remedies. Upon the occurrence and during the continuance of any Event of Default, Secured Party, at its option, shall, subject to Section 6.03 hereof, be entitled to exercise any one or more of the following remedies (all of which are cumulative):

(a) Secured Party, at its option, may declare the Obligations or any part thereof, immediately due and payable, without demand, notice of intention to accelerate, notice of acceleration, notice of nonpayment, presentment, protest, notice of dishonor, or any other notice whatsoever, all of which are hereby waived by Pledgor and any maker, endorser, guarantor, surety or other party liable in any capacity for any of the Obligations.

(b) Secured Party shall have all of the rights and remedies provided for in this Agreement or any other Loan Document, the rights and remedies under the Code, and any and all of the rights and remedies at law and equity, all of which shall be deemed cumulative. Without limiting the foregoing, Pledgor agrees that Secured Party shall have the right to (i) require Pledgor to assemble the Collateral and make it available to Secured Party at a place designated by Secured Party that is reasonably convenient to both parties, which Pledgor agrees to do; (ii) take possession of the Collateral, with or without process of law, and, in this connection, enter any premises where the Collateral is located to remove same, to render it unusable, or to dispose of same on such premises; (iii) sell, lease or otherwise dispose of the Collateral, by public or private proceedings in accordance with law, for cash or credit, without assumption of credit risk; and/or (iv) whether before or after default, collect and receipt for, compound, compromise, and settle, and give releases, discharges and acquittances with respect to, any and all amounts owed by any person or entity with respect to the Collateral. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will send Pledgor reasonable notice of the time and place of any public or private sale or of the

time after which any private sale or other disposition will be made. Any requirement of reasonable notice to Pledgor shall be met if such notice is mailed, postage prepaid, to Pledgor at the address of Pledgor designated on the signature page of this Agreement, at least ten (10) days before the day of any public sale or at least ten (10) days before the time after which any private sale or other disposition will be made.

(c) Pledgor shall be liable, to the extent of the Collateral and any proceeds therefrom but not personally, for and agrees to pay the reasonable expenses incurred by Secured Party in enforcing its rights and remedies, in retaking, holding, testing, repairing, improving, selling, leasing or disposing of the Collateral, or like expenses, including, without limitation, attorneys' fees and legal expenses incurred by Secured Party. These expenses, which Pledgor agrees to pay, shall constitute additional Obligations and shall be secured by and entitled to the benefits of this Agreement.

(d) Proceeds received by Secured Party from disposition of the Collateral shall be applied toward Secured Party's expenses and other Obligations in such order or manner as Secured Party may elect. Pledgor shall be entitled to any surplus if one results after lawful application of the proceeds. Pledgor shall remain liable for any deficiency.

(e) The rights and remedies of Secured Party are cumulative and the exercise of any one or more of the rights or remedies shall not be deemed an election of rights or remedies or a waiver of any other right or remedy. Secured Party may remedy any Event of Default and may waive any Event of Default without waiving the Event of Default remedied or without waiving any other prior or subsequent Event of Default.

Section 6.03 Sale of Pledged Securities.

(a) Pledgor agrees that, because of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder (collectively, the "Securities Act"), or any other laws or regulations, and for other reasons, there may be legal or practical restrictions or limitations affecting Secured Party in any attempts to dispose of certain portions of the Pledged Securities and for the enforcement of its rights. For these reasons, Secured Party is hereby authorized by Pledgor, but not obligated, upon the occurrence and during the continuation of an Event of Default, to sell all or any part of the Pledged Securities at private sale; provided, in all such events, that Secured Party provides Pledgor with at least 10 days' prior notice of the proposed sale; provided further, that if Pledgor provides a substitute purchaser for the Pledged Collateral in an amount equal to $1,500,00, plus all Reimbursable Expenses, in cash then Pledgor shall be permitted to require that such purchase go forward. Any private sale shall be subject to investment letter or in any other manner which will not require the Pledged Securities, or any part thereof, to be registered in accordance with the Securities Act or any other laws or regulations, at a reasonable price at such private sale or other distribution in the manner mentioned above. Pledgor understands that Secured Party may in its discretion approach a limited number of potential purchasers and that a sale under such circumstances may yield a lower price for the Pledged Securities, or any part thereof, than would otherwise be obtainable if such Collateral were either afforded to a larger number or potential purchasers, registered under the Securities Act, or sold in the open market. Pledgor agrees that any such private sale made under this Section 6.03(a) shall be deemed to have been made in a commercially reasonable manner, and that Secured Party has no obligation to delay the sale of any Pledged Securities to permit the issuer thereof to register it for public or private sale under any applicable federal or state securities laws.

(b) Secured Party is authorized, in connection with any such sale, (i) to restrict the prospective bidders on or purchasers of any of the Pledged Securities to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own

account for investment and not with a view to the distribution or sale of any of such Pledged Securities, and (ii) to impose such other limitations or conditions in connection with any such sale as Secured Party reasonably deems necessary in order to comply with applicable law. Pledgor covenants and agrees that it will execute and deliver such documents and take such other action as Secured Party reasonably deems necessary in order that any such sale may be made in compliance with applicable law. Upon any such sale Secured Party shall have the right to deliver, assign, and transfer to the purchaser thereof the Pledged Securities so sold. Each purchaser at any such sale shall hold the Pledged Securities so sold absolutely free from any claim or right of Pledgor of whatsoever kind, including any equity or right of redemption of Pledgor. Pledgor, to the extent permitted by applicable law, hereby specifically waives all rights of redemption, stay, or appraisal which it has or may have under any law now existing or hereafter enacted.

(c) Pledgor agrees that ten (10) days' written notice from Secured Party to Pledgor of Secured Party's intention to make any such public or private sale or sale at a broker's board or on a securities exchange shall constitute reasonable notice under the Code. Such notice shall (i) in case of a public sale, state the time and place fixed for such sale, (ii) in case of sale at a broker's board or on a securities exchange, state the board or exchange at which such a sale is to be made and the day on which the Pledged Securities, or the portion thereof so being sold, will first be offered for sale at such board or exchange, and (iii) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. At any such sale, the Pledged Securities may be sold in one lot as an entirety or in separate parcels, as Secured Party may reasonably determine. Secured Party shall not be obligated to make any such sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned.

(d) In case of any sale of all or any part of the Pledged Securities on credit or for future delivery, the Pledged Securities so sold may be retained by Secured Party until the selling price is paid by the purchaser thereof, but Secured Party shall not incur any liability in case of the failure of such purchaser to take up and pay for the Pledged Securities so sold and in case of any such failure, such Pledged Securities may again be sold upon like notice. Secured Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Pledged Securities, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

(e) Without limiting the foregoing, or imposing upon Secured Party any obligations or duties not required by applicable law, Pledgor acknowledges and agrees that, in foreclosing upon any of the Pledged Securities, or exercising any other rights or remedies provided Secured Party hereunder or under applicable law, Secured Party may, but shall not be required to, (i) qualify or restrict prospective purchasers of the Pledged Securities by requiring evidence of sophistication or creditworthiness, and requiring the execution and delivery of confidentiality agreements or other documents and agreements as a condition to such prospective purchasers' receipt of information regarding the Pledged Securities or participation in any public or private foreclosure sale process, (ii) provide to prospective purchasers business and financial information regarding Pledgor or the Issuer available in the files of Secured Party at the time of commencing the foreclosure process, without the requirement that Secured Party obtain, or seek to obtain, any updated business or financial information or verify, or certify to prospective purchasers, the accuracy of any such business or financial information, or (iii) offer for sale and sell the Pledged Securities with, or without, first employing an appraiser, investment banker, or broker with respect to the evaluation of the Pledged Securities, the solicitation of purchasers for Pledged Securities, or the manner of sale of Pledged Securities.

(f) In the event of a public or private sale of the Collateral, should Secured Party subsequently recoup from Issuer and/or other sources the full amount of the Obligations then any amounts recouped by Secured Party in excess thereof, capped at the net proceeds following disposition of the Collateral by Secured Party, shall be paid over to Pledgor from such proceeds, to reimburse Pledgor for the loss of the Collateral pursuant to this Agreement.

Section 6.04 Attorney-in-Fact. Pledgor hereby irrevocably appoints Secured Party as Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of Pledgor or otherwise, from time to time in Secured Party's discretion upon the occurrence and during the continuance of an Event of Default, such appointment will be deemed to be coupled with an interest, but at Pledgor's cost and expense (limited to the value of the Collateral and without recourse to Pledgor) and without notice to Pledgor, to take any action and to execute any assignment, certificate, financing statement, notification, document or instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

Section 6.05 Reasonable Notice. If any applicable provision of any law requires Secured Party to give reasonable notice of any sale or disposition or other action, Pledgor hereby agrees that ten (10) days' prior written notice shall constitute reasonable notice thereof. Such notice, in the case of public sale, shall state the time and place fixed for such sale and, in the case of private sale, the time after which such sale is to be made.

Section 6.06 Non-judicial Enforcement. Secured Party may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law, Pledgor expressly waives any and all legal rights which might otherwise require Secured Party to enforce its rights by judicial process.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.01 Notices. Any notice required or permitted to be given under or in connection with this Agreement shall be given in accordance with the notice provisions of the Debentures.

Section 7.02 Amendments and Waivers. Secured Party's acceptance of partial or delinquent payments or any forbearance, failure or delay by Secured Party in exercising any right, power or remedy hereunder shall not be deemed a waiver of any obligation of Pledgor or any Obligor, or of any right, power or remedy of Secured Party, and no partial exercise of any right, power or remedy shall preclude any other or further exercise thereof. Secured Party may remedy any Event of Default hereunder or in connection with the Obligations without waiving the Event of Default so remedied. Pledgor hereby agrees that if Secured Party agrees to a waiver of any provision hereunder, or an exchange of or release of the Collateral, or the addition or release of any Obligor or other Person, any such action shall not constitute a waiver of any of Secured Party's other rights or of Pledgor's obligations hereunder. This Agreement may be amended only by an instrument in writing executed jointly by Pledgor and Secured Party and may be supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

Section 7.03 Copy as Financing Statement. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral is sufficient as a financing statement, and the same may be filed with any appropriate filing authority for the purpose of perfecting Secured Party's security interest in the Collateral without the requirement for Pledgor's signature thereon.

Section 7.04 Possession of Collateral. Secured Party shall be deemed to have possession of any Collateral in transit to it or set apart for it (or, in either case, any of its agents, affiliates or correspondents).

Section 7.05 Redelivery of Collateral. If any sale or transfer of Collateral by Secured Party results in full satisfaction of the Obligations, and after such sale or transfer and discharge there remains a surplus of proceeds, Secured Party will deliver to Pledgor such excess proceeds in a commercially reasonable time; provided, however, that so long as Secured Party acts in a commercially reasonable manner in delivering such proceeds to Pledgor, Secured Party shall not be liable for any interest, cost or expense in connection therewith.

Section 7.06 Governing Law; Submission to Jurisdiction.

(a) THIS AGREEMENT AND THE SECURITY INTEREST GRANTED HEREBY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT FEDERAL LAWS OF THE UNITED STATES OF AMERICA APPLY.

(b) EXCEPT TO THE EXTENT REQUIRED FOR THE EXERCISE OF THE REMEDIES PROVIDED HEREIN OR IN THE OTHER LOAN DOCUMENTS, PLEDGOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY LITIGATION (DEFINED BELOW) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS BROUGHT IN DISTRICT COURTS OF NEW YORK COUNTY, NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK.

(c) PLEDGOR HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH LITIGATION BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, TO PLEDGOR'S OFFICE. NOTHING HEREIN SHALL AFFECT THE RIGHTS OF SECURED PARTY TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST PLEDGOR IN ANY JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW. TO THE EXTENT THAT PLEDGOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, PLEDGOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. AS USED HEREIN, THE TERM "LITIGATION" MEANS ANY PROCEEDING, CLAIM, LAWSUIT OR INVESTIGATION (I) CONDUCTED OR THREATENED BY OR BEFORE ANY COURT OR GOVERNMENTAL DEPARTMENT, COMMISSION, BOARD, BUREAU, AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR OF ANY STATE, COMMONWEALTH, NATION, TERRITORY, POSSESSION, COUNTY, PARISH, OR MUNICIPALITY, WHETHER NOW OR HEREAFTER CONSTITUTED OR EXISTING, OR (II) PENDING BEFORE ANY PUBLIC OR PRIVATE ARBITRATION BOARD OR PANEL.

(d) PLEDGOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). PLEDGOR (I)

CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS UNDER THE LOAN DOCUMENTS.

Section 7.07 Additional Rights of Secured Party. Secured Party is expressly granted the following rights upon the occurrence of an Event of Default: (a) to receive Pledgor's share of all distributions and/or distributions in kind following dissolution of the Issuer and to hold the same in trust for the benefit of Pledgor as part of the Collateral and (b) to exercise voting rights as to any of the Collateral. All of the foregoing may be exercised by Secured Party without liability, except to account for property actually received by it and except for liability arising from Secured Party's gross negligence or willful misconduct.

Section 7.08 Continuing Security Agreement.

(a) Except as may be expressly applicable pursuant to Section 9.620 of the Code, as amended from time to time, no action taken or omission to act by Secured Party hereunder, including, without limitation, any action taken or inaction pursuant to Section 6.02, shall be deemed to constitute a retention of the Collateral in satisfaction of the Obligations or otherwise to be in full satisfaction of the Obligations, and the Obligations shall remain in full force and effect until Secured Party shall have applied payments (including, without limitation, collections from Collateral) towards the Obligations in the full amount then outstanding or until such subsequent time as is hereinafter provided in subsection (b) below.

(b) To the extent that any performance of or payments on the Obligations or proceeds of the Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent the Obligations so satisfied shall be revived and continue as if such performance had not occurred or such payment or proceeds had not been received by Secured Party, and Secured Party's security interests, rights, powers and remedies hereunder shall continue in full force and effect. In such event, this Agreement shall be automatically reinstated if it shall theretofore have been terminated pursuant to Section 7.09.

Section 7.09 Termination. The granting of a security interest hereunder and all of Secured Party's rights, powers and remedies in connection therewith shall remain in full force and effect until the earlier of: (i) the Obligations have been fully performed and Pledgor has complied with all covenants and agreements hereof.; or (ii) a Release Condition shall have occurred. Upon the complete performance of the Obligations and the compliance by Pledgor with all covenants and agreements hereof, or the occurrence of a Release Condition, Secured Party, at the written request and expense of Pledgor, will release, reassign and transfer the Collateral that Pledgor has provided to Pledgor and declare this Agreement to be of no further force or effect. Notwithstanding the foregoing, the reimbursement and indemnification provisions of Section 4.05 and the provisions of Section 7.08(b) shall survive the termination of this Agreement.

Section 7.10 Effectiveness. This Agreement becomes effective upon the execution hereof by Pledgor and delivery of the same to Secured Party, and it is not necessary for Secured Party to execute any acceptance hereof or otherwise signify or express its acceptance hereof.

Section 7.11 No Third Party Beneficiaries. This Agreement is intended for the sole and exclusive benefit of Secured Party and its respective successors and assigns, and shall not serve to confer

any rights or benefits in favor of any Person not a party hereto; and no other Person shall have any right to rely on this Agreement, or to derive any benefit herefrom. Pledgor shall not assign or transfer its rights, duties or obligations hereunder without the prior written consent of Secured Party. There are no third party beneficiaries to this Agreement and no other Person (other than the parties hereto, and their respective successors and assigns) shall be entitled to rely on or enforce this Agreement. Each and every right and remedy of Secured Party shall be cumulative and shall be in addition to any other right or remedy given hereunder or under any other Loan Document now or hereafter existing at law, in equity or by statute.

Section 7.12 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. A set of counterparts executed by all the parties hereto shall be lodged with Secured Party.

Section 7.13 Modification of $500,000 Note. By execution of a counterpart of this Agreement, as an inducement for Pledgor to execute this Agreement, the Company agrees that effective upon the initial closing of the issuance of at least $4,000,000 of Debentures and Pledgor's closing of this Agreement, the Company shall reduce the conversion price to Common Stock with respect to the $500,000 note issued by Company to Pledgor from $0.03 per share to $0.0175 per share and to reduce the exercise for the warrants issued in connection with the funding of such note from $0.04 per share to $0.0225 per share, and subject to the other pricing rights and protections contained in the warrants to be issued in connection with the minimum $4,000,000 financing to which this Agreement is a part.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

XECHEM INTERNATIONAL, INC.

By: ______________________________
Name: RAMESH C. PANDEY, PH.D.
Title: President, Chief Executive Officer

PLEDGOR:

____
MARJORIE CHASSMAN

445 W. 23rd Street, Apt. 16E
New York, NY 10011

AGREED TO AND ACCEPTED BY:

Issuer hereby acknowledges the terms and conditions of this Agreement, agree therewith, and agree to do all acts and things required to uphold the terms and conditions of this Agreement, and to refrain from doing all acts and things prohibited by the terms and conditions of this Agreement. Additionally, Issuer hereby agrees to comply with instructions by Secured Party without further consent by Pledgor.

XECHEM INTERNATIONAL, INC.

By: ______________________________
Name: RAMESH C. PANDEY, PH.D.
Title: President, Chief Executive Officer

1038283_6

EXHIBIT A
TO
PLEDGE AGREEMENT – MARJORIE CHASSMAN

LIST OF INVESTORS

Investors	Principal Amount

EXHIBIT B
TO
PLEDGE AGREEMENT – MARJORIE CHASSMAN

FORM OF CUSTODIAN AGREEMENT

EXHIBIT C
TO
PLEDGE AGREEMENT – MARJORIE CHASSMAN

NOTES

Type of Note	Amount	Date Issued	Date Due	Conversion Price
8% Convertible Promissory Note	$ 30,000	April 5, 2006	May 31, 2008	$0.005
8% Convertible Promissory Note	$ 200,000	June 5, 2006	May 31, 2008	$0.01
8% Convertible Promissory Note	$1,025,000	June 20, 2006	May 31, 2008	$0.015

EXHIBIT G

INTERCREDITOR AGREEMENT

EXHIBIT G

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (this "Agreement") is entered into as of April 4, 2007, by and among the investors set forth on the signature page hereto (each an "Investor" and collectively, the "Investors"), and is acknowledged, consented and agreed to by Dr. Ramesh Pandey ("Debtor"), and Xechem International, Inc., a Delaware corporation (the "Company").

WHEREAS, the Company has executed a certain 8% Senior Secured Convertible Debenture, of even date herewith, payable to the order of each of the Investors (each, a "Debenture," and collectively, the "Debentures"), each in the original principal amount set forth on Exhibit A attached hereto;

WHEREAS, the present and future obligations of the Company under the Debentures are secured by liens on and security interests in the Collateral (as defined below) owned by Debtor, created pursuant to the Pledge Agreement (as defined below); and

WHEREAS, the Investors are entering into this Agreement to establish their relative rights to exercise remedies with respect to such Collateral.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Debentures or the Pledge Agreement, as the case may be. As used in this Agreement:

"Collateral" means the "Collateral" as defined in the Pledge Agreement.

"Event of Default" means any "Event of Default" under any of the Loan Documents.

"Loan Documents" means, collectively, this Agreement, the Debentures and the Pledge Agreement (including, without limitation, the financing statements and other documents and agreements executed or delivered in connection therewith).

"Loan Parties" means, collectively, the Company and Debtor.

"Pledge Agreement" means that certain Pledge Agreement of even date herewith, by and among Debtor and the Investors, collectively, as the secured party.

"Required Investors" is defined in Section 3 hereof.

2. Cooperation. Each Investor agrees that:

(a) such Investor will from time to time promptly provide such information in its possession to the other Investors as may be reasonably requested by such other Investors for any purpose under the Loan Documents;

(b) such Investor will from time to time consult with the other Investors in good faith regarding the enforcement of its rights and remedies under the Loan

Documents with a view to recovering amounts due under the Loan Documents in an efficient and cost-effective manner; and

(c) if, after an Event of Default under any of the Loan Documents, such Investor gains access to the property, assets, or financial information of any of the Loan Parties pursuant to the exercise of its rights as a secured creditor of the Loan Parties, such Investor will provide reasonable access to the other Investors to the extent such Investor may legally do so.

3. Election to Pursue Remedies.

(a) No Investor shall be entitled to enforce any right arising out of any of the Loan Documents except as set forth herein. Each Investor hereby agrees that it will not accelerate any indebtedness or obligations owed to it under the Loan Documents (collectively, the "Obligations"), except upon a vote of Investors holding at least fifty percent (50%) of the outstanding principle balance of the loans evidenced by the Debentures (collectively, the "Required Investors"). Each Investor agrees that no Investor shall have any right individually to realize upon any liens granted under the Pledge Agreement or to otherwise enforce or exercise any remedy in respect thereof, it being understood and agreed that such remedies may be exercised only upon the vote of the Required Investors. Each Investor further agrees that it shall not individually institute any judicial action pertaining to the Loan Documents or the Collateral or exercise any other remedy pertaining to the Loan Documents or the Collateral, except upon a vote of Required Investors.

(b) No Investor shall take or direct the appropriate trustee or agent to take any and all actions provided for in the Loan Documents relating to the pursuit of remedies, including the foreclosure or disposition of Collateral, except upon a vote of the Required Investors.

(c) Upon the occurrence and during the continuance of any Event of Default, Investors shall (i) act together to pursue any remedy or remedies available to Investors at law or otherwise, as determined by the Required Investors, and (ii) vote on whether or not to pursue any such remedies, including whether or not to accelerate any of the Obligations and/or foreclose on or dispose of the Collateral. Required Investors must agree on specific actions to be taken pursuant to this Section 3.

(d) Upon the consent of the Required Investors, Investors may take or direct any action provided for in the Loan Documents or proceed to enforce, or direct the enforcement of, the rights or powers provided in the Loan Documents and under applicable law for the benefit of Investors and shall give such notice or direction or shall take such action or exercise such right or power hereunder or under any of the Loan Documents incidental thereto as shall be reasonably specified in such consent and consistent with the terms of the Loan Documents and this Agreement. Such action may include, without limitation, (i) the giving of any notice, approval, consent or waiver that may be called for under the Loan Documents, (ii) the requiring of the execution and delivery of additional Loan Documents, and (iii) employing agents or directing trustees in order to accomplish the actions requested.

4. Certain Enforcement. From and after any acceleration under any Debenture, and in any event prior to the seeking of the appointment of a receiver or receiver-manager or the filing a bankruptcy petition in respect of any of the Loan Parties, each Investor agrees to consult and cooperate with the other Investors in good faith regarding the enforcement of its rights and the rights of the other Investors with a view to recovering amounts due under the Loan Documents in an efficient and cost-effective manner.

5. Duty of Investors. No Investor shall be obligated to follow any instructions of the other Investors unless specifically required by this Agreement and in any event no Investor shall be required to do anything that conflicts with the provisions of this Agreement, any Loan Document, or any applicable law. Nothing in this Agreement shall impair the right of any Investor in its discretion to take any action to the extent that the consent of any other Investor is not required, or to the extent such action is not prohibited by the terms hereof or by the terms of this Agreement or the Loan Documents. No Investor shall have a duty to take or refrain from taking any action unless such action or inaction is explicitly required by the terms of this Agreement, any Loan Document or applicable law.

6. Overall Intent. It is the intention of Investors that each Investor shall share in any payments delivered by, and any amounts received in connection with the exercise of any remedies against, the Loan Parties on a pro rata basis among Investors. In furtherance of the foregoing, each Investor covenants and agrees that the priorities of their respective liens and security interests in the Collateral shall be equal and the Collateral shall secure the Obligations ratably in accordance with each Investors' pro rata share thereof. Said priority shall exist and be enforceable irrespective of the time or order of attachment or perfection of any lien or security interest or the time or order of filing of any financing statements or other documents. The lien priority provisions of this Agreement are for the benefit of and shall be enforceable directly by Investors. The term "pro rata" as used herein means, with respect to each Investor, the proportion determined by dividing (a) the outstanding principal amount of the Debenture executed by the Company and payable to the order of such Investor on or about the date hereof, by (b) the aggregate outstanding principal amount of all Debentures.

7. Payments Received By Investors. The Company shall make regularly scheduled payments of principal and interest to the Investors pursuant to the terms of the Debentures. The Company shall not make any prepayment in connection with any Debenture unless a prepayment is made on each Debenture on a pro rata basis. The Company and each Investor agree not to amend or otherwise modify any Debenture without the prior written consent of the Required Investors. The Company agrees that, with respect to payments on the Debentures, it will not prefer any Investor or group of Investors over any other Investor or group of Investors. If any Investor shall obtain payment of any Obligations from any of the Loan Parties through the exercise of any remedy or any other effort to collect amounts due from any of the Loan Parties after an Event of Default, then such Investor shall (a) promptly notify the other Investors, and (b) hold such amounts in trust for the benefit of all Investors.

8. Pro Rata Treatment. The arrangements contemplated by this Agreement shall apply notwithstanding the time of any demand, any Event of Default, or any acceleration under any Loan Document; the date of execution, delivery, attachment, perfection or registration of any lien or security interest, or the filing of any financing statement in connection therewith; the date of advance of any funds; the date of appointment of any receiver or receiver-manager or bankruptcy trustee or of taking any other enforcement proceedings; the date of obtaining any judgment; the date of notification in respect of any account payable; any provision of applicable

governmental rule of any governmental authority or any subdivision thereof; any defense, claim or any right not provided under this Agreement; or the terms of any agreement between any Investor and any of the Loan Parties under any other document or instrument between or among such parties, whether or not bankruptcy, receivership or insolvency proceedings shall at any time have been commenced.

9. Bankruptcy Preferences. If any payment actually received by any Investor is subsequently invalidated, declared to be fraudulent or preferential or set aside and is required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state, provincial or federal law, common law, or equitable cause, then each other Investor shall pay to such Investor and/or purchase participations upon demand in an amount equal to a ratable portion of such payment according to the aggregate amounts distributed to all Investors so that the ratable treatment contemplated hereunder is achieved.

10. Notice of Default. Each Investor shall notify the other Investors promptly after its giving of notice to the Loan Parties of the occurrence of a Event of Default.

11. Relationship Between Parties. Nothing in this Agreement may be construed to create a partnership or joint venture between any of the parties to this Agreement. No party to this Agreement has any implied duty under this Agreement to any other party to it.

12. Miscellaneous. Unless stated otherwise: (a) where appropriate (i) the singular number includes the plural and vice versa, and (ii) words of any gender include each other gender; (b) headings and captions may not be construed in interpreting provisions; (c) a communication to a party to this Agreement must be in writing (which may be a facsimile or fax transmission if a facsimile or fax number is stated for that party and if (without affecting the date the transmission was made) it is confirmed by delivery or mailing under to this provision) to be effective and is deemed given on the day actually delivered or, if mailed, on the third business day after it is properly, addressed to that party and deposited in the appropriate postal service, and, until changed by notice, the address (and facsimile or fax number, if any) for each party is stated beside its name on the signature page(s) of this Agreement; (d) THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, AND ITS PERFORMANCE ENFORCED, UNDER NEW YORK LAW AND APPLICABLE FEDERAL LAW; (e) if any part of this Agreement is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable; (f) if any party to this Agreement is required to employ an attorney or attorneys to enforce or defend its rights under this Agreement, the prevailing party may recover reasonable attorneys' fees; (g) this Agreement represents the final agreement between the parties about the subject matter of this Agreement and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties; (h) no change, waiver, termination, or discharge is valid unless in writing that is signed by the party against whom it is sought to be enforced; (i) except as set forth in Section 15 below, this Agreement may not be amended or modified without the prior written consent of all Investors who at such time hold Debentures (for avoidance of doubt, the consent of the Loan Parties shall not be required with respect to any such amendment or modification of this Agreement); (j) Investors agree that they shall not enter into any agreement in contravention of or conflicting with the purposes of this Agreement; and (k) this Agreement may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document.

13. Successors and Assigns. This Agreement binds all parties hereto, and inures to the benefit of Investors, and the respective successors and permitted assigns of each, and only those persons and entities may rely upon or raise any defense about this Agreement. No Investor shall assign its rights under the Loan Documents unless such assignee agrees in writing to be bound by this Agreement.

14. Termination. This Agreement shall terminate when all Obligations have been indefeasibly paid in full in cash in accordance with the terms of the Debentures.

15. Amendment by Required Investors. Notwithstanding anything to the contrary contained herein, upon notice to each Investor and the Loan Parties, this Agreement may be amended by the Required Investors to appoint an administrative agent to act on behalf of all Investors with such authority and power as may be determined by the Required Investors, from time to time, together with such other powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, each of the Investors agrees to (a) grant to the administrative agent a power of attorney to take any actions as are required or permitted by the Required Investors and such other actions as are reasonably incidental thereto, (b) allow for the reimbursement of the administrative agent by the Investors, on a pro rata basis, for fees and expenses incurred in connection with the performance of its duties as administrative agent, (c) release the administrative agent from actions taken or omitted to be taken by it in connection with its performance of its duties as administrative agent, except for its own gross negligence or willful misconduct, (d) indemnify the administrative agent for liabilities incurred by or asserted against the administrative agent relating to or arising out of the performance of its duties as administrative agent, this Agreement or the Loan Documents, (e) allow for the administrative agent to employ, and delegate to, agents selected by it to assist with the performance of its duties as administrative agent, and (f) provide for the resignation of the administrative agent and the appointment of a successor administrative agent. Such an amendment, if approved by the Required Investors, shall be binding on each Investor hereunder and the Loan Parties as if such amendment had been executed by each Investor and the Loan Parties, and the Loan Parties and each Investor hereby specifically consent and agree to such amendment.

**[REMAINDER OF PAGE INTENTIONALLY BLANK;
SIGNATURE PAGES TO FOLLOW]**

The undersigned hereby acknowledges having been advised of the right to seek independent opinion of counsel as to the validity and enforceability of this Intercreditor Agreement, including all transaction documents executed or to be executed in relation herewith.

EXECUTED as of the date first stated in this Agreement.

INVESTORS:

AGREED TO AND ACCEPTED BY:

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DR. RAMESH PANDEY

XECHEM INTERNATIONAL, INC., a Delaware limited liability company

By: ______________________________
Its: ______________________________

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[Signature]

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[Print Name]

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[Title]

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[Signature]

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[Print Name]

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[Title]

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[Signature]

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[Print Name]

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[Title]

1039385_2